As filed with the Securities and Exchange Commission on March 15, 2016

 Registration No. 333- 201513

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 Post-Effective Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iSHARES® S&P GSCI™ COMMODITY-INDEXED TRUST

(Exact name of registrant as specified in its charter)

Delaware	51-6573369
(State of Organization)	(I.R.S. Employer
Identification Number)

c/o iShares® Delaware Trust Sponsor LLC

400 Howard Street

San Francisco, CA 94105

Attn: Product Management Team

iShares® Research & Development

(415) 670-2000

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

iShares® Delaware Trust Sponsor LLC

400 Howard Street

San Francisco, CA 94105

Attn: Product Management Team

iShares® Research & Development

(415) 670-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew M. Faulkner, Esq.	Deepa Damre, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP	BlackRock Fund Advisors
Four Times Square	400 Howard Street
New York, NY 10036	San Francisco, CA 94105

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement, on a continuous basis and for a period in excess of 30 days from the initial date of effectiveness.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
iShares	3,100,000	$32.81	$101,711,000	$13,101.18 (1)
iShares	30,000,000	$19.29	$578,700,000	$67,244.94 (1)
iShares	91,300,000	$13.00	$1,186,900,000	$119,520.83 (1)
Total	124,400,000			$199,866.95
1	Previously paid.

EXPLANATORY NOTE

On March 11, 2016, iShares S&P GSCI Commodity-Indexed Trust filed Post-Effective Amendment No. 1 to its registration statement on Form S-3 (File No. 333-201513) (the “Registration Statement”) for the purpose, of among other things, including any information required to be included by the registrants that are no longer well-known seasoned issuers, as defined in Rule 405 under the Securities Act of 1933, as amended.  Effective on March 15, 2016, with the filing of its Annual Report on Form 10-K for the year ended December 31, 2015, the registrant was no longer a well-known seasoned issuer because the worldwide market value of its outstanding voting and non-voting common equity held by non-affiliates was less than $700 million as of the most recent determination date.

This Post-Effective Amendment No. 2 to the Registration Statement is being filed for the purpose of amending the Registration Statement to reflect that the registrant is no longer a well-known seasoned issuer, and to convert the Registration Statement to the proper submission type for a non-automatic registration statement.

PROSPECTUS

124,400,000 Shares

iShares® S&P GSCI™ Commodity-Indexed Trust

The iShares® S&P GSCI™ Commodity-Indexed Trust, or the “Trust,” is a Delaware statutory trust that issues units of beneficial interest, called “Shares,” representing fractional undivided beneficial interests in its net assets. The Trust’s assets consist of long positions in exchange-traded index futures contracts of various expirations, called “Index Futures,” on the S&P GSCI™ Excess Return Index, or the “S&P GSCI-ER,” together with “Collateral Assets” consisting of cash, U.S. Treasury securities or other short-term securities and similar securities that are eligible as margin deposits for those Index Futures positions. The Trust seeks to track the results of a fully collateralized investment in futures contracts on an index composed of a diversified group of commodities futures. The Trust seeks to track the investment returns of this index, the S&P GSCI Total Return Index, or the “Index,” before payment of the Trust’s expenses and liabilities.

The Shares are listed on NYSE Arca, Inc., or “NYSE Arca” under the symbol “GSG.” BlackRock Institutional Trust Company, N.A., (formerly known as Barclays Global Investors, N.A.) is the Trustee of the Trust. The Trust is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission, or “CFTC,” and is operated by its “Sponsor,” iShares® Delaware Trust Sponsor LLC, a commodity pool operator registered with the CFTC. BlackRock Fund Advisors or “BFA,” is an indirect subsidiary of BlackRock, Inc. that serves as the commodity trading advisor, or the “Advisor,” of the Trust and is registered with the CFTC. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 14. You could lose all or substantially all of your investment in the Shares.

•	The market price for the Shares could differ from the net		and its affiliates, the Trust’s clearing futures commission
	asset value per Share (“NAV”).		merchant and any other parties that transact in the Index
•	Past performance of the Index is not necessarily indicative		Futures or its underlying futures contracts and
	of its future results or the performance of the Shares.		commodities, on the other hand.
•	The price of the Shares is expected to fluctuate based on	•	The classes of assets in which the Trust invests, and
	the value of the Index and the prices of the futures		accordingly, the nature of an investment in the Shares, may
	contracts and commodities underlying the Index;		change from time to time.
	commodities markets have historically been volatile.	•	There are income tax risks associated with the offering.
•	The return on the Shares will not correlate precisely with	•	Investors in the Shares will annually receive an IRS
	the performance of the Index.		Schedule K-1, which reports their allocable share of the
•	The Trust is subject to fees and expenses that are payable		Trust’s items of income, gain, loss and deduction. Tax
	regardless of profitability.		information reporting on Schedule K-1 may be somewhat
•	There may be conflicts of interest between you, on the one		more complex than comparable reporting on IRS Form
	hand, and the Sponsor and its affiliates, the index sponsor		1099.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are not deposits or other obligations of BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank, are not guaranteed by BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

The Trust intends to offer Shares on a continuous basis. The Trust issues and redeems Shares only in one or more blocks of 50,000 Shares called Baskets. Only institutions that enter into an agreement with the Trust to become Authorized Participants may purchase or redeem Baskets, in exchange for Index Futures and Collateral Assets with an aggregate value equal to the NAV of the Shares being purchased or redeemed. Shareholders who are not Authorized Participants have no right to redeem their Shares. In order to liquidate their investment in the Shares, Shareholders who are not Authorized Participants must generally sell their Shares in the secondary market, assuming that demand for their Shares exists. The price obtained by the Shareholders for the Shares may be less than the NAV of those Shares.

Authorized Participants may offer to the public, from time to time, Shares from any Baskets they purchase from the Trust. Shares offered to the public by the Authorized Participants are offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on NYSE Arca, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants do not receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. Any Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission- or fee-based brokerage accounts.

The date of this prospectus is March 15, 2016.

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES, AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 13, 44-45 AND 49 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 13.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 14.

CERTAIN NOTICES

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN SELLING TO THE PUBLIC SHARES PURCHASED FROM THE TRUST. SEE “PLAN OF DISTRIBUTION.”

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC’S WEBSITE AT http://www.sec.gov.

FOR RESIDENTS OF THE UNITED KINGDOM:

THE TRUST MAY CONSTITUTE A COLLECTIVE INVESTMENT SCHEME AS DEFINED IN THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”). THE TRUST IS NOT AUTHORIZED OR OTHERWISE RECOGNIZED IN THE UNITED KINGDOM AND THEREFORE WOULD BE CHARACTERIZED AS AN UNREGULATED COLLECTIVE INVESTMENT SCHEME FOR THE PURPOSES OF THE FSMA. AS SUCH, THE ISSUE AND DISTRIBUTION OF THIS PROSPECTUS IN THE UNITED KINGDOM IS RESTRICTED BY LAW. IN ADDITION, THIS PROSPECTUS HAS NOT BEEN APPROVED BY A PERSON AUTHORIZED BY THE FINANCIAL CONDUCT AUTHORITY IN THE UNITED KINGDOM (AN “AUTHORIZED PERSON”) FOR THE PURPOSES OF SECTION 21(2)(B) OF THE FSMA. ACCORDINGLY, THIS PROSPECTUS CAN ONLY BE ISSUED OR DISTRIBUTED IN THE UNITED KINGDOM TO PERSONS WHO ARE “QUALIFIED INVESTORS” WITHIN THE MEANING OF ARTICLE 2(1)(E) OF EU DIRECTIVE 2003/71/EC (AS AMENDED): (1) BY AN AUTHORIZED PERSON (I) TO PERSONS WHO ARE INVESTMENT PROFESSIONALS HAVING PROFESSIONAL EXPERIENCE IN PARTICIPATING IN UNREGULATED SCHEMES (ONLY AS DEFINED IN ARTICLE 14(5) OF THE FSMA (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED) (THE “CIS ORDER”)), (II) TO PERSONS WHO ARE WITHIN ANY OF THE CATEGORIES OF PERSONS DESCRIBED IN ARTICLE 22 OF THE CIS ORDER (HIGH NET WORTH ENTITIES) OR (III) PERSONS WHO FALL WITHIN CATEGORIES OF INVESTORS SPECIFIED IN THE FINANCIAL CONDUCT AUTHORITY’S RULES AS TO WHOM THE TRUST MAY LAWFULLY BE PROMOTED; OR (2) IF SUCH PROMOTION IS NOT CARRIED OUT THROUGH AN AUTHORIZED PERSON, (I) TO PERSONS WHO ARE INVESTMENT PROFESSIONALS (AS DEFINED IN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), OR (II) TO PERSONS WHO ARE WITHIN ANY OF THE CATEGORIES OF PERSONS DESCRIBED IN ARTICLE 49(2)(A) TO (D) OF THE FINANCIAL PROMOTION ORDER (HIGH NET WORTH ENTITIES). ANY OTHER DISTRIBUTION OF THIS PROSPECTUS IN OR INTO THE UNITED KINGDOM IS UNAUTHORIZED. ANY PERSON ISSUING OR DISTRIBUTING THIS PROSPECTUS OR ANY PART OF IT MAY BE ACTING IN BREACH OF APPLICABLE LAW OR REGULATIONS AND ANY PERSONS RECEIVING THIS PROSPECTUS IN OR FROM THE UNITED KINGDOM IN CIRCUMSTANCES NOT FALLING WITHIN (1) OR (2) ABOVE MAY NOT RELY ON ITS CONTENTS. NO PART OF THIS PROSPECTUS SHOULD THEREFORE BE PUBLISHED, DISTRIBUTED OR OTHERWISE MADE AVAILABLE WITH UNRESTRICTED ACCESS IN ANY FORM IN THE UNITED KINGDOM.

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Other Information

“iShares” is a registered trademark of BlackRock Fund Advisors or its affiliates.

“GSCI” is a registered trademark and servicemark of Standard & Poor’s Financial Services LLC or “S&P”.

“S&P GSCI” is a trademark of S&P.

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You should rely only on the information contained in this prospectus or incorporated by reference herein. None of the Sponsor, the Trustee, the Delaware Trustee, the Trust or the Advisor has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the Sponsor, the Trustee, the Delaware Trustee, the Trust or the Advisor is making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, and refer to the annual, quarterly and current reports and other information filed with the Securities and Exchange Commission (available at www.sec.gov) for additional information, including possible updates to the information contained herein. See “Where You Can Find More Information; Incorporation of Certain Information by Reference” on page 84.

Certain defined terms used in this prospectus are set forth in the “Glossary” in the Statement of Additional Information attached hereto.

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PROSPECTUS SUMMARY

This summary highlights some of the information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the Shares. You should carefully read this entire prospectus, including “Risk Factors” starting on page 14, and “Where You Can Find More Information; Incorporation of Certain Information by Reference” on page 84 before making a decision to invest in the Shares. This prospectus is intended to be used beginning March 15, 2016.

Structure of the Trust

The iShares® S&P GSCI™ Commodity-Indexed Trust, or the “Trust,” was formed as a Delaware statutory trust on July 7, 2006. The Trust is governed under the terms of a Third Amended and Restated Trust Agreement, or the “Trust Agreement,” dated as of December 31, 2013, among iShares® Delaware Trust Sponsor LLC, as “Sponsor,” BlackRock Institutional Trust Company, N.A., as “Trustee,” and Wilmington Trust Company, as “Delaware Trustee.” The Trust intends to continuously offer units of beneficial interest in the Trust, or “Shares,” to the public but may suspend issuances of Shares at any time and has done so in the past due to restrictions on speculative position limits imposed by the designated contract market known as the “CME,” or the Chicago Mercantile Exchange, Inc. The Sponsor maintains a limited equity interest in the Trust in connection with its role as Tax Matters Partner of the Trust.

Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Trust. The Trust’s assets consist of long positions in exchange-traded index futures contracts of various expirations, called “Index Futures,” on the S&P GSCI™ Excess Return Index, or the “S&P GSCI-ER,” together with “Collateral Assets” consisting of cash, U.S. Treasury securities or other short-term securities and similar securities that are eligible as margin deposits for those Index Futures positions. The Trust seeks to track the results of a fully collateralized investment in futures contracts on an index composed of a diversified group of commodities futures. The Trust seeks to track the investment returns of the Index before payment of the Trust’s expenses and liabilities.

As of the date of this prospectus, the Index Futures held by the Trust are listed for trading by the CME, which is owned and operated by the CME Group, Inc., or the “CME Group,” and are scheduled to expire on June 2016. Subsequent Index Futures held by the Trust may have longer or shorter expirations, different terms, and may be listed on other futures exchanges, referred to as “Exchanges.” In order to collateralize its Index Futures positions and to reflect the U.S. Treasury component of the Index, the Trust also holds Collateral Assets, from which it posts margin to its clearing futures commission merchant, or its “Clearing FCM,” in an amount equal to the margin required by the CME, and transfer to its Clearing FCM any additional amounts that may be separately required by the Clearing FCM. As of the date of this prospectus, the Trust’s sole Clearing FCM is Goldman, Sachs & Co. Any Collateral Assets not required to be posted as margin with the Clearing FCM are held in the Trust’s accounts established at its “Trust Administrator,” which as of the date of this prospectus is State Street Bank and Trust Company.

The term of the Trust is perpetual, unless it is earlier dissolved under the circumstances described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution.” The principal offices of the Trust are located at 400 Howard Street, San Francisco, CA 94105, and the Trust’s telephone number is (415) 670-2000.

The Trust is a commodity pool as defined in the Commodity Exchange Act, as amended, or the “CEA,” and the regulations of the Commodity Futures Trading Commission, or the “CFTC.” The Trust is operated by the Sponsor, which is a commodity pool operator registered with the CFTC and is an indirect subsidiary of BlackRock, Inc. The current Sponsor, iShares® Delaware Trust Sponsor LLC, succeeded to this role via assignment from its sole member and manager, BlackRock Asset Management International Inc. (formerly known as Barclays Global Investors International, Inc.) BlackRock Institutional Trust Company, N.A. (formerly known as Barclays Global Investors, N.A.), an affiliate of the Sponsor, is the Trustee of the Trust. BlackRock Fund Advisors (formerly known as Barclays Global Fund Advisors), or “BFA,” an indirect subsidiary of BlackRock, Inc., serves as the commodity trading advisor, or the “Advisor,” of the Trust and is registered with the CFTC. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended, or the “Investment Company Act,” and is not required to register under the Investment Company Act.

The material terms of the agreements governing the Trust are discussed in greater detail under “Description of the Shares and the Trust Agreement.”

Creations and Redemptions

The Trust issues Shares only in one or more blocks of 50,000 Shares, called “Baskets,” in exchange for Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets) in the “Basket Amount.” The “Basket Amount” is the amount of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets), that an Authorized Participant must deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption. The Trust redeems Shares only in Baskets in exchange for Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets) in the Basket Amount. The Trust does not redeem individual Shares. The specific assets constituting the Basket Amount must have a value equal to the aggregate “NAV,” or net asset value per Share, of the Shares constituting a Basket, and such assets are determined by the Sponsor on each Business Day in accordance with the terms of the Trust Agreement.

The value of the assets to be included in the Basket Amounts for creations and redemptions is determined at the end of each Business Day based on the daily settlement value of the Index Futures and the value of the Collateral Assets, as calculated for purposes of determining NAV. The value of such assets must equal the NAV of the Shares constituting a Basket as determined for such Business Day, but any changes to NAV that may result from creation and redemption activity are not reflected in the NAV calculations for the Business Day on which they occur. Creation and redemption orders received prior to the order cut-off time (currently 2:40 p.m. (New York time)) are deemed to have been received on such Business Day, while orders received after the order cut-off time are deemed to have been received on the next Business Day. Subject to the approval of the Trustee, Baskets may be created for cash equal to the NAV of the Shares constituting a Basket as determined on the date the related creation order was received, plus the costs incurred by the Trust in establishing the corresponding Index Futures positions and acquiring the related Collateral Assets. Creation orders for Baskets paid for solely in cash that are received after 10:00 a.m. (New York time) will be deemed received as of the following Business Day. In each case, subject to the Trustee’s right to suspend or reject orders, creations and redemptions are deemed to occur on the Business Day on which they are received and are expected to settle the following Business Day by 11:00 a.m. (New York time). Information relating to the Basket Amounts and the assets constituting such Basket Amount is published by the Trustee on each Business Day after it has calculated the net asset value of the Trust for such Business Day at 4:00 p.m. (New York time).

Breakeven Point Per Unit of Initial Investment

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor during the first twelve months is 0.75% of the per Share price of $13.47 as of January 31, 2016 (or expressed as a dollar amount, $0.10 of the price of $13.47 per Share). Based on certain interest rate, expense and other assumptions, the estimated twelve-month breakeven point is 0.48% of the per Share price of $13.47 per Share as of January 31, 2016 (or expressed as a dollar amount, $0.07 of the price of $13.47 per Share). See “Breakeven Analysis” on page 13.

The Sponsor

The Sponsor of the Trust is iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company. The sole member and manager of the Sponsor is the predecessor sponsor of the Trust, BlackRock Asset Management International Inc., a Delaware corporation and an indirect subsidiary of BlackRock, Inc. The Sponsor’s primary business function in connection with the Trust is to direct the actions of the Trustee in the management of the Trust and to act as commodity pool operator of the Trust.

The Sponsor has been registered under the CEA as a commodity pool operator and has been a member of the National Futures Association, or the “NFA,” since June 2009. The Sponsor may also act, currently or in the future, as the sponsor for certain other investment vehicles.

The predecessor Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on NYSE Arca. The Sponsor has agreed under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Advisor and their respective agents, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs, (7) license fees and (8) legal expenses relating to the Trust of up to $100,000 annually.

In recognition of its paying these expenses, the Sponsor is entitled to an allocation that accrues daily at an annualized rate of up to 0.75% of the “Adjusted Net Asset Value” of the Trust, or its net asset value as calculated before deducting fees and expenses based on the value of the Trust’s assets, and is payable by the Trust monthly in arrears. That allocation to the Sponsor is referred to in this prospectus as the “Sponsor’s Fee,” and is subject to adjustment from time to time, except that the Sponsor’s Fee may not be adjusted to above 0.75% of the Adjusted Net Asset Value absent an amendment to the Trust Agreement and thirty days’ prior notice to registered holders of the Shares. For a description of how the net asset value of the Trust is calculated, see “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.”

The Sponsor is responsible for oversight and overall management of the Trust but has delegated day-to-day administration of the Trust to the Trustee under the Trust Agreement. The Sponsor may remove the Trustee and appoint a successor Trustee, if the Trustee ceases to meet certain objective requirements or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.

The principal office of the Sponsor is located at 400 Howard Street, San Francisco, CA 94105, and its telephone number is (415) 670-2000.

The Advisor

The Advisor is BlackRock Fund Advisors, a California corporation. The Advisor is the commodity trading advisor for the Trust and has discretionary authority to make all determinations with respect to the Trust’s assets, subject to specified limitations. The Advisor does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets. The Advisor has been registered as a commodity trading advisor under the CEA since April 5, 1993 and has been a member of the NFA since 1993. The Advisor may also act, currently or in the future, as the advisor for certain other investment vehicles.

The Advisor and the Trust may each terminate the Advisory Agreement at any time upon thirty days’ prior written notice. The Sponsor may terminate the Advisory Agreement in its discretion.

The Trustee

The Trustee is BlackRock Institutional Trust Company, N.A., a national banking association affiliated with the Sponsor. Subject to the Sponsor’s oversight, the Trustee is generally responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Sponsor with respect to the receipt and delivery of consideration transferred to, or by, the Trust in connection with each issuance and redemption of Baskets, and (3) calculating the net asset value of the Trust on each Business Day. Under the Trust Agreement, the Trustee may delegate all or a portion of its duties to any agent, and has delegated the bulk of the day-to-day responsibilities to the Trust Administrator, certain tax-related services to PricewaterhouseCoopers LLP, as “Tax Administrator,” and certain other administrative and record-keeping functions to its affiliates and other agents. The Tax Administrator and the Trust Administrator are not affiliated with the Sponsor or the Trustee.

The Shares are not deposits or other obligations of BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank, are not guaranteed by BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk. For a more detailed description of the role and responsibilities of the Trustee and the Trust Administrator, see “Description of the Shares and the Trust Agreement” and “The Trustee.”

The Trust Administrator

State Street Bank and Trust Company serves as the Trust Administrator, and has been delegated certain day-to-day administrative functions of the Trustee, including calculating the value of certain of the Trust’s assets, maintaining custody of Collateral Assets not posted as margin, transferring Collateral Assets in satisfaction of applicable margin requirements, and maintaining certain records and accounts. The Trust Administrator’s services are governed under a “Master Services Agreement,” dated as of April 21, 2011, as supplemented by related service modules, each between the Trust Administrator and the Trust. The Trust Administrator is exculpated and indemnified by the Trust under the terms of the Trust Agreement and the Master Services Agreement.

Under the applicable service modules, the Trust Administrator has agreed to provide its services for a term ending on May 15, 2018. In addition, the Trust Administrator may terminate its services for certain material breaches of the Master Services Agreement or for failure to pay fees within a specified grace period. The Trust may terminate the Master Services Agreement for cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Trust Administrator.

The Clearing FCM

Goldman, Sachs & Co. is the Clearing FCM through which the Trust will transact in Index Futures. The Trust’s Index Futures positions, together with related margin, are held at its accounts established at the Clearing FCM. The Trust’s relationship with its Clearing FCM is governed by a Futures and Options Account Agreement, or “FCM Agreement,” dated as of December 31, 2013, between the Trust and the Clearing FCM. The Clearing FCM is exculpated and indemnified by the Trust under the terms of the FCM Agreement.

The Delaware Trustee

Wilmington Trust Company a Delaware trust company, serves as the Delaware Trustee of the Trust. The Delaware Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Investment Objective

The Trust seeks to track the results of a fully collateralized investment in futures contracts on an index composed of a diversified group of commodities futures. The Trust seeks to track the investment results of the Index before fees and expenses of the Trust. The Trust holds long positions in Index Futures whose settlement value at expiration is determined based on the value of the S&P GSCI-ER at that time. The Trust also earns interest on its non-cash Collateral Assets.

The S&P GSCI-ER is calculated based on the same commodities that are included in the S&P GSCI™ Commodity Index, or the “S&P GSCI™,” which is a production-weighted index of the prices of a diversified group of futures contracts on physical commodities. The S&P GSCI™ is administered, calculated and published by the Index Sponsor, which is S&P Dow Jones Indices LLC, a subsidiary of The McGraw-Hill Companies. The S&P GSCI-ER reflects the return of an uncollateralized investment in the contracts comprising the S&P GSCI™, and in addition incorporates the economic effect of “rolling” the contracts included in the S&P GSCI™ as they near expiration. “Rolling” a futures contract means closing out a position in an expiring futures contract and establishing an equivalent position in a replacement futures contract on the same commodity.

The Index, in turn, reflects the return of the S&P GSCI-ER, together with the return on specified U.S. Treasury securities that are deemed to have been held to collateralize a hypothetical long position in the futures contracts comprising the S&P GSCI™. If the Index Sponsor ceases to maintain the Index, the Trust may seek investment results that correspond generally, but are not necessarily identical, to the performance of a fully-collateralized investment in a successor index or any other index that, in the opinion of the Sponsor, is reasonably similar to the Index.

The Index Sponsor was formed in 2012 and acquired the S&P GSCI™, S&P GSCI-ER and the Index from one of its affiliates, which had in turn acquired them from Goldman, Sachs & Co., the prior Index Sponsor, effective May 2007.

When establishing positions in Index Futures, the Advisor estimates as of the date of this prospectus that the Trust will be required to deposit initial margin with a value of approximately 3% to 10% of the value of each Index Futures position at the time it is established. These margin requirements are subject to change from time to time by the Exchange or the Clearing FCM. Margin requirements established by the Clearing FCM may exceed minimum levels established by the Exchange. On a daily basis, the Trust is obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of its Index Futures positions. If the daily settlement level causes the value of the Trust’s Index Futures positions to decrease, the Trust is required to post variation margin with the Clearing FCM. Conversely, if the daily settlement level causes the value of the Trust’s Index Futures positions to increase, the Trust’s account with the Clearing FCM receives variation margin in an amount equal to the increase.

Whenever Index Futures of different types or expirations are available for investment, the Sponsor determines, pursuant to the terms of the Trust Agreement, which Index Futures are to be transferred in connection with either the creation or redemption of Baskets. The Trust does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets.

The profit or loss on the Trust’s Index Futures positions should correlate with increases and decreases in the value of the S&P GSCI-ER, although this correlation is not expected to be exact. The return on the Index Futures, together with interest on the non-cash Collateral Assets, is expected to result in a total return that corresponds generally, but is not identical, to the Index. Differences between the returns on the Shares and the performance of the Index may be based on, among other factors, differences between the return on the Collateral Assets and the U.S. Treasury rate used to calculate the U.S. Treasury return component of the Index, timing differences, differences between the portion of the Trust’s assets invested in Index Futures versus the portion of the return of the Index contributed by the S&P GSCI-ER, differences between the settlement price of Index Futures and the closing level of the S&P GSCI-ER and the payment of expenses and liabilities by the Trust.

The Advisor acts as the commodity trading advisor for the Trust. The Advisor, on behalf of the Trust, is authorized to invest all of the Trust’s assets in long positions in Index Futures and in Collateral Assets in order to satisfy applicable margin requirements on those Index Futures positions. Any cash that the Trust accepts in connection with the creation of Shares is used to purchase additional Index Futures or Collateral Assets in an amount that the Advisor determines will enable the Trust to achieve investment results that correspond with the Index, before the payment of the Trust’s expenses and liabilities. The Advisor does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets.

The Shares are intended to constitute an alternative means for investors to achieve investment exposure to the performance of the Index. Although the Shares are not the exact equivalent of an investment in the underlying futures contracts and Treasury securities represented by the Index, the Shares are intended to provide investors with an alternative method of participating in the commodities market.

In addition, retail investors can gain exposure to the commodities underlying the Index by purchasing individual or small lots of Shares through traditional brokerage accounts, without being subject to the significantly higher minimum contract sizes required for directly establishing a position in the underlying commodities or futures contracts. The Shares are eligible for margin accounts.

Risk Factors

An investment in the Shares is speculative and includes, among others, the following risks. See “Risk Factors” starting on page 14 of this Prospectus:

•	The market price for the Shares could differ from the NAV.

•	Past performance of the Index is not necessarily indicative of its future results or the performance of the Shares.

•

The price of the Shares is expected to fluctuate based on the value of the Index and the prices of the futures contracts and commodities underlying the Index; commodities markets have historically been volatile.

•	The return on the Shares will not correlate precisely with the performance of the Index.

•	The Trust is subject to fees and expenses that are payable regardless of profitability.

•

There may be conflicts of interest between you, on the one hand, and the Sponsor and its affiliates, the Index Sponsor and its affiliates, the Clearing FCM and any other parties that transact in the Index Futures or its underlying futures contracts and commodities, on the other hand. See “Conflicts of Interest” below and on page 69, and “Risk Factors—Risk Factors Relating to Conflicts of Interest” starting on page 26.

•	The classes of assets in which the Trust invests, and accordingly, the nature of an investment in the Shares, may change from time to time.

•	There are income tax risks associated with the offering. See “Risk Factors–Risk Factors Relating to Taxes” on page 27 and “United States Federal Income Tax Consequences” on page 72.

•

Investors in the Shares will annually receive an IRS Schedule K-1, which reports their allocable share of the Trust’s items of income, gain, loss and deduction. Tax information reporting on Schedule K-1 may be somewhat more complex than comparable reporting on IRS Form 1099.

Conflicts of Interest

There may be conflicts of interest between the Shareholders and the Sponsor and its affiliates. These conflicts may arise because the Sponsor is affiliated with the Trustee and the Advisor. Because of these affiliations, the Sponsor has an incentive not to remove the Trustee or the Advisor. Conflicts may also result from the Sponsor’s substantial control over the business and activities of the Trust, such as the Sponsor’s authority to determine whether to make distributions to Shareholders, its oversight over NAV calculations and its rights relating to amending the Trust Agreement or dissolving the Trust. In addition, conflicts may arise in connection with trading activities relating to the Index Futures, index components or related instruments for the Sponsor’s or its affiliates’ proprietary accounts, customer accounts or other accounts under management, as well as in connection with research reports published by the Sponsor or its affiliates with respect to commodities markets. Additional conflicts of interest may exist between Shareholders, on the one hand, and the Clearing FCM and the Index Sponsor, on the other. For more information regarding these potential conflicts of interest, see “Conflicts of Interest” starting on page 69, and “Risk Factors—Risk Factors Relating to Conflicts of Interest” starting on page 26.

Certain U.S. Tax Consequences

The Trust is not treated as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust is not a taxable entity for U.S. federal income tax purposes and does not incur U.S. federal income tax liability. Instead, you will be taxed as a partner in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability, without regard to the amount of cash, if any, distributed to you. This may result in your recognizing “phantom income” (i.e., taxable income without corresponding cash from the Trust to satisfy your tax liability).

The Offering

Offering	The Shares represent units of fractional undivided beneficial interests in the net assets of the Trust.

Shares Registered Under Registration Statement	124,400,000 Shares.

Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets consist of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets). These proceeds are held by the Trust and are retained, invested in Collateral Assets or liquidated in order to rebalance or establish new positions in Index Futures or Collateral Assets until (1) withdrawn in connection with redemptions of Baskets or (2) liquidated to pay expenses and liabilities of the Trust (including applicable fees and margin payments) not assumed by the Sponsor.

Collateral Assets with a value equal to approximately 3% to 10% of the value of each Index Futures position are deposited with the Clearing FCM as initial margin at the time such Index Futures position is established. The remainder (and any variation margin received) are retained in the Trust’s accounts until transferred in connection with making variation margin payments, a Basket redemption or the liquidation of an Index Futures position.

Any remaining assets of the Trust that are not required to meet current margin requirements may be (1) held in cash in non-interest-bearing bank accounts to remain available to pay the expenses of the Trust and to serve as reserves, in the amounts deemed necessary by the Advisor, or (2) deposited with the Trust Administrator and invested in U.S. Treasury securities and other Collateral Assets. All interest income earned on the Trust’s investments will be retained for the benefit of the Trust. The Advisor expects that all entities that will hold or trade the Trust’s assets will be based in the U.S. and subject to U.S. regulations.

NYSE Arca Symbol	GSG

CUSIP	46428R107

Creation and Redemption

The Trust intends to issue and redeem Baskets on a continuous basis but is not required to do so. See “Suspension of Issuance, Transfers and Redemptions” below. Baskets are issued and redeemed only in block transactions of 50,000 Shares, in exchange for long positions in Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets) in the Basket Amount. Baskets may be created and redeemed only by Authorized Participants, who pay the Trustee a transaction fee. The Trust may include Index Futures of different types and expirations in the creation and redemption of Baskets. The value of the assets to be included in the Basket Amounts for creations and redemptions is determined at the end of each Business Day based on the daily settlement value of the Index Futures and the value of the Collateral Assets, as calculated for purposes of determining NAV. The value of such assets must equal the NAV of the Shares constituting a Basket as determined for such Business Day, but any changes to NAV that may result from creation and redemption activity are not reflected in the NAV calculations for the Business Day on which they occur.

Creation and redemption orders received after 2:40 p.m. (New York time) are not deemed to be received and the related creation or redemption is not deemed to occur until the following Business Day.

Subject to the approval of the Trustee, Baskets may be created or redeemed solely for cash, but the related creation or redemption orders will be deemed received as of the following Business Day unless received by 10:00 a.m. (New York time). Orders are expected to settle by 11:00 a.m. (New York time) on the Business Day following the Business Day on which such orders are deemed to be received, through block or “exchange for related positions,” or “EFRP,” transactions that are not executed through the Exchange’s central order book.

The Advisor expects that the transaction fee for Index Futures will average to approximately 0.05% of the Basket Amount in any given year, although the actual amount of the transaction fee may be more or less. The transaction fee is subject to change from time to time. With the approval of the Trustee, Baskets may be created and redeemed solely for cash, in which case the Authorized Participant is required to pay any additional issuance or redemption costs, including the costs incurred by the Trust in establishing or liquidating the corresponding Index Futures position and acquiring or disposing of the related Collateral Assets. See “Description of the Shares and the Trust Agreement” starting on page 46.

Authorized Participants	Baskets may be created and redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) be a Depository Trust Company or “DTC” Participant, (3) have entered into an Authorized Participant Agreement with the Trust, and (4) be in a position to transfer Index Futures and the required cash or other Collateral Assets to, and take delivery of these assets from, the Trustee through one or more accounts.

Suspension of Issuance, Transfers and Redemptions	The Trustee may suspend the delivery of Shares, registration of transfers of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or may refuse a particular deposit, transfer or withdrawal at any time, if the Trustee or the Sponsor determines that it is advisable to do so for any reason. See “Description of the Shares and the Trust Agreement—Requirements for Trustee Actions.” From August 24, 2009 to April 26, 2010, the Trust suspended the issuance of new Baskets.

The Index	The S&P GSCI™ Total Return Index. The Index reflects the value of the S&P GSCI-ER together with the return on specified U.S. Treasury securities that are deemed to have been held to collateralize a hypothetical long position in the futures contracts comprising the S&P GSCI-ER. The Index was formerly known as the GSCI® Total Return Index. See “The Index and the S&P GSCI-ER.”

S&P GSCI-ER	The S&P GSCI™ Excess Return Index. The S&P GSCI-ER is designed to reflect the positive or negative return over time resulting from an uncollateralized long position in the futures contracts comprising the S&P GSCI™. The S&P GSCI-ER is also designed to reflect the positive or negative returns that would be generated over time by rolling each underlying futures contract forward as it approaches expiration to the next expiring contract month. The S&P GSCI-ER is designed to be a measure of the performance over time of the market for its constituent commodities. The commodities represented in the S&P GSCI-ER are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The S&P GSCI-ER was formerly known as the GSCI® Excess Return Index. See “The Index and the S&P GSCI-ER.”

S&P GSCI™

The S&P GSCI™ Commodity Index. The S&P GSCI™ is comprised of futures contracts on physical commodities, with each commodity having a weighting determined by reference to world production statistics. The S&P GSCI™ was formerly known as the Goldman Sachs Commodity Index. For more information regarding the S&P GSCI™, see “The Index and the S&P GSCI-ER.”

Index Futures

The Trust seeks to achieve the portion of the return on the Shares corresponding to the S&P GSCI-ER through investments in Index Futures, which are exchange-traded futures contracts on the S&P GSCI-ER.

Index Futures are exchange-traded index futures contracts that provide for payment at their expiration based on the settlement value of the S&P GSCI-ER at that time. The Trust transacts in Index Futures through the Clearing FCM, currently Goldman, Sachs & Co., who executes the Trust’s Index Futures transactions on an Exchange, currently the CME.

When establishing positions in Index Futures, the Advisor estimates as of the date of this prospectus that the Trust will be required to deposit initial margin with a value of approximately 3% to 10% of the value of each Index Futures position at the time it is established. These margin requirements are subject to change from time to time by the Exchange or the Clearing FCM. Margin requirements established by the Clearing FCM may exceed minimum levels established by the Exchange. On a daily basis, the Trust is obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of its Index Futures positions. If the daily settlement level causes the value of the Trust’s Index Futures positions to decrease, the Trust is required to post variation margin with the Clearing FCM. Conversely, if the daily settlement level causes the value of the Trust’s Index Futures positions to increase, the Trust’s account with the Clearing FCM receives variation margin in an amount equal to the increase. The Trust’s obligation to make margin payments is satisfied from the cash or other Collateral Assets obtained by the Trust in connection with creations of Baskets.

For more information regarding the Index Futures, see “Futures Contracts on the S&P GSCI-ER.”

Collateral Assets

The Trust seeks to achieve the portion of the return on the Shares corresponding to the U.S. Treasury return of the Index through investments in Collateral Assets.

In connection with the creation of Shares, the Trust receives cash (or, in the discretion of the Sponsor, other Collateral Assets). Cash proceeds are invested in Collateral Assets, generally U.S. Treasury securities, and used to satisfy margin requirements applicable to the Trust’s Index Futures positions. Any Collateral Assets not held at the Clearing FCM to satisfy margin requirements are held by the Trust Administrator. The interest paid on these non-cash Collateral Assets, together with the performance of the Index Futures, is expected to produce a total return for the Shares that corresponds generally, but is not necessarily identical, to the performance of the Index, before the payment of expenses and liabilities of the Trust. Differences between the returns on the Shares and the performance of the Index may be based on, among other factors, differences between the return on the Collateral Assets and the U.S. Treasury rate used to calculate the U.S. Treasury return component of the Index, timing differences, differences between the portion of the Trust’s assets invested in Index Futures versus the portion of the return of the Index contributed by the S&P GSCI-ER, differences between the settlement price of Index Futures and the closing level of the S&P GSCI-ER and the payment of expenses and liabilities by the Trust. See “Futures Contracts on the S&P GSCI-ER.”

Net Asset Value

The Sponsor has the exclusive authority to determine the net asset value of the Trust and the NAV, which it has delegated to the Trustee under the Trust Agreement. The Trustee determines the net asset value of the Trust and the NAV as of 4:00 p.m. (New York time), on each Business Day on which NYSE Arca is open for regular trading. The Trustee makes the required calculations as soon as practicable after the close of trading on NYSE Arca.

The Trustee determines the NAV by dividing the net asset value of the Trust on a given day by the number of Shares outstanding at the time the calculation is made (taking into account orders for the creation or redemption of Shares received prior to the cut-off time on that day).

The net asset value of the Trust on any given day is obtained by subtracting the Trust’s accrued expenses and other liabilities on that day from the value of (1) the Trust’s Index Futures positions and Collateral Assets, (2) the interest earned on those assets by the Trust and (3) any other assets of the Trust, in each case as of the close of trading on that day.

The Trustee values the Trust’s assets as of any given day on the basis of that day’s settlement prices for each Index Futures contract as announced by the applicable Exchange, and the then-current market value of any other assets held by the Trust. If there is no announced settlement price for a particular Index Futures contract on a Business Day, the Trustee uses the most recently announced settlement price unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate as a basis for valuation. The value of the Trust’s positions in any particular Index Futures contract equals the product of (a) the number of such Index Futures owned by the Trust, (b) the settlement price of such Index Futures contract on the date of calculation and (c) the multiplier of such Index Futures contract. The Trustee has employed the Trust Administrator to make those determinations on its behalf.

The NAV for each Business Day on which NYSE Arca is open for regular trading is expected to be distributed through major market data vendors and is published online at http://www.ishares.com, or any successor thereto. The Trust updates the NAV as soon as practicable after each subsequent NAV is calculated. See “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.”

Voting Rights	The Shares do not have voting rights. Shareholders only have the limited rights described in “Description of the Shares and the Trust Agreement—Voting Rights.”

Distributions	Interest and distributions received by the Trust on its assets may be used to acquire additional Index Futures or Collateral Assets or, in the discretion of the Sponsor, distributed to Shareholders. The Trust is under no obligation to make periodic distributions to Shareholders.

Limitation of Liabilities	You cannot lose more than the value of your investment in the Shares. Under Delaware law, Shareholders’ liability is limited to the same extent as the liability of stockholders of a for-profit Delaware business corporation.

Amendments	The Sponsor and the Trustee may amend the Trust Agreement without the consent of any Shareholder, including to expand, limit or change the categories of assets by means of which the Trust seeks to achieve its investment objective, so long as the Sponsor provides thirty days’ notice to registered owners of Shares before the effectiveness of any amendment that imposes or increases fees or charges (other than the Sponsor’s Fee, to the extent it does not exceed 0.75% of the Adjusted Net Asset Value, and other than taxes and other governmental charges) or prejudices a substantial existing right of the Shareholders or similarly materially adversely affects any Shareholder.

Dissolution Events	The Trustee will dissolve the Trust if:

	•	The Trustee is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

	•	registered holders of at least 75% of the outstanding Shares notify the Trustee that they have elected to dissolve the Trust;

	•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•

the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;

•

the Sponsor determines to liquidate the Trust in accordance with the terms of the Trust Agreement, which provides that the Sponsor may liquidate the Trust at any time the Sponsor determines that liquidating the Trust is advisable. The Sponsor may, for example (but will not be obligated to), liquidate the Trust if, among other reasons, (1) legal, regulatory or market changes occur that would result, in the opinion of the Sponsor, in a decrease of investment opportunities available to meet the Trust’s investment objective, (2) the Index Sponsor ceases to maintain the Index and, in the opinion of the Sponsor, no successor or reasonably similar index is available, or (3) the value of the Trust is at a level at which continued operation of the Trust is not cost-efficient;

•

the Trust is treated as an association taxable as a corporation for U.S. federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or

	•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

After dissolution of the Trust, the Trustee will deliver Trust property, or the proceeds thereof, upon surrender and cancellation of the Shares and, ninety days after dissolution, may dispose of any remaining Trust property in a private or public sale, and hold the proceeds, uninvested and in a non-interest-bearing account, for the pro rata benefit of the Shareholders who have not surrendered their Shares for cancellation. See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

Clearance and Settlement	The Shares are issued only in book-entry form. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are DTC Participants, or indirectly through entities that are DTC Participants. See “The Securities Depository; Book-Entry-Only System; Global Security.”

Breakeven Analysis

The following table indicates the approximate percentage and dollar returns required for the value of an initial $13.47 investment in a Share to equal the amount originally invested twelve months after issuance.

The table, as presented, is only an approximation. The capitalization of the Trust may directly affect the amounts of one or more of these charges. The Sponsor’s Fee is calculated as a percentage of the Adjusted Net Asset Value of the Trust. Interest income and brokerage commissions and fees are expected to scale with the Trust’s holdings. As a result, these amounts may increase or decrease as the Trust’s net asset value increases or decreases. The table does not reflect the additional transaction fees and costs required for the creation and redemption of Baskets.

Expense(1)	$	%
Sponsor’s Fee(2)	$0.10	0.75%
Organization and Offering Expenses(3)	$0.00	0.00%
Trust Operating Expenses(3)	$0.00	0.00%
Brokerage Commissions and Fees(4)	$0.01	0.06%
Interest Income(5)	$(0.04)	(0.33)%
12-Month Break Even(6)	$0.07	0.48%

(1)

The foregoing breakeven analysis assumes that the Shares have a constant month-end net asset value. Calculations are based on $13.47 as the NAV, which was the net asset value as of the close of business on January 31, 2016. Dollar amounts are rounded to the nearest cent and percentages are rounded to two decimal places.

(2)

The Trust pays the Sponsor the Sponsor’s Fee, which accrues daily at an annualized rate of up to 0.75% of the Adjusted Net Asset Value of the Trust, payable by the Trust monthly in arrears. The Sponsor’s Fee is paid in consideration of the services provided by the Sponsor, including procuring the services of the Trust’s other service providers and its payment of certain related fees and expenses that would otherwise have been payable by the Trust.

(3)

The Sponsor is responsible for paying Trust Operating Expenses, which consist of the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Advisor and their respective agents, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs, (7) license fees and (8) legal expenses relating to the Trust of up to $100,000 annually. The Trust does not separately bear the costs of Trust Operating Expenses, although these costs are taken into consideration when calculating the Sponsor’s Fee. Additional information relating to Trust Operating Expenses may be found under “The Business of the Trust—Trust Expenses.”

(4)

The Trust is responsible for paying any applicable brokerage commissions and similar transaction fees out of its assets in connection with the roll of Index Futures held by the Trust. As of January 31, 2016, the Sponsor estimates that these brokerage commissions and transaction fees will equal approximately 0.06% of the net asset value of the Trust per year.

(5)	Interest income is currently estimated to be earned at an annual rate of 0.33%, which is based on the 13 week (3 month) U.S. Treasury discount rate as of January 31, 2016.
(6)

You may pay customary brokerage commissions in connection with purchases of Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the breakeven table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges. This breakeven analysis does not include fees charged in connection with the creation/redemption process, currently totaling $2.00 per Index Futures position multiplied by the number of Index Futures included in the Basket Amount for EFRP transactions, and $3.00 per Index Futures position multiplied by the number of Index Futures in the Basket Amount for cash orders, as such fees are only payable by Authorized Participants in creation and redemption transactions.

Summary Financial Condition

As of the close of business on January 31, 2016, the net asset value of the Trust was $676,139,209 and the NAV was $13.47.

RISK FACTORS

The Shares are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the Shares. Before making an investment decision, you should carefully consider the risks described below, as well as the other information included in this prospectus.

Risk Factors Relating to Commodities Markets

The value of the Shares depends on the value of Index Futures, which fluctuates based on the prices of commodity futures contracts reflected in the S&P GSCI-ER. These prices may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.

Because the price of the Shares depends on the value of the Index Futures held by the Trust, the value of the Shares fluctuates based on the prices of commodity futures contracts reflected in the S&P GSCI-ER. The value of the S&P GSCI-ER has been volatile at times during the past several years. Commodity prices are generally affected by, among other factors, the cost of producing, transporting and storing commodities, changes in consumer or commercial demand for commodities, the hedging and trading strategies of producers and consumers of commodities, speculative trading in commodities by commodity pools and other market participants, disruptions in commodity supply, weather, political and other global events, global economic factors and government intervention in or regulation of the commodity or commodity futures markets. These factors cannot be controlled by the Trust. Accordingly, the price of the Shares could change substantially and in a rapid and unpredictable manner. This exposes you to a potential loss on your investment in the Shares, regardless of the length of time you intend to hold your Shares.

The following events, among others, would generally result in a decline in the price of the Shares:

•

A significant increase in hedging activity by producers of the underlying commodities. Should producers of the commodities underlying the S&P GSCI-ER increase their hedging of their future production through forward sales or other short positions, this increased selling pressure could depress the price of one or more of the underlying commodities, which could adversely affect the price of the Shares.

•

A significant change in the attitude of speculators and investors toward the futures contracts or commodities underlying the S&P GSCI-ER. Should the speculative community take a negative view towards one or more of the underlying futures contracts or commodities, it could cause a decline in the price of the Index Futures, which may reduce the price of the Shares.

•

Significant reductions in the size of positions permitted to be owned by the Trust or others in Index Futures or in the futures contracts and/or commodities comprising the S&P GSCI-ER, for example, as a result of more restrictive position limits or position limit exemptions or more expansive position aggregation requirements, could reduce liquidity and depress the price of the S&P GSCI-ER and/or the underlying futures contracts or commodities, adversely affecting the value of your Shares.

Conversely, several factors could trigger a temporary increase in the price of the futures contracts or commodities underlying the S&P GSCI-ER and, consequently, the Index Futures. In that case, you could buy Shares at prices affected by the temporarily high commodity prices, and you could subsequently incur losses when the causes for the temporary increase disappear.

Historical performance of the Index and the S&P GSCI-ER is no guide to their future performance or to the performance of the Shares.

Past performance of the Index and the S&P GSCI-ER is not necessarily indicative of their future performance or of the performance of the Shares. There can be no guarantee that the level of the Index or the S&P GSCI-ER will increase. You may lose some or all of your investment in the Shares.

Commodity futures trading may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related futures markets may adversely affect the value of your Shares.

The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity, congestion, disorderly markets, manipulation, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, technical and operational or system failures, nuclear accidents, terrorism, riots and acts of God. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, it is possible that no trades may be made at a different price. It is not certain how long any such price limits would remain in effect. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices, consequently affecting the value of the S&P GSCI-ER. Further, the Clearing FCM or its account holders may represent, directly or indirectly, a substantial portion of the short-side interest in the Index Futures market. The existence of such a limited number of market participants could cause or exacerbate temporary distortions, especially those distortions resulting from illiquidity.

Any of these circumstances could adversely affect the value of the Index Futures held by the Trust and, therefore, the value of your Shares. In addition, these circumstances could also limit trading in the Index Futures, which could affect the calculation of the NAV and the trading price of the Shares. Accordingly, these limits may result in a NAV that differs, and may differ significantly, from the NAV that would prevail in the absence of such limits. If Baskets are created or redeemed at a time when these price limits are in effect, the creation or redemption price will reflect the price limits as well.

In calculating the S&P GSCI-ER, if the relevant trading facility does not publish a settlement price as scheduled, or publishes a settlement price that, in the reasonable judgment of the Index Sponsor, is manifestly incorrect, the Index Sponsor may determine the settlement price in its reasonable judgment. In addition, if any day on which the Index Sponsor calculates the S&P GSCI-ER is a day on which a relevant trading facility for a contract on a commodity that underlies the S&P GSCI-ER is not open, then the Index Sponsor uses the settlement price for that contract as of the last day on which that trading facility was open. In these circumstances, the value of the Index Futures and the value of your Shares may be adversely affected.

During a period when commodity prices are fairly stationary, an absence of “backwardation” in the prices of the commodities included in the S&P GSCI-ER may cause the price of your Shares to decrease.

As the futures contracts that underlie the S&P GSCI-ER near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased in March may specify a June expiration. As that contract nears expiration, it may be replaced by selling the June contract and purchasing the contract expiring in September. This process is referred to as “rolling.” Historically, the prices of some futures contracts (generally those relating to commodities that are typically consumed immediately rather than stored) have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the earlier contract would take place at a price that is higher than the price at which the later contract is purchased, thereby allowing the contract holder to purchase a greater quantity of the later contract. While some of the contracts included in the S&P GSCI-ER have historically exhibited periods of backwardation, backwardation will likely not exist at all times. Moreover, some of the commodities reflected in the S&P GSCI-ER have historically exhibited characteristics typical of “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. The forward price of a commodity futures contract may also fluctuate between backwardation and contango.

The absence of backwardation or the existence of contango in the commodity markets could result in losses, which could adversely affect the value of the S&P GSCI-ER and, accordingly, decrease the value of your Shares. Moreover, because the Trust must pay certain ongoing fees and expenses, the value of the Shares may decrease even in periods where commodity prices are otherwise stationary.

Regulatory developments with respect to the futures and over-the-counter derivatives markets, and in particular, with respect to speculative trading in futures contracts and over-the-counter derivatives involving commodities and commodity indices, could adversely affect the value of your Shares.

In recent years, many bills have been introduced in the U.S. Congress targeting excessive speculation in commodities and commodity indices, including by institutional “index funds,” on regulated futures markets and in the over-the-counter or “OTC” derivatives markets. Many of these legislative proposals have not been enacted but could be in the future.

In 2010, Congress adopted some anti-speculative proposals in the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act.” These provisions of the Dodd-Frank Act have been interpreted by the CFTC to require the CFTC to expand its speculative position limits, as appropriate, to a wider range of listed futures and options on physical commodities (including certain energy, metals and agricultural products) as well as to economically equivalent swaps while significantly narrowing the bona fide hedging exemptions to a narrower category of commercial market participants and physical hedging strategies.

Pursuant to the provisions of the Dodd-Frank Act described above, the CFTC proposed regulations in November 2013, referred to in this prospectus as the “Proposed Position Limits Rules,” that impose new federal position limits on futures and options on a subset of “reference contracts” consisting of contracts on energy, metal, and agricultural commodities and economically equivalent swaps. In September 2015, the CFTC re-proposed certain provisions of the Proposed Position Limits Rules affecting changes to position aggregation requirements.

The Proposed Position Limits Rules would include as reference contracts a number of the futures contracts included in the S&P GSCI-ER, and as of the date of this prospectus such contracts represent a substantial portion of the weight of the S&P GSCI-ER. Consequently, if the Proposed Position Limits Rules are adopted as proposed, the maximum positions that market participants can hold in the reference contracts that underlie the S&P GSCI-ER may be limited, which could reduce the liquidity of such reference contracts and adversely affect the performance of the S&P GSCI-ER and the value of your Shares. Moreover, because the relative weights of the commodities in the S&P GSCI-ER are largely determined based on the trading volume of the futures contracts designated for such commodities, a reduction in the trading volume of such futures contracts could significantly alter the weights of the futures contracts underlying the S&P GSCI-ER, which could have further adverse effects on the level of the S&P GSCI-ER and the value of your Shares.

The Proposed Position Limits Rules would also expand the circumstances requiring persons to aggregate reference contracts that are owned or controlled by such persons. Specifically, the Proposed Position Limits Rules would require a person holding positions in multiple commodity pools with substantially identical trading strategies to aggregate the pools’ positions in reference contracts with other positions in reference contracts held or controlled by such person. Although Index Futures are not among the reference contracts identified in the Proposed Position Limits Rules, if federal position limits are extended to Index Futures or if the Exchange adopts similar aggregation rules, some participants in the market for Index Futures may be encumbered in trying to hedge their exposure, which could reduce liquidity in such Index Futures and the futures contracts and commodities underlying the S&P GSCI-ER and adversely affect the value of the Shares.

The Proposed Position Limits Rules would also narrow the existing bona fide hedge exemption for reference contracts. If adopted as proposed, this narrow definition may affect the hedging and investing activities of participants in the markets for the Index Futures and the futures contracts and commodities underlying the S&P GSCI-ER, which in turn could reduce the liquidity and adversely affect the pricing of the Index Futures and such futures contracts and commodities. Any of these effects could increase volatility in and otherwise adversely affect the price of the Shares. Since publication, the CFTC has re-opened the public comment period on the Proposed Position Limits Rules several times before the comment period last closed on March 30, 2015. The CFTC specifically solicited, among other things, comments on issues affecting position limits for physical commodity derivatives that could directly affect the value of the Trust’s position in Index Futures going forward.

In addition to, or in lieu of, the Proposed Position Limits Rules, the CFTC could propose other rules that may lower the applicable position limits, apply position limits to a broader range of contracts (including commodity index contracts such as the Index Futures) or further restrict position limit exemptions. If any of these actions is taken, such measures could further reduce the size of positions that the Trust and other investors could hold directly in Index Futures and the underlying futures contracts and commodities, with potential reductions in liquidity and adverse effects on the pricing of Index Futures. See also “—The value of the Shares depends on the value of Index Futures, which fluctuates based on the prices of commodity futures contracts reflected in the S&P GSCI-ER. These prices may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.”

From August 24, 2009 to April 26, 2010, the Trust suspended the issuance of new Baskets because it could not invest the proceeds of such issuances in additional Index Futures positions due to restrictions on speculative position limits imposed by the CME.

Certain other rules proposed pursuant to the Dodd-Frank Act also may have an impact on the Trust and the value and continued availability of the Shares. On December 22, 2010, the CFTC proposed rules, referred to in this prospectus as the “DCM Proposed Rules,” that would require that at least 85% of the total volume of any contract listed on a “designated contract market,” or “DCM,” including the Index Futures, be executed through the central order book, rather than as a block transaction or other non-competitively executed transaction. Contracts that do not meet the 85% threshold would be required to be delisted by the DCM and, if a swap, transferred to a swap execution facility or also be liquidated. Generally, the Trust’s transactions in Index Futures are expected to be executed through block or “exchange for related positions” or “EFRP” transactions that are not executed through the applicable Exchange’s central order book. While subject to revision by the CFTC in response to public comment, this provision of the DCM Proposed Rules could, if adopted as proposed, significantly and adversely affect the availability, liquidity and price of Index Futures, as well as futures contracts currently included or which may in the future be included in the S&P GSCI-ER, and could inhibit the Trust’s ability to redeem and offer Shares, which in turn could adversely affect the value and continued availability of the Shares.

The CFTC has adopted rules regarding the risk management practices of clearing members, referred to in this prospectus as the “FCM Rules,” most of which became effective on June 1, 2013. The FCM Rules require the Trust’s Clearing FCM to establish, and periodically reevaluate, risk-based limits on position and order size, amongst other measures. The FCM Rules may lead the Trust’s Clearing FCM to reduce its internal limits on the size of the Index Futures positions it will execute or clear for the Trust, reducing the Trust’s and other market participants’ ability to transact in Index Futures, and potentially adversely affecting the price of Shares. In the event that the Clearing FCM does reduce its internal limits on the size of Index Futures positions, the Trust may deem it feasible to use additional clearing FCMs. If this happens, it could substantially increase the costs of clearing for the Trust.

Other regulatory measures under the Dodd-Frank Act could increase the costs of the Trust, result in significant direct limitations on the maximum permitted size of the Trust’s futures positions, or affect liquidity in the market for the Index Futures or the underlying futures contracts, as well as the correlation between the price of the Shares and the net asset value of the Trust. Any such measures could adversely affect the value of your Shares.

Risk Factors Relating to Index Futures and the S&P GSCI-ER

The trading of various Index Futures presents risks unrelated to the S&P GSCI-ER that could adversely affect the value of your Shares.

Although Index Futures are based on the S&P GSCI-ER, the value of the Index Futures could be affected by factors that do not directly affect the S&P GSCI-ER and accordingly, the value of the Index Futures and the level of the S&P GSCI-ER may vary from each other. The activities of market participants in trading Index Futures, or in trading other instruments related to the S&P GSCI-ER, could affect the value of the Index Futures independent of any change in the S&P GSCI-ER and adversely affect the correlation between the value of the Index Futures and the level of the S&P GSCI-ER.

The prices of the various Index Futures are expected to reflect supply and demand in the market for such Index Futures, which in turn may reflect market expectations at any given time about prospective changes in the level of the S&P GSCI-ER and other market conditions. In this way, trading in the market for an Index Futures position might cause a divergence between the price of such Index Futures position and the level of the S&P GSCI-ER. Similarly, actions by the applicable Exchange with respect to Index Futures, such as the imposition of trading or price limits, could adversely affect this correlation. In these circumstances, it is possible that changes in the NAV, which is calculated based on the value of the Index Futures, will not adequately reflect changes in the level of the S&P GSCI-ER. In the event of market disruptions with respect to the Index Futures, such as a suspension of trading by the related Exchange as a result of market activity, systems or communications failures or other causes, the value of the Index Futures and the level of the S&P GSCI-ER could diverge, which could adversely affect the value of the Shares.

Although arbitrage activity by market participants is expected to have the effect of reducing or mitigating divergence between the value of the Index Futures and the level of the S&P GSCI-ER, such arbitrage activity may not fully offset any divergence at all times during which the Shares are outstanding. During any period the Trust is trading Index Futures of more than one type, differences in the settlement values of such Index Futures, to the extent not offset by arbitrage activity between such Index Futures may limit the expected benefits of, or otherwise adversely affect, arbitrage activity between the Shares and the Index Futures. In the event that any such divergence between the value of the Index Futures and the level of the S&P GSCI-ER exists from time to time, changes in the NAV, which is calculated based on the value of the Index Futures, may not adequately reflect changes in the level of the S&P GSCI-ER, which could adversely affect the value of the Shares. The impact of certain of these considerations may be heightened in cases where the Trust’s positions are concentrated in a particular Index Futures position or in cases where the Trust represents a substantial portion of the open interest in a particular Index Futures position.

In addition, other actions taken by an Exchange, including rule changes relating to clearing fees, margin requirements, or the minimum price fluctuations applicable to an Index Futures position, may result in economic, tax or other consequences to market participants that trade or hold Index Futures. Such actions may result in consequences that adversely affect Shareholders without necessarily affecting the correlation between the settlement price of the Index Futures and the level of the S&P GSCI-ER.

The S&P GSCI-ER may in the future include contracts that are not traded on regulated futures exchanges and that offer different or diminished protections to investors.

Currently, the S&P GSCI-ER is comprised exclusively of futures contracts traded on DCMs, or regulated futures exchanges. The S&P GSCI-ER may in the future include contracts (such as swaps and forward contracts) traded in the over-the-counter market or on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the CEA or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the S&P GSCI-ER may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Changes in the composition and valuation of the S&P GSCI-ER may adversely affect your Shares.

The composition of the S&P GSCI-ER may change over time as additional commodities satisfy the eligibility criteria or commodities currently included in the S&P GSCI-ER fail to satisfy those criteria. The weighting factors applied to each commodity included in the S&P GSCI-ER change annually, based on changes in commodity production statistics and changes in the trading volume of the related futures contracts. In addition, the Index Sponsor may modify the method for determining the composition and weighting of the S&P GSCI-ER and for calculating its value. A number of modifications to the methodology for determining the contracts to be included in the S&P GSCI-ER, and for valuing the S&P GSCI-ER, have been made in the past several years, and further modifications may be made. Such changes could adversely affect the value of your Shares. For more information about the methodology for determining the composition and weighting of the S&P GSCI-ER, see “The Index and the S&P GSCI-ER.”

A cessation of publication of the S&P GSCI-ER could materially and adversely affect the activities of the Trust.

The S&P GSCI-ER is administered, calculated and published by the Index Sponsor, which has the right to cease publication of the S&P GSCI-ER at its discretion at any time. Under the terms of its agreement with the CME, the Index Sponsor is required, if it ceases publication of the S&P GSCI-ER, to negotiate in good faith with the CME to permit the CME to continue to calculate the S&P GSCI-ER in order to permit Index Futures on the S&P GSCI-ER to continue to trade. However, even if the Index Sponsor satisfies its obligations under its agreement with the CME, the Sponsor may determine that, upon a cessation of publication of the S&P GSCI-ER, it is no longer advisable to invest in Index Futures and no other futures contract that reflects the performance of a successor or reasonably similar index presents an acceptable alternative investment, in which event the Trust may be liquidated.

Futures contracts (including the Index Futures) are not assets with intrinsic value.

Trading in futures transfers the risk of future price movements from one market participant to another. This means that for every gain, there is an equal and offsetting loss. Futures contracts themselves (including Index Futures) are not assets with intrinsic value, and simply reflect, in the case of cash-settled contracts, certain rights to payment or obligations to make payments to the other party to the contract, and in the case of physically-settled contracts, such as the futures contracts underlying the Index, an agreement to make or take delivery of a particular asset at a specified price. Accordingly, market participants taking the opposite side of the Trust’s Index Futures trades may believe that the price of such Index Futures will move against the Trust, and the Trust may be at an informational or other disadvantage relative to such market participants.

The Trust’s trading activity in Index Futures could expose it to additional risks.

In order for the Trust to achieve its investment objective on an ongoing basis, it is anticipated that existing positions in Index Futures will need to be closed out and new positions in Index Futures will need to be established from time to time. The Trust may further close out of existing positions and establish new positions in Index Futures from time to time, including new positions in earlier expiring Index Futures, which may allow it to reduce its concentration in any particular Index Futures position or to benefit from more liquid markets or otherwise beneficial market activity in Index Futures listed with different expirations or on different Exchanges. This activity is expected to cause the Trust to incur transaction costs, such as brokerage fees and commissions, and may cause the Shares to under-perform the Index. In particular, the prices obtained in connection with rolling Index Futures positions may be adversely affected by market conditions (including the possibility of market disruptions) and by the trading activities of other market participants, which may reflect market awareness of the Trust’s position in its Index Futures. For example, if other market participants are able to anticipate the timing of the Trust’s transactions, they may be able to execute transactions in advance of the Trust, which would allow these market participants to benefit from the transactions executed by the Trust but adversely affect the prices obtained by the Trust. In addition, if the Trust’s Index Futures positions represents a significant part of the open long interest in such Index Futures, as historically has been the case from time to time, other market participants may take this into account, with a potential adverse impact on the prices at which the Trust is able to execute such transactions. There can be no assurance that the Trust will be able to effect its transactions in a manner that will allow it to avoid these risks. The CME or another Exchange may cease to list other Index Futures that the Trust will be able to roll its positions into, and any Index Futures listed by an Exchange in the future may have terms that differ from those currently held by the Trust.

The liquidation of Index Futures could expose the Trust to the effects of temporary aberrations or distortions in the market, which could adversely affect the prices at which the Trust’s Index Futures positions are liquidated.

If the Trust liquidates positions in Index Futures in order to satisfy redemption requests or to pay expenses and liabilities, it does so by entering sell orders with its Clearing FCM for execution on the Exchange. The resulting sales serve to offset a portion of the Trust’s long positions in Index Futures. However, in entering sell orders, the Trust is subject to the risk that temporary aberrations or distortions will occur in the market at the time these sales are effected and that the prices received by the Trust on its sales could be adversely affected, thereby adversely affecting the value of the Shares. Such aberrations or distortions could occur as a result of trading activities by other market participants or actions taken by the Clearing FCM, an Exchange, other self-regulatory organizations or regulatory authorities, including the liquidation of the Trust’s Index Futures to satisfy applicable margin requirements. If the Trust’s Index Futures are liquidated at inopportune times or in a manner that causes a temporary market distortion, this may adversely affect the NAV and the value of your Shares.

The Clearing FCM or an Exchange’s clearing house could fail.

In the event of the bankruptcy of the Clearing FCM or an Exchange’s clearing house, the Trust could be exposed to a risk of loss with respect to its assets that are posted as margin. If such a bankruptcy were to occur, the Trust would be afforded the protections granted to customers of a futures commission merchant, or “FCM,” and participants to transactions cleared through a clearing house, under the United States Bankruptcy Code and applicable CFTC regulations. Such provisions generally provide for a pro rata distribution to customers of customer property held by the bankrupt FCM or an Exchange’s clearing house if the customer property held by the FCM or the Exchange’s clearing house is insufficient to satisfy all customer claims. In any case, there can be no assurance that these protections will be effective in allowing the Trust to recover all, or even any, of the amounts it has deposited as margin.

Bankruptcy of the Clearing FCM can be caused by, among other things, the default of one of the Clearing FCM’s customers. In this event, the Exchange’s clearing house is permitted to use the entire amount of margin posted by the Trust (as well as margin posted by other customers of the Clearing FCM) to cover the amounts owed by the bankrupt Clearing FCM. Consequently, the Trust could be unable to recover amounts due to it on its Index Futures positions, including assets posted as margin, and could sustain substantial losses, even if the level of the S&P GSCI-ER increases.

On January 13, 2014, new regulations became effective relating to enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. There can be no assurance that the implementation of these regulations will prevent losses to, or not materially adversely affect, the Trust or the Shareholders.

You have no recourse to the Index Sponsor.

You have no rights against the Index Sponsor or its successors.

The Shares are not sponsored, endorsed, sold or promoted by the Index Sponsor. The Index Sponsor makes no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the S&P GSCI™, the S&P GSCI-ER or the Index, including, without limitation, all sub-indices, to track the appropriate market performance. The Index Sponsor’s only relationship to the Sponsor, the Trustee, or the Trust is the licensing of certain trademarks, trade names of the Index Sponsor and the S&P GSCI™ and other intellectual property. The S&P GSCI™, the S&P GSCI-ER and the Index are determined and composed by the Index Sponsor and calculated by the Index Sponsor or its agents without regard to the Sponsor, the Trustee or the Trust. The Index Sponsor has no obligation to take the needs of the Sponsor, the Trustee, the Trust or the Shareholders into consideration in determining, composing or calculating the S&P GSCI™, the S&P GSCI-ER or the Index. The Index Sponsor is not responsible for and has not participated in the determination of the prices and the number of Shares or the timing of the issuance of sale of Shares or in the determination or calculation of the Basket Amount. The Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Shares.

The Index Sponsor does not guarantee the accuracy or the completeness of the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein, and the Index Sponsor disclaims any and all liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to the results to be obtained by the Trust, the Shareholders or any other person or entity from use of the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein. Without limiting any of the foregoing, the Index Sponsor expressly disclaims any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

Risk Factors Relating to the Trust

The returns on the Shares will not precisely correlate with the performance of the Index.

The value of and returns on the Shares are expected to reflect the value of and returns on the Trust’s underlying investments in Index Futures and the cash or other Collateral Assets used to collateralize the Index Futures positions. The returns on the Shares will not precisely correlate with the performance of the Index due to, among other factors, differences between the return on the Collateral Assets and the U.S. Treasury rate used to calculate the U.S. Treasury return component of the Index, timing differences, differences between the portion of the Trust’s assets invested in Index Futures versus the portion of the return of the Index contributed by the S&P GSCI-ER, differences between the settlement price of Index Futures and the closing level of the S&P GSCI-ER and the payment of expenses and liabilities by the Trust.

Because the Trust is a passive investment vehicle, the value of the Shares may be adversely affected by losses that, if it had been actively managed, might have been possible to avoid.

The Advisor manages the Trust’s assets in a manner that seeks to obtain returns that correspond generally, but are not necessarily identical, to the performance of the Index, before the payment of expenses and liabilities of the Trust. This means that the net asset value of the Trust and, consequently, the NAV are intended to generally track the Index when it is flat or declining, as well as when it is rising, and therefore, it is highly likely that the value of the Shares will be adversely affected by a decline in commodity futures prices reflected in the Index. The Advisor does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets, including making use of any of the hedging techniques available to professional commodity futures traders to attempt to reduce the risks of losses resulting from commodity price decreases.

Fees and expenses payable by the Trust are charged regardless of profitability and may result in a depletion of its assets.

The Trust is subject to the fees and expenses described in this prospectus, which are payable irrespective of profitability. These fees and expenses include an allocation to the Sponsor that accrues daily at an annualized rate of up to 0.75% of the Adjusted Net Asset Value of the Trust and is payable by the Trust monthly in arrears. The Sponsor’s Fee may be adjusted by the Sponsor in its discretion from time to time to any amount up to 0.75% of the Adjusted Net Asset Value of the Trust. The Sponsor’s Fee may not be adjusted to above 0.75% of the Adjusted Net Asset Value of the Trust absent an amendment to the Trust Agreement in accordance with its terms, and such an adjustment may only become effective thirty days after the Trustee has notified the registered holders of the amendment.

Interest earned on the assets posted as collateral is paid to the Trust and is used to pay the fixed fee to the Sponsor. A prolonged decline in interest rates could materially affect the amount of interest paid to the Trust. In the case of either an extraordinary expense and/or insufficient interest income to cover ordinary expenses, the Trust could be forced to liquidate its Index Futures positions to pay such expenses.

The Trust’s ability to operate is dependent on the Sponsor, the Trustee, the Advisor and certain other key service providers and other parties.

The Trust’s ability to operate and to achieve its investment objective is dependent on a number of parties, including:

•	the Sponsor, who exercises general oversight and authority over the Trust;

•	the Trustee, who is responsible for the day-to-day administration of the Trust;

•	the Trust Administrator, who provides certain administrative and custodial services to the Trust;

•	the Advisor, who exercises general oversight over the Trust’s investment activities;

•	the Clearing FCM, through which the Trust transacts in Index Futures and maintains its Index Futures positions;

•	the Exchange, through which the Trust’s Index Futures transactions clear and settle;

•	the Index Sponsor, who maintains the Index, and whose affiliates own the rights to the Index on which the Trust’s investment objective is based;

•

the Authorized Participants, whose creation and redemption activities allow Index Futures and Collateral Assets to be converted to Shares and vice versa, to help maintain the relationship between the Index and the Shares; and

•	the Tax Administrator, who provides tax reporting and tax administrative services.

Disruptions in the business of any of the foregoing parties or the termination of the Trust’s relationship with any of the foregoing parties could adversely affect the Trust’s operations. Shared ownership of a number of the foregoing parties may heighten this risk. The Sponsor, the Trustee and the Advisor are commonly controlled subsidiaries of BlackRock, Inc. The Clearing FCM and one of its affiliates are Authorized Participants. A number of the foregoing parties are publicly traded companies or subsidiaries of publicly traded companies, and a portion of their shares may be owned by one or more of the other foregoing parties.

The Trust is exposed to various operational risks.

The Trust is exposed to various operational risks, including human error, information technology failures and failure to comply with formal procedures intended to mitigate these risks, and is particularly dependent on electronic means of communicating, record-keeping and otherwise conducting business. In addition, the Trust generally exculpates, and in some cases indemnifies, its service providers and agents with respect to losses arising from unforeseen circumstances and events, which may include the interruption, suspension or restriction of trading on or the closure of NYSE Arca, an Exchange, or an exchange on which the futures contracts underlying the Index trade, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions or other circumstances beyond the control of the Trust or its service providers and agents. Accordingly, the Trust generally bears the risk of loss with respect to these unforeseen circumstances and events to the extent relating to the Trust or the Shares, which may limit or prevent the Trust from generating returns corresponding to those of the Index or otherwise expose it to loss.

Although it is generally expected that the Trust’s direct service providers and agents will have disaster recovery or similar programs or safeguards in place to mitigate the effect of such unforeseen circumstances and events, there can be no assurance that these safeguards are in place for all parties whose activities may affect the performance of the Trust, or that these safeguards, even if implemented, will be successful in preventing losses associated with such unforeseen circumstances and events. Nor can there be any assurance that the systems and applications on which the Trust relies will continue to operate as intended. In addition to potentially causing performance failures at, or direct losses to, the Trust, any such unforeseen circumstances and events or operational failures may further distract the service providers, agents or personnel on which the Trust relies, reducing their ability to conduct the activities on which the Trust is dependent. These risks cannot be fully mitigated or prevented, and further efforts or expenditures to do so may not be cost-effective, whether due to reduced benefits from implementing additional or redundant safeguards or due to increases in associated maintenance requirements and other expenses that may make it more costly for the Trust to operate in more typical circumstances.

The price you receive upon the sale of your Shares may be less than their NAV.

Shares may trade at, above or below their NAV. The NAV fluctuates with changes in the market value of the Trust’s assets. The trading price of Shares fluctuates in accordance with changes in the NAV, intraday changes in the value of the Index Futures and market supply and demand. The amount of the discount or premium in the trading price of the Shares relative to their NAV may be influenced by non-concurrent trading hours between NYSE Arca, the exchange on which the Shares trade, the Exchanges on which Index Futures trade, and the principal commodities markets on which the futures contracts in the S&P GSCI-ER trade. While the Shares are expected to trade on NYSE Arca until 4:00 p.m. (New York time), liquidity in the markets for the Index Futures and the futures contracts underlying the S&P GSCI-ER is expected to be reduced whenever the principal markets for those contracts are closed. As a result, trading spreads, and the resulting premium or discount on Shares, may widen during these “gaps” in market trading hours.

The Trust is not obligated to pay periodic distributions or dividends to Shareholders.

Interest or other income received with respect to the Trust’s assets may be used to acquire additional Index Futures or Collateral Assets or, in the discretion of the Sponsor, distributed to the Shareholders. The Trust is not obligated, however, to make any distributions to Shareholders at any time prior to the dissolution of the Trust and will not make any distributions to Shareholders upon dissolution of the Trust unless there are assets remaining following dissolution.

The Trust could be liquidated at a time when the disposition of its interests will result in losses to investors in Shares.

If, at any time, any of the events described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution” occurs, the Sponsor, the Trustee or, if applicable, the Shareholders may prompt the Trust’s dissolution. Upon dissolution of the Trust, the Trust will in most circumstances sell the Index Futures and securities held by it in the amount necessary to cover all expenses of liquidation and to pay any outstanding liabilities of the Trust. The remaining assets will be distributed among investors surrendering Shares. In the event the Trustee cannot distribute such assets proportionately among the Shareholders entitled thereto or if the Trustee determines that such distribution is not lawful or feasible, the Trustee may use any other method of distribution that it deems to be lawful, equitable and feasible, including the public or private sale of Trust assets and the distribution of the proceeds thereof. Any property remaining in the possession of the Trustee after ninety days may be sold by the Trustee, and the proceeds of the sale will be held by the Trustee until claimed by any remaining Shareholders.

In connection with any such liquidation, Trust property may be sold for prices that are less than the portion of the NAV attributable to such Trust property. Accordingly, the liquidation of Trust property may result in losses, or adversely affect your gains, on your investment in Shares.

The Sponsor has broad discretion to liquidate the Trust at any time.

The Trust Agreement provides the Sponsor with broad discretion to liquidate the Trust at any time the Sponsor determines that liquidation of the Trust is advisable. It cannot be predicted when or under what circumstances, if any, the Sponsor would use this discretion to liquidate the Trust. Any such liquidation may occur at a time when you are suffering a loss on your investment in the Shares and may upset the overall maturity and timing of your investment portfolio.

Shareholders with large holdings may choose to dissolve the Trust and thereby adversely affect your investment in the Shares.

Owners of 75% or more of the Shares have the power to dissolve the Trust. This power may be exercised by a relatively small number of holders. If it is so exercised, investors who wished to continue to invest in the performance of the Index through the vehicle of the Trust will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Trust. Moreover, such a dissolution may occur at a time when you are suffering a loss on your investment in the Shares and may upset the overall maturity and timing of your investment portfolio.

The Shares may not provide anticipated benefits of diversification from other asset classes.

Historically, the performance of physical commodity futures prices generally has not been correlated to the performance of financial asset classes, such as stocks and bonds. Non-correlation means that there is no statistically significant relationship, positive or negative, between the past performance of futures contracts on physical commodities, on the one hand, and stocks or bonds, on the other hand. Despite this lack of correlation, Shares cannot be expected to be automatically profitable during unfavorable periods for the stock or bond markets, or automatically unprofitable during favorable periods for the stock or bond markets. The commodity futures markets are fundamentally different from the securities markets in that for every gain in commodity futures trading, there is an equal and offsetting loss. The performance of the Shares may reflect positive or negative correlation to one or more financial asset classes, in which case any investment strategy relying on the absence of any such correlation may not be successful.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants or by the suspension of issuance, transfers or redemptions of Shares by the Trustee.

If one or more Authorized Participants withdraw from participation, it may become more difficult to create or redeem Baskets, which may reduce the liquidity of the Shares. If it becomes more difficult to create or redeem Baskets, the correlation between the price of the Shares and the NAV may be affected, which may affect the trading market for the Shares. Having fewer participants in the market for the Shares could also adversely affect the ability to arbitrage any price difference between the Index Futures and the Shares, which may affect the trading market and liquidity of the Shares.

In addition, the Trustee has the power to suspend the delivery of Shares, registration of transfers of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or to refuse a particular deposit, transfer or withdrawal at any time, if the Trustee or the Sponsor determines that it is advisable to do so for any reason. From August 24, 2009 to April 26, 2010, the Trust suspended the issuance of new Shares because the Trust could not invest the proceeds of new issuances in additional Index Futures positions due to restrictions on speculative position limits imposed by the CME. The liquidity of the Shares and the correlation between the value of the Shares and the level of the Index may be adversely affected in the event of any such suspension of issuance, transfer or redemption.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although the Shares are listed on NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than that you would receive if an active market did exist.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trustee may suspend the right of redemption or postpone the redemption settlement date for such periods as it or the Sponsor deems to be necessary for any reason. In addition, the Trustee has the right to reject any redemption order for any reason, including, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares or the Index Futures impossible or impractical, (3) a determination by the Trustee that the acceptance of the related order would have adverse tax or other consequences to the Trust or the Shareholders, or (4) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to the Trustee, the Sponsor or the Trust Administrator. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the redemption proceeds if the NAV declines during the period of the delay. Under the Authorized Participant Agreement, the Trustee disclaims any liability that may result from any such suspension, postponement or rejection.

Competition from other commodities-related investments could limit the market for, and reduce the liquidity of, the Shares.

Demand for the Shares is expected to be affected by the attractiveness of an investment in the Shares relative to other investment vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to commodities, and direct investments in commodities or commodity futures contracts. Market, financial and other conditions or factors may make it more attractive to invest in other investment vehicles or to invest in such commodities directly, which could limit the market for, and reduce the liquidity of, the Shares.

The price of the Shares could decrease if unanticipated operational or trading problems arise.

If the processes of creation and redemption of Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Index Futures may choose not to do so. If this is the case, the price of the Shares may vary from the price of an equivalent position in Index Futures and may trade at a discount to their NAV. In addition, in some circumstances, such as the failure of the registration statement covering the Shares to be effective, the Trust may be unable to create or redeem Shares, which may have similar consequences.

Exchange position limits and other rules may restrict the creation of Baskets and the operation of the Trust.

The CME imposes speculative position limits on market participants trading in Index Futures, including the Trust, that typically prohibit any person from holding a position of more than 59,000 contracts. The Trust may from time to time seek to obtain exemptions from those position limits from the CME, but these exemptions may be limited, including with respect to the additional number of contracts permitted to be held under such exemption and the time period for which the exemption applies. Position limits may also apply to other Index Futures traded by the Trust.  The availability of obtaining any exemption from any such position limits is expected to be subject to the ability or willingness of the applicable Exchange to grant such exemption, as well as applicable law.

The Trust’s ability to issue new Baskets or reinvest income in additional Index Futures may be limited to the extent these activities would cause the Trust to exceed the position limits then applicable to those Index Futures. The Trust may also be required to liquidate any existing contracts in excess of the then-applicable position limits, including as a result of changes to applicable position limits or as a result of the loss of an exemption, or be required to take other actions with potentially adverse effects on the liquidity or value of the Shares.

Additionally, legislative or regulatory action, actions by a DCM or actions by the Clearing FCM may impose limitations on the size of positions that the Trust may take in Index Futures and/or impose limitations on the size of positions that may be carried by other market participants, adversely affecting the liquidity and price of Index Futures and the underlying futures. Such events could force the Trust or other market participants to sell Index Futures, or encourage market participants to sell or redeem their Shares. The CFTC has proposed that any risk management exemptions granted by designated contract markets, such as any exemption that may be applicable to the Trust’s positions in Index Futures, can only be granted pursuant to rules which have been reviewed by the CFTC. As a result, if the Proposed Position Limits Rules are adopted as proposed, the current maximum position in Index Futures permitted to be held by the Trust could be reduced relative to the maximum position otherwise permitted, which could in turn require the Trust to liquidate some or all of its positions in Index Futures. Any such reduction could affect the liquidity of Index Futures and adversely impact the price of the Shares as well as the correlation between the price of the Shares and the net asset value of the Trust.

DCMs may also take steps, such as requiring liquidation of open positions, in the case of disorderly markets, market congestion and other market disruptions. These actions could require the Trust to liquidate all or part of its Index Futures positions or require holders of positions in the futures contracts underlying the S&P GSCI-ER to liquidate their positions. This could affect the level of the Index and the NAV. See also “Risk Factors Relating to Commodities Markets—Regulatory developments with respect to the futures and over-the-counter derivatives markets, and in particular, with respect to speculative trading in futures contracts and over-the-counter derivatives involving commodities and commodity indices, could adversely affect the value of your Shares.”

Shareholders do not have the rights normally associated with ownership of common shares; the Sponsor and the Trustee exercise substantial control over the Trust.

Shareholders are not entitled to the same rights as owners of shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the Trust or to take other actions normally associated with the ownership of common shares.

Additionally, as described under “Business of the Trust” and “Description of the Shares and the Trust Agreement,” the Sponsor and the Trustee exercise substantial control over the Trust’s activities. Among other things, the Trust Agreement authorizes the Sponsor to determine whether to make distributions to Shareholders, gives the Sponsor oversight over NAV calculations and the creation and redemption process and permits the Sponsor to dissolve the Trust if it deems such dissolution advisable. The Trustee also retains the right to reject any order for the creation or redemption of Baskets. The Sponsor and the Trustee may amend the provisions of the Trust Agreement, including in a manner adverse to Shareholders, without Shareholder consent, including to change the assets through which the Trust seeks to achieve its investment objective, which may alter the nature of an investment in, and the performance of, the Shares.

The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and the Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement further provides that in the absence of bad faith by the Trustee or the Sponsor, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Trustee or the Sponsor.

Shareholders do not have the protections normally associated with the ownership of shares in an investment company registered under the Investment Company Act.

The Trust is not registered as an investment company for purposes of United States federal securities laws, and is not subject to regulation by the SEC as an investment company. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies registered under the Investment Company Act. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances) and limit sales loads do not apply to the Trust. iShares® Delaware Trust Sponsor LLC, as the Sponsor, is registered with the CFTC as a commodity pool operator, and BlackRock Fund Advisors, as the Advisor, is registered with the CFTC as a commodity trading advisor. The CFTC therefore has jurisdiction over these entities and regulatory authority over certain activities of the Trust. The nature and degree of this regulation differs from the regulatory scheme imposed under the Investment Company Act.

Competing claims over ownership of relevant intellectual property rights could adversely affect the Trust or an investment in the Shares.

While the Sponsor believes that it has all of the intellectual property rights needed to operate the Trust in the manner described in this prospectus, third parties may allege or assert ownership of intellectual property rights that may be related to the design, structure and operation of the Trust or the Index. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, the issuance of any restraining orders or injunctions, or the ultimate disposition of such claims in a court of law, may adversely affect the Trust and the value of the Shares. For example, such actions could result in expenses or damages payable by the Trust or the suspension of activities or dissolution of the Trust.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Advisor or the Trustee or their respective agents.

Under the Trust Agreement, the Sponsor, the Trustee and their respective agents have the right to be indemnified by the Trust for any liability or expense they incur without negligence, bad faith, willful misconduct or reckless disregard of their duties on their part. That means the Sponsor and the Trustee may require the assets of the Trust to be sold in order to cover losses or liabilities suffered by it, which would reduce the net asset value of the Trust and the value of the Shares. Likewise, under the Advisory Agreement, the Advisor and its agents have the right to be indemnified by the Trust for any liability or expense they incur without negligence, bad faith, willful misconduct or reckless disregard of their duties on their part. That means the Advisor may require the assets of the Trust to be sold in order to cover losses or liabilities suffered by it, which would reduce the net asset value of the Trust and the value of the Shares.

Regulatory changes or actions may affect the Shares.

The futures markets are subject to comprehensive regulation. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, implementing speculative position limits (including retroactively) or higher margin requirements, establishing daily price limits and suspending trading. The regulation of futures transactions in the United States is subject to modification by government, exchange and judicial action. The effect of any future regulatory change on the Trust could be substantial and adverse. See also “—Exchange position limits and other rules may restrict the creation of Baskets and the operation of the Trust” above and “Risk Factors Relating to Commodities Markets— Regulatory developments with respect to the futures and over-the-counter derivatives markets, and in particular, with respect to speculative trading in futures contracts and over-the-counter derivatives involving commodities and commodity indices, could adversely affect the value of your Shares.”

NYSE Arca may halt trading in the Shares, which would adversely impact your ability to sell your Shares.

The Shares are listed for trading on NYSE Arca under the symbol “GSG.” Trading in the Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of NYSE Arca, make trading in the Shares inadvisable, or in the event certain information about the Index, the value of the Shares and the NAV is not made available as required by such rules and procedures. In addition, trading generally on NYSE Arca is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Trust will be dissolved if the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting.

Risk Factors Relating to Conflicts of Interest

The Sponsor’s relationship with the Trustee and the Advisor and the proprietary and managed trading activities of the Sponsor and its affiliates could conflict with your interests as a Shareholder.

The Sponsor is an affiliate of the Trustee and therefore may have a conflict of interest with respect to its oversight of the Trustee. In particular, the Sponsor, which has authority to remove the Trustee in its discretion, has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of the affiliation between the entities. The Trustee is authorized to appoint an unaffiliated Trust Administrator or other agent to carry out all or some of its duties under the Trust Agreement, but is not required to delegate any of its duties to an unaffiliated third party.

The Sponsor is an affiliate of the Advisor and therefore may have a similar conflict of interest with respect to its oversight of the Advisor. For example, although the Sponsor has the authority to terminate the Trust’s Advisory Agreement with the Advisor, it has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of the affiliation between the entities.

As described elsewhere in this prospectus, in return for paying certain amounts that would otherwise be considered ordinary operating expenses of the Trust, the Sponsor receives an allocation from the Trust that accrues daily at an annualized rate of up to 0.75% of the Adjusted Net Asset Value of the Trust, is payable monthly in arrears, and is subject to adjustment from time to time, except that the Sponsor’s Fee may not be adjusted to above 0.75% of the Adjusted Net Asset Value absent an amendment to the Trust Agreement and thirty days’ prior notice to registered holders of the Shares. The allocation received by the Sponsor from the Trust may be higher than the amount the Trust would negotiate with an unaffiliated third party manager on an arms-length basis.

In addition, the Sponsor and its affiliates (including the Trustee and the Advisor) collectively exercise substantial control over the Trust. To the extent the interests of the Sponsor and its affiliates conflict with those of the Trust and the Shareholders, the risks associated with such conflicts may be greater than they would otherwise be for a party that cannot exercise such control over the Trust. The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and the Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement further provides that in the absence of bad faith by the Trustee or the Sponsor, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Trustee or the Sponsor.

The Sponsor and its affiliates may also engage in trading activities relating to the Index Futures, the components of the Index or the S&P GSCI-ER or other derivative instruments related to those indices that are not for the account of, or on behalf of, the Trust or the Shareholders and that may compete with trading activity in the Shares. These activities may present a conflict between the Shareholders’ interest in the Shares and the interest of the Sponsor and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management. These trading activities could be adverse to the interests of the Shareholders.

Moreover, the Sponsor and its affiliates have published and in the future expect to publish research reports with respect to commodities markets. This research may express opinions or provide recommendations that are inconsistent with purchasing or holding Shares. The research should not be viewed as a recommendation or endorsement of the Shares in any way, and investors must make their own independent investigation of the merits of this investment. Any of these activities by the Sponsor and its affiliates may affect the level of the S&P GSCI-ER or its components and, therefore, the value of the Index Futures and the price of the Shares.

Proprietary trading and other activities by Goldman, Sachs & Co. and its affiliates could conflict with your interests as a Shareholder.

Activities conducted by Goldman, Sachs & Co. and its affiliates may conflict with your interests as a Shareholder. For example, the Advisor may execute a substantial amount, and potentially all, of the purchases and sales of Index Futures through Goldman, Sachs & Co., as the Trust’s Clearing FCM. In addition, it is expected that Goldman, Sachs & Co. or its accountholders will represent, directly or indirectly, a substantial portion of the short-side market for the Index Futures. Further, Goldman, Sachs & Co. and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the S&P GSCITM, over-the-counter contracts on these commodities, the underlying commodities included in the S&P GSCITM and other instruments and derivative products based on the S&P GSCITM and the S&P GSCI-ER. Any of these activities of Goldman, Sachs & Co. or its affiliates could adversely affect the level of the S&P GSCI-ER or the Index Futures, directly or indirectly, by affecting the price of the underlying commodities and, therefore, the value of the S&P GSCI-ER, the Index Futures and the price of the Shares.

Goldman, Sachs & Co. and its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns indexed to the S&P GSCITM, the S&P GSCI-ER or the Index, which would compete with the Shares. By introducing competing products into the marketplace, Goldman, Sachs & Co. and its affiliates could adversely affect the price of the Shares. To the extent that Goldman, Sachs & Co. or any of its affiliates serve as issuer, agent or underwriter of those securities or other similar instruments, their interests with respect to those products may be adverse to your interests as a Shareholder.

Risk Factors Relating to Taxes

Please refer to “United States Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Shares.

Your tax liability could exceed cash distributions on your Shares.

You will be required to pay U.S. federal income taxes on your allocable share of the Trust’s income, without regard to the receipt of cash distributions on the Shares. There is no obligation to make distributions on the Shares. Accordingly, it is anticipated that you will not receive cash distributions sufficient to cover your allocable share of such taxable income or even the tax liability resulting from that income.

The IRS could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Trust.

The U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. In addition, the Trust will report tax information to you on Internal Revenue Service, or “IRS,” Schedule K-1 with respect to the Shares. The Trustee shall deliver or cause to be delivered to each Shareholder an IRS Schedule K-1 as soon as practicable following each fiscal year but generally not later than March 15. Reporting on IRS Schedule K-1 may be somewhat more complex than comparable reporting on IRS Form 1099. Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and the other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Investors in the Shares should consult their tax advisors in determining how to use the information reported on IRS Schedule K-1 to complete their income tax returns. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the United States Internal Revenue Code of 1986, as amended, or the “Code,” or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you.

If the Trust were to fail to qualify as a partnership for U.S. federal income tax purposes, the Trust’s income and items of deduction would not pass through to the Shareholders, the Trust would be required to pay tax at corporate rates on any portion of the Trust’s net income that does not constitute tax-exempt income, and distributions by the Trust to the Trust’s Shareholders would be taxable dividends to the extent of the Trust’s earnings and profits.

It is expected that the Trust will operate and be classified as a partnership for U.S. federal income tax purposes. So long as the Trust qualifies as a partnership, it will be able to pass through its income, including the Trust’s federally tax-exempt income, if any, and deductions to the Shareholders. The Trust’s qualification as a partnership for U.S. federal income tax purposes involves the application of numerous technical provisions under which there is a lack of direct authority. In general, if a partnership is “publicly traded,” as defined in the Code, it will be treated as a corporation for U.S. federal income tax purposes. It is expected that the Trust will be treated as a publicly traded partnership. A publicly traded partnership will, however, be taxed as a partnership, and not as a corporation for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code and the partnership is not required to register under the Investment Company Act. This exception is referred to as the “qualifying income exception.” Qualifying income generally includes interest (other than certain contingent interest and interest derived in the conduct of a financial or insurance business), dividends, real property rents, and income from certain commodities transactions.

If less than 90% of the Trust’s gross income for any tax year constitutes qualifying income, for any reason, other than a failure that is determined to be inadvertent and that is cured within a reasonable time after discovery, or if the Trust is required to register under the Investment Company Act, the Trust’s items of income and deduction would not pass through to the Trust’s Shareholders and the Trust’s Shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Trust would be required to pay income tax at corporate rates on its net taxable income. Distributions by the Trust to its Shareholders would constitute dividend income taxable to such holders to the extent of the Trust’s earnings and profits and the payment of these distributions would not be deductible by the Trust. These consequences could have a material adverse effect on the Trust, its Shareholders and the value of the Shares.

If the IRS makes audit adjustments to the Trust's income tax returns for tax years beginning after 2017, it may collect any resulting taxes (including any applicable penalties and interest) directly from the Trust, in which case the cash available for distribution to the Trust's Shareholders might be substantially reduced.

Pursuant to the Bipartisan Budget Act of 2015, if the IRS makes audit adjustments to the Trust's income tax returns for tax years beginning after 2017, it may collect any resulting taxes (including any applicable penalties and interest) directly from the Trust. The Trust may have the ability to shift any such tax liability to the Sponsor and the Trust's Shareholders in accordance with their interests in the Trust during the year under audit, but there can be no assurance that it will be able to do so. If the Trust is required to make payments of taxes, penalties and interest resulting from audit adjustments, the cash available for distribution to the Trust's Shareholders might be substantially reduced.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that relate to future events or future performance. In some cases, you can identify these forward-looking statements by words such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable phrases. All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that may occur in the future, including matters such as changes in commodity prices and market conditions (for the Trust’s assets and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, including under “Risk Factors,” general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. Consequently, the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, none of the Sponsor, the Trustee, the Delaware Trustee, the Advisor or their respective affiliates assumes responsibility for the accuracy or completeness of any forward-looking statements. Except as required under Item 512 of Regulation S-K or other applicable disclosure laws, none of the Trust, the Sponsor, the Trustee, the Delaware Trustee, the Advisor or their respective affiliates is under any duty to update any forward-looking statements to conform the statements to actual results or to a change in the expectations or predictions of these persons.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets consist of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets). These proceeds are held by the Trust and are retained, invested in Collateral Assets or liquidated in order to rebalance or establish new positions in Index Futures or Collateral Assets until (1) withdrawn in connection with redemptions of Baskets or (2) liquidated to pay expenses and liabilities of the Trust (including applicable fees and margin payments) not assumed by the Sponsor. See “Business of the Trust—Trust Expenses” starting on page 44.

Collateral Assets with a value equal to approximately 3% to 10% of the value of each Index Futures position are deposited with the Clearing FCM as initial margin at the time such Index Futures position is established. These margin deposits are expected to be maintained in accordance with CFTC rules, which require the segregation of customer funds from those of the Clearing FCM. The remainder (and any variation margin received) are retained in the Trust’s accounts until transferred in connection with making variation margin payments, a Basket redemption or the liquidation of an Index Futures position.

Any remaining assets of the Trust that are not required to meet current margin requirements may be (1) held in cash in non-interest-bearing bank accounts to remain available to pay the expenses of the Trust and to serve as reserves, in the amounts deemed necessary by the Advisor or (2) deposited with the Trust Administrator and invested in U.S. Treasury securities and other Collateral Assets. All interest income earned on the Trust’s investments will be retained for the benefit of the Trust. The Advisor expects that all entities that will hold or trade the Trust’s assets will be based in the U.S. and subject to U.S. regulations.

FUTURES CONTRACTS ON THE S&P GSCI-ER

The assets of the Trust consist of Index Futures and cash or other Collateral Assets used to satisfy applicable margin requirements for those Index Futures positions. Index Futures are exchange-traded index futures contracts on the S&P GSCI-ER, and may include contracts of different terms and expirations. The Trust is expected to roll out of existing positions in Index Futures and establish new positions in Index Futures on an ongoing basis. Index Futures subsequently acquired by the Trust may have terms that differ from those of the Index Futures it currently holds, including transaction fees associated with the purchase and sale of these Index Futures.

Creation and redemption of interests in the Trust are generally effected through EFRPs. EFRPs involve contemporaneous transactions in futures contracts and the underlying cash commodity or a closely related commodity. In a typical EFRP, the participant taking the long position on the futures contract transfers the underlying commodity or other related position to the participant taking the short position on the futures contract. The CME, the Exchange on which Index Futures trade, permits the execution of EFRPs consisting of simultaneous transfers of Index Futures and Shares. This mechanism generally is expected to be used by the Trust in connection with the creation and redemption of Baskets. Specifically, it is anticipated that an Authorized Participant requesting the creation of additional Baskets typically will transfer Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets) to the Trust in return for Shares.

If an EFRP is executed in connection with the redemption of one or more Baskets, an Authorized Participant transfers to the Trust the Shares being redeemed and the Trust transfers to the Authorized Participant Index Futures and cash or other Collateral Assets. The Trust may include Index Futures with different terms and expirations in the creation and redemption of Baskets, and the Index Futures included in creation Baskets may differ from those included in redemption Baskets.

With the approval of the Sponsor, Baskets may also be created or redeemed for cash, in which case the Authorized Participant will be responsible for the costs incurred by the Trust in establishing or liquidating the corresponding Index Futures position and acquiring or disposing of the related Collateral Assets.

Index Futures are traded on the CME. Futures contracts and options on futures contracts on the S&P GSCI™, a benchmark index which does not reflect the rolling methodology embedded in the S&P GSCI-ER, have been traded on the CME since 1992. Index Futures are listed and traded separately from the S&P GSCI™ futures contracts and options on futures contracts.

The first Index Futures were commodity excess return future contracts on the S&P GSCI-ER, or “CERFs,” that were first listed and made available for trading on March 13, 2006. Until October 2010, these CERFs, which expired in March 2011, were the only Index Futures listed. In October 2010, the CME listed a second CERF, scheduled to expire in March 2014. In January 2014, the CME changed the listing cycle of Index Futures to include the nearest four months as contract months at any given point in time. The CME may at any time expand the listing cycle of Index Futures to include additional expiration dates, and may from time to time amend the rules applicable to the Index Futures. On April 8, 2013, the CME amended the rules applicable to the Index Futures then held by the Trust (through the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, its now-dissolved subsidiary). In connection with these amendments, the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC recognized gain or loss for U.S. federal income tax purposes on each of its Index Futures positions, depending on the price at which each such position was established.

Index Futures are subject to the rules of the CME. Index Futures trade on GLOBEX, the CME’s electronic trading system, and do not trade through open outcry on the floor of the CME. Transactions in Index Futures are cleared through the CME’s clearing house by the trader’s FCM acting as its agent. Under these clearing arrangements, the CME’s clearing house becomes the buyer to each member FCM representing a seller of the contract and the seller to each member futures commission merchant representing a buyer of the contract. As a result of these clearing arrangements, each trader holding a position in Index Futures is subject to the credit risk of the CME’s clearing house and the FCM carrying its position in Index Futures. See “Risk Factors—Risk Factors Related to Index Futures and the S&P GSCI-ER—The Clearing FCM or an Exchange’s clearing house could fail.”

Each Index Futures is a contract that provides for cash settlement, at expiration, based upon the final settlement value of the S&P GSCI-ER at the expiration of the contract, multiplied by a fixed dollar multiplier. The final settlement value of an Index Futures contract is determined on the eleventh business day of the month in which it is scheduled to expire. On a daily basis, market participants with positions in Index Futures, including the Trust, are obligated to pay, or entitled to receive, cash (known as “variation margin”) in an amount equal to the change in the daily settlement level of the Index Futures from the preceding trading day’s settlement level (or, initially, the contract price at which the position was entered into). Specifically, if the daily settlement price of the contract increases over the previous day’s price, the seller of the contract must pay the difference to the buyer, and if the daily settlement price is less than the previous day’s price, the buyer of the contract must pay the difference to the seller.

Index Futures are expected to require deposits of initial margin as well as payments of daily variation margin as the value of the contracts fluctuate. When establishing positions in Index Futures, the Advisor estimates as of the date of this prospectus that the Trust will be required to deposit initial margin with a value of approximately 3% to 10% of the value of each Index Futures position. These margin requirements are subject to change from time to time by the Exchange or the Clearing FCM. On a daily basis, the Trust is obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of its Index Futures positions. Upon liquidation or settlement of Index Futures, a market participant is expected to receive from its FCM its initial margin deposit, adjusted for variation margin paid or received by such participant with respect to the contract during the time it was held by the participant (or the proceeds from liquidation of any investments made with such funds for the benefit of the participant under the terms of its custody arrangement with the carrying FCM).

THE INDEX AND THE S&P GSCI-ER

This section contains a description of the Index and the S&P GSCI-ER. All information regarding the Index and the S&P GSCI-ER contained in this prospectus, including its composition, method of calculation, changes in their constituent components and historical performance, has been derived from publicly available information, including information published by S&P Dow Jones Indices LLC, which is the “Index Sponsor,” but has not been independently verified. You, as an investor in the Shares, should conduct your own investigation into the Index, the S&P GSCI-ER and the Index Sponsor.

Goldman, Sachs & Co. sold its GSCI family of indices, including the S&P GSCI™, the S&P GSCI-ER and the Index, to S&P effective May 2007. Prior to their acquisition by S&P, the S&P GSCI™ was known as the Goldman Sachs Commodity Index, the S&P GSCI-ER was known as the GSCI® Excess Return Index and the Index was known as the GSCI® Total Return Index.

The Trust and the Shares are not sponsored, endorsed, sold or promoted by the Index Sponsor. The Index Sponsor makes no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the S&P GSCI™, the S&P GSCI-ER or the Index or any related indices or sub-indices to track the appropriate market performance. The Index Sponsor’s only relationship to iShares® Delaware Trust Sponsor LLC, BlackRock Institutional Trust Company, N.A., or the Trust is the licensing of certain trademarks, trade names of the Index Sponsor and the S&P GSCI™ and other intellectual property. The S&P GSCI™, the S&P GSCI-ER and the Index are determined and composed by the Index Sponsor and calculated by the Index Sponsor or its agents without regard to iShares® Delaware Trust Sponsor LLC, BlackRock Institutional Trust Company, N.A or the Trust. The Index Sponsor has no obligation to take the needs of iShares® Delaware Trust Sponsor LLC, BlackRock Institutional Trust Company, N.A., the Trust or the Shareholders into consideration in determining, composing or calculating the S&P GSCI™, the S&P GSCI-ER or the Index. The Index Sponsor is not responsible for and has not participated in the determination of the prices and the amount of the Shares or the timing of the issuance of sale of Shares or in the determination or calculation of the Basket Amount. The Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Shares.

The Index Sponsor does not guarantee the accuracy or the completeness of the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein, and the Index Sponsor disclaims any and all liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to the results to be obtained by the Trust, the Shareholders or any other person or entity from use of the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein. Without limiting any of the foregoing, the Index Sponsor expressly disclaims any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

The following information with respect to the Index and the S&P GSCI-ER reflects the policies of and is subject to change by the Index Sponsor. The Index Sponsor owns the copyright and other rights to the Index and the S&P GSCI-ER. The Index Sponsor has no obligation to consider your interests as a Shareholder and has no obligation to continue to publish, and may discontinue the publication of, the Index or the S&P GSCI-ER. The consequences of the Index Sponsor’s discontinuing the S&P GSCI-ER are described under “Risk Factors—Risk Factors Relating to Index Futures and the S&P GSCI-ER.”

Current information regarding the market values of the Index and the S&P GSCI-ER is available from the Index Sponsor and numerous public sources. None of the Sponsor, the Trustee, the Delaware Trustee, the Advisor or the Trust makes any representation that publicly available information about the Index and the S&P GSCI-ER is accurate or complete. In addition, none of the Sponsor, the Trustee, the Delaware Trustee, the Advisor or the Trust accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or the S&P GSCI-ER.

The Index and the S&P GSCI-ER were established in May 1991. The Index reflects the value of an investment in the S&P GSCI-ER together with a Treasury bill return. The S&P GSCI-ER reflects the returns that are potentially available through a rolling uncollateralized investment in the contracts comprising the S&P GSCI™.

Because futures contracts have scheduled expirations, or delivery months, as one contract nears expiration it becomes necessary to close out the position in that delivery month and establish a position in the next available delivery month. This process is referred to as “rolling” the position forward. The S&P GSCI-ER is designed to reflect the return from rolling each contract included in the S&P GSCI™ as it nears expiration into the next available delivery month. This is accomplished by selling the position in the first delivery month and purchasing a position of equivalent value in the second delivery month. If the price of the second contract is lower than the price of the first contract, the “rolling” process results in a greater quantity of the second contract being acquired for the same value. Conversely, if the price of the second contract is higher than the price of the first contract, the “rolling” process results in a smaller quantity of the second contract being acquired for the same value.

More specifically, the rolling of the contracts included in the S&P GSCI™ occurs on the fifth through the ninth business days of each month. During this roll period, each contract is shifted from the contract with the nearest expiration to the contract with the next nearest expiration at a rate of 20% per day for each the five days of the roll period. Therefore, during the first four business days of a month, and just before the end of the fifth business day, the S&P GSCI™ consists of futures contracts with the nearest expirations. The S&P GSCI™ is calculated as though each contract roll occurs at the end of each day during the roll period, at the daily settlement prices. At the end of the fifth business day, the S&P GSCI™ is adjusted so that 20% of the contracts underlying the S&P GSCI™ held are in the next nearest expiring contracts, with 80% remaining in the nearest expiring contracts. The roll process continues on the sixth, seventh and eighth business days, with the relative weights of the nearest to the next nearest expirations gradually shifting from a 60%/40% weighting, to a 40%/60% weighting, to a 20%/80% weighting. At the end of the ninth business day, the last of the contracts with the nearest expirations are exchanged, completing the roll and leaving the S&P GSCI™ composed entirely of contracts with the next nearest expirations. See “—Contract Daily Return.”

The S&P GSCI™ itself is an index on a production-weighted basket of principal physical commodities that satisfy specified criteria. The S&P GSCI™ reflects the level of commodity prices at a given time and is designed to be a measure of the performance over time of the markets for these commodities. The commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of the Index Sponsor) of those commodities to the world economy. The fluctuations in the level of the S&P GSCI™ are intended generally to correlate with changes in the prices of those physical commodities in global markets. The value of the S&P GSCI™ has been normalized such that its hypothetical level on January 2, 1970 was 100.

The following is a summary of the composition of and the methodology used to calculate the S&P GSCI™ as of the date of this prospectus. The methodology for determining the composition and weighting of the S&P GSCI™ and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI™, as described below. The Index Sponsor makes the official calculations of the value of the S&P GSCI™. At present, this calculation is performed continuously and is reported on Reuters Page. SPGSCI and on Bloomberg page SPGSCI <index> and is updated at least once every three minutes during business hours on each day on which the S&P GSCI™ is calculated, referred to as an “S&P GSCI™ Business Day.” The settlement price for the S&P GSCI-ER is reported on Reuters Page. SPGSCIP and on Bloomberg page SPGSCIP <index> at the end of each S&P GSCI™ Business Day. If Reuters ceases to publish the value of the S&P GSCI™ or the settlement price of the S&P GSCI-ER, the Index Sponsor has undertaken to use commercially reasonable efforts to ensure that a comparable reporting service publishes the value of the S&P GSCI™ and the settlement price of the S&P GSCI-ER so long as any Shares are outstanding.

In light of the rapid development of electronic trading platforms and the potential for significant shifts in liquidity between traditional exchanges and those platforms, the Index Sponsor may review both the procedures and criteria for determining the contracts to be included in the S&P GSCI™, as well as the procedures and criteria for evaluating available liquidity on an intra-year basis in order to provide S&P GSCI™ market participants with efficient access to new sources of liquidity and the potential for more efficient trading. In particular, the Index Sponsor may examine the conditions under which an instrument traded on an electronic platform, rather than a traditional futures contract traded on a traditional futures exchange, should be permitted to be included in the S&P GSCI™ and how the composition of the S&P GSCI™ should respond to rapid shifts in liquidity between those instruments and contracts currently included in the S&P GSCI™.

The Index Committee and Commodity Index Advisory Panel

The Index Sponsor has established an “Index Committee” to oversee the daily management and operations of the S&P GSCI™ and is responsible for all analytical methods and calculation in the indices. The Index Committee is comprised of full-time professional members of S&P’s staff. At each meeting, the Index Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities, or other matters.

S&P considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

In addition, the Index Sponsor has established a “Commodity Index Advisory Panel” to assist it with the operation of the S&P GSCI™. The Commodity Index Advisory Panel meets on an annual basis and at other times at the request of the Index Committee. The principal purpose of the Commodity Index Advisory Panel is to advise the Index Committee with respect to, among other things, the calculation of the S&P GSCI™, the effectiveness of the S&P GSCI™ as a measure of commodity futures market performance and the need for changes in the composition or the methodology of the S&P GSCI™. The Commodity Index Advisory Panel acts solely in an advisory and consultative capacity. The Index Committee makes all decisions with respect to the composition, calculation and operation of the S&P GSCI™. Certain of the members of the Commodity Index Advisory Panel may be affiliated with clients of S&P. Also, certain of the members of the Commodity Index Advisory Panel may be affiliated with entities which, from time to time, may have investments linked to the S&P GSCI™, either through transactions in the contracts included in the S&P GSCI™, futures contracts on the S&P GSCI™ or derivative products linked to the S&P GSCI™.

Composition of the S&P GSCI™

Currently, in order to be included in the S&P GSCI™, a contract must satisfy the following eligibility criteria:

(1) The contract must:

(a) be in respect of a physical commodity and not a financial commodity;

(b) have a specified expiration or term, or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

(c) be available, at any given point in time, for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and

(d) be traded on a trading facility that allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI™ that at any given point in time will be involved in the rolls to be effected in the next three roll periods.

(2) The commodity must be the subject of a contract that:

(a) is denominated in U.S. dollars;

(b) is traded on or through an exchange, facility or other platform, referred to as a “trading facility,” that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development that:

(i) makes price quotations generally available to its members or participants (and, if the Index Sponsor is not such a member or participant, to the Index Sponsor) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

(ii) makes reliable trading volume information available to the Index Sponsor with at least the frequency required by the Index Sponsor to make the monthly determinations;

(iii) accepts bids and offers from multiple participants or price providers; and

(iv) is accessible by a sufficiently broad range of participants.

(3) The price of the relevant contract that is used as a reference or benchmark by market participants, referred to as the “daily contract reference price,” generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™. In appropriate circumstances, however, the Index Sponsor, in consultation with the Index Committee, may determine that a shorter time period is sufficient or that historical daily contract reference prices for that contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

(4) At and after the time a contract is included in the S&P GSCI™, the daily contract reference price for that contract must be published between 10:00 a.m. and 4:00 p.m. (New York time) on each business day relating to that contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, that trading facility (and, if the Index Sponsor is not such a member or participant, to the Index Sponsor) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during that five-month period.

(5) Volume data with respect to the contract must be available for at least the three months immediately preceding the date on which the determination is made.

(6) A contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity that is not represented in the S&P GSCI™ at that time must, in order to be added to the S&P GSCI™ at that time, have an annualized total dollar value traded over the relevant period of at least $15 billion. The “total dollar value traded” is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract and any related contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

(7) A contract that is already included in the S&P GSCI™ at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI™ must, in order to continue to be included in the S&P GSCI™ after that time, have an annualized total dollar value traded over the relevant period of at least $5 billion and at least $10 billion during at least one of the three most recent annual periods used in making the determination.

(8) A contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at that time must, in order to be added to the S&P GSCI™ at that time, have an annualized total dollar value traded over the relevant period of at least $30 billion.

(9) A contract that is already included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at that time must, in order to continue to be included in the S&P GSCI™ after that time, have an annualized total dollar value traded over the relevant period of at least $10 billion and at least $20 billion during at least one of the three most recent annual periods used in making the determination.

(10) A contract that is:

(a) already included in the S&P GSCI™ at the time of determination must, in order to continue to be included after that time, have a reference percentage dollar weight of at least 0.10%. The “reference percentage dollar weight” of a contract represents the current value of the quantity of the underlying commodity that is included in the S&P GSCI™ at a given time. This figure is determined by dividing (A) the product of the contract production weight of each contract (“CPW”), and the average of its daily contract reference prices on the last day of each month during the relevant period, by (B) the sum of the products in (A) for all contracts included in the S&P GSCI™. The CPW of a contract is part of its weight in the S&P GSCI™; and

(b) not included in the S&P GSCI™ at the time of determination must, in order to be added to the S&P GSCI™ at that time, have a reference percentage dollar weight of at least 1.00%.

(11) In the event that two or more contracts on the same commodity satisfy the eligibility criteria:

(a) Such contracts will be included in the S&P GSCI™ in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI™ attributable to that commodity exceeding a particular level; and

(b) If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI™ attributable to it at the time of determination. Subject to the other eligibility criteria described above, the contract with the highest total quantity traded on that commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portions of the S&P GSCI™ attributable to all commodities are recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI™ attributable to it.

The contracts currently included in the S&P GSCI™ are futures contracts traded on the New York Mercantile Exchange, Inc. (“NYM”), ICE Futures U.S. (“ICE-US”), ICE Futures Europe (“ICE-UK”), the CME, the Chicago Board of Trade (“CBT”), the Kansas City Board of Trade (“KBT”), the COMEX Division of the New York Mercantile Exchange, Inc. (“CMX”) and the London Metal Exchange (“LME”).

The futures contracts included in the S&P GSCI™, their percentage dollar weights, their market symbols and the exchanges on which they are traded, in each case as of January 29, 2016, are as follows:

	Dollar Weight
Commodity	January 29, 2016 *	Ticker **	Trading Facility
Crude Oil	19.13%	CL	NYM / ICE
Brent Crude Oil	16.38%	LCO	ICE - UK
Corn	6.14%	C	CBT
Live Cattle	6.07%	LC	CME
Chicago Wheat	4.76%	W	CBT
Unleaded Gas	4.69%	RB	NYM
Gas Oil	4.53%	LGO	ICE - UK
Gold	4.49%	GC	CMX
Copper	4.29%	MCU	LME
ULS Diesel	4.18%	HO	NYM
Soybeans	3.90%	S	CBT
Natural Gas	3.57%	NG	NYM / ICE
Aluminum	3.51%	MAL	LME
Lean Hogs	3.05%	LH	CME
Sugar	2.26%	SB	ICE - US
Cotton	1.68%	CT	ICE - US
Feeder Cattle	1.65%	FC	CME
Kansas Wheat	1.10%	KW	KBT
Coffee	1.06%	KC	ICE - US
Zinc	0.99%	MZN	LME
Lead	0.80%	MPB	LME
Nickel	0.64%	MNI	LME
Cocoa	0.61%	CC	ICE - US
Silver	0.53%	SI	CMX

*	The futures contracts included in the S&P GSCI™ and their percentage dollar weights, among other matters, may change. Source: S&P. Used with permission.
**	Tickers are Reuters RIC Codes.

The quantity of each of the contracts included in the S&P GSCI™ is determined on the basis of a five-year average, referred to as the “world production average,” of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, the Index Sponsor, in consultation with the Index Committee, may calculate the weight of that commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weights of which are calculated on the basis of regional production data, with the relevant region defined as North America.

The five-year moving average is updated annually for each commodity included in the S&P GSCI™, based on the most recent five-year period (ending approximately one and a half years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The CPWs used in calculating the S&P GSCI™ are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each contract is sufficiently liquid relative to the production of the commodity.

In addition, the Index Sponsor performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI™ is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI™ to shift from contracts that have lost substantial liquidity into more liquid contracts during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI™ will change on one or more of these monthly evaluation dates. The likely circumstances under which the Index Sponsor would be expected to change the composition of the Index during a given year, however, are (1) a substantial shift of liquidity away from a contract included in the Index as described above, or (2) an emergency, such as a natural disaster or act of war or terrorism, that causes trading in a particular contract to cease permanently or for an extended period of time. In either event, the Index Sponsor is expected to publish the nature of the changes, through websites, news media or other outlets, with as much prior notice to market participants as is reasonably practicable. Moreover, regardless of whether any changes have occurred during the year, the Index Sponsor reevaluates the composition of the S&P GSCI™ at the conclusion of each year, based on the above criteria. Other commodities that satisfy that criteria, if any, are expected to be added to the S&P GSCI™. Commodities included in the S&P GSCI™ that no longer satisfy that criteria, if any, are expected to be deleted.

The Index Sponsor also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI™ are necessary or appropriate in order to assure that the S&P GSCI™ represents a measure of commodity market performance. The Index Sponsor has the discretion to make any such modifications.

Contract Expirations

Because the S&P GSCI™ is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by the Index Sponsor, in consultation with the Index Committee, provided that each contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI™ is calculated during the remainder of the year in which that deletion occurs on the basis of the remaining contract expirations designated by the Index Sponsor. If a trading facility ceases trading in all contract expirations relating to a particular contract, the Index Sponsor may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI™. To the extent practicable, the replacement is expected to be effected during the next monthly review of the composition of the S&P GSCI™. If that timing is not practicable, the Index Sponsor is expected to determine the date of the replacement based on a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

If a trading facility eliminates one or more contract expirations, but there are remaining contract expirations of the same contract, the weighting of the commodity underlying the relevant contract is not affected. If the trading facility ceases trading in all contract expirations relating to a particular contract, and the Index Sponsor designates a replacement contract on the same commodity, the index weighting allocated to the terminated contract is allocated to the replacement contract. Accordingly, unless a contract is eliminated entirely and no replacement contract is designated, a cessation of trading in certain contract expirations or the elimination of a contract does not affect the weighting of commodities in the Index. If a contract is eliminated and there is no replacement contract, the underlying commodity drops out of the Index and the weighting allocated to that contract is then allocated pro rata to the remaining contracts in the Index. The designation of a replacement contract, or the elimination of a commodity from the Index because of the absence of a replacement contract, could affect the value of the Index and the S&P GSCI-ER, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the remaining contracts in the Index. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the Index or the S&P GSCI-ER.

Total Dollar Weight of the S&P GSCI™

The total dollar weight of the S&P GSCI™ is the sum of the dollar weights of each of the underlying commodities. The dollar weight of each such commodity on any given day is equal to:

•	the daily contract reference price;

•	multiplied by the appropriate CPW; and

•	during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day is used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of the Index Sponsor, reflects manifest error, the relevant calculation is delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 p.m. (New York time), the Index Sponsor may, if it deems that action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

It is generally considered unlikely that a trading facility will fail to publish a daily contract reference price in the regular course of business, because the price is required to margin open positions in the relevant contracts. It is possible, however, that a trading facility will fail to publish a daily contract reference price under emergency or extraordinary conditions, such as in the event of a natural disaster, act of war or terrorist attack, that prevent trading or cause a termination of trading on a given day. A manifest error in a daily contract reference price is also unlikely to occur, but is nevertheless possible. This could arise, for example, in the event of a system malfunction that results in the published daily contract reference price being outside the range of trading for the relevant day. In that instance, it would be clear that the published price could not be correct and the Index Sponsor would likely disregard that price.

Contract Daily Return

The contract daily return on any given day is equal to (1)(A) the sum, for each of the commodities included in the S&P GSCI™, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by (B) the total dollar weight of the S&P GSCI™ on the preceding day, minus (2) one.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they near expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI™ is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month, referred to as the “roll period.” On each day of the roll period, the “roll weights” of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which these conditions do not exist:

•	no daily contract reference price is available for a given contract expiration;

•	any such price represents the maximum or minimum price for that contract month, based on exchange price limits, referred to as a “Limit Price”;

•

the daily contract reference price published by the relevant trading facility reflects manifest error, or that price is not published by 4:00 p.m. (New York time). In that event, the Index Sponsor may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on that price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, the Index Sponsor will revise the portion of the roll accordingly; or

•	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which these conditions no longer exist.

Calculation of the S&P GSCI-ER

The value of the S&P GSCI-ER on any S&P GSCI™ Business Day is equal to the product of (1) the value of the S&P GSCI-ER on the immediately preceding S&P GSCI™ Business Day multiplied by (2) one plus the contract daily return on the S&P GSCI™ Business Day on which the calculation is made.

Calculation of the Index

The value of the Index on any S&P GSCI™ Business Day is equal to the product of (1) the value of the Index on the immediately preceding S&P GSCI™ Business Day multiplied by (2) one plus the sum of the contract daily return and the Treasury bill return on the S&P GSCI™ Business Day on which the calculation is made, multiplied by (3) one plus the Treasury bill return for each non-S&P GSCI™ Business Day since the immediately preceding S&P GSCI™ Business Day. The Treasury bill return is the return on a hypothetical investment at a rate equal to the interest rate on a specified U.S. Treasury bill.

Historical Performance of the Index

The following table illustrates how the Index has performed based on the selection criteria and methodology described above since January 2, 1992. Most of the commodities currently comprising the S&P GSCI™, however, have not been continuously included in the S&P GSCI™, either because futures contracts on such commodities had not yet been introduced or because the futures contracts available for trading did not satisfy the selection criteria. Conversely, some commodities previously included in the S&P GSCI™ no longer meet the selection criteria and have been deleted.

Goldman, Sachs & Co. began calculating and publishing the Index on Reuters in May 1991. The value of the Index has been normalized such that its hypothetical level on January 2, 1970 was 100.

The historical performance reflected in the following table is based on the Index selection criteria identified above and on actual price movements in the relevant markets on the relevant date. There can be no assurance, however, that this performance will be replicated in the future or that the historical performance of the Index will serve as a reliable indicator of its future performance. Furthermore, although it is the objective of the Trust to seek investment results that correspond generally to the performance of the Index, the actual performance of an investment in Shares will not correspond exactly to that of the Index and will also depend on the fees and expenses of the Trust.

Historical Value of the S&P GSCI™ Total Return Index*

January 2, 1992	$2,304.20
January 4, 1993	2,371.27
January 3, 1994	2,111.22
January 3, 1995	2,185.21
January 2, 1996	2,711.25
January 2, 1997	3,591.15
January 2, 1998	3,019.39
January 4, 1999	1,992.32
January 3, 2000	2,766.77
January 2, 2001	4,022.43
January 2, 2002	2,891.27
January 2, 2003	3,819.38
January 2, 2004	4,520.70
January 3, 2005	5,173.25
January 3, 2006	6,729.99
January 2, 2007	5,611.07
January 2, 2008	7,710.14
January 2, 2009	4,109.70
January 4, 2010	4,649.40
January 3, 2011	4,961.40
January 3, 2012	5,049.20
January 2, 2013	4,934.19
January 2, 2014	4,738.40
January 2, 2015	3,208.34
January 4, 2016	2,156.65

* Source: S&P. Used with permission.

BUSINESS OF THE TRUST

The activities of the Trust are generally limited to (1) issuing Baskets in exchange for Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets), (2) consistent with its investment objective, establishing, maintaining and closing out positions in Index Futures and acquiring, holding and disposing of corresponding Collateral Assets, (3) paying out of its assets any expenses and liabilities of the Trust not assumed by the Sponsor, and (4) delivering proceeds consisting of Index Futures, cash and other Collateral Assets in exchange for Baskets surrendered for redemption.

The Trust is a passive investor in Index Futures and the Collateral Assets held to satisfy applicable margin requirements on those Index Futures positions. The Advisor acts as the commodity trading advisor for the Trust, and is authorized to transact in Index Futures and acquire and dispose of the related Collateral Assets on the Trust’s behalf. The Trust does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets. To the extent that the Trust accepts cash proceeds in connection with the creation of Shares, the Trust will use that cash to purchase additional Index Futures and Collateral Assets, in an amount that the Advisor determines will enable the Trust to achieve investment results that correspond with the Index. At any time when Index Futures of more than one expiration are listed on the Exchange, the Sponsor will determine, pursuant to the terms of the Trust Agreement, which Index Futures will be transferred in connection with either the creation or redemption of Baskets.

The Trust establishes long positions in Index Futures either by receiving transfers of such positions from Authorized Participants in connection with the creation of Shares or by placing orders for purchases of Index Futures with its Clearing FCM. The Trust’s Index Futures transactions are executed through GLOBEX, the CME’s electronic trading system, through the competitive execution market maintained by the CME and subject to the rules of the CME.

All Index Futures positions held by the Trust, regardless of whether they are transferred to the Trust by Authorized Participants in connection with the creation of Shares or established through purchases of Index Futures by the Trust on the related Exchange, are maintained in the Trust’s account with its Clearing FCM. In order to satisfy redemption requests, the Trust either transfers Index Futures to the relevant Authorized Participants or liquidates Index Futures to generate cash to be transferred to such Authorized Participants. Liquidation of Index Futures positions is effected by entering orders with an FCM, for execution on the related Exchange, to sell Index Futures, which serves to offset the Trust’s existing long positions.

The Trust is required to deposit initial margin with a value of approximately 3% to 10% of the value of each Index Futures position at the time it is established. These margin requirements are subject to change from time to time by the Exchange or the Clearing FCM. Margin requirements established by the Clearing FCM may exceed minimum levels established by the Exchange. These requirements apply to Index Futures transferred by Authorized Participants or established through transactions executed on behalf of the Trust by the Clearing FCM. The Trust also pays or receives variation margin on its Index Futures positions. The Trust satisfies these margin requirements by transferring to or receiving from its account with the Clearing FCM Collateral Assets in the required amount when it establishes its Index Futures positions and, with respect to variation margin, after the daily settlement of such positions in accordance with the rules of the applicable Exchange. See “Futures Contracts on the S&P GSCI-ER.”

Any Collateral Assets held in the Trust’s account with the Clearing FCM are pledged to the Clearing FCM as security for the Trust’s obligations to the Clearing FCM.

The Index Futures listed and made available for trading by Exchanges from time to time may have terms that differ from the Index Futures currently held by the Trust, including transaction fees associated with the purchase and sale of those Index Futures. As an Index Futures position nears expiration, it is anticipated, but there can be no assurance that an Index Futures position with a later expiration date but similar terms will be listed by an Exchange. It will be necessary for the Trust, in order to maintain a long position in Index Futures, to “roll” its position from an Index Futures position that is about to expire into an Index Futures position with a later expiration date. The Trust may further close out of existing positions and establish new positions in Index Futures from time to time, including new positions in earlier expiring Index Futures, which may allow it to reduce its concentration in any particular Index Futures position or to benefit from more liquid markets or otherwise beneficial market activity in Index Futures listed with different expirations or on different Exchanges. Each “roll” will be effected in a manner that, in the judgment of the Advisor, based on the circumstances prevailing at that time, is most beneficial to the Trust and will reduce the risks to which the Trust is exposed as a result of the roll. A roll could be effected by liquidating all or a portion of the Trust’s existing Index Futures positions and establishing new Index Futures positions. A roll could also be effected over a period of time by the creation and redemption of Baskets in the ordinary course, with different Index Futures included in the applicable Basket Amounts.

The rolling of the Trust’s positions in Index Futures will necessarily affect the relationship between the value of the Shares and the number of Index Futures represented by each Share. When the new Index Futures to be acquired by the Trust are cheaper than the Index Futures they are replacing, the roll will result in the Trust owning a larger number of contracts in the new Index Futures than it owned in the Index Futures that were just replaced. Conversely, if the new Index Futures are more expensive than the ones being replaced, the roll will result in the Trust owning fewer contracts in the new Index Futures relative to those that were replaced. The differential in the number of Index Futures will result in the Trust participating to a greater or lesser extent in subsequent changes in the price of the Index Futures. Whether any price differential exists between the Index Futures involved in a roll, however, will depend on the prices of these Index Futures at the time the roll occurs. The likelihood and extent of discounts or premiums resulting from the rolling process or of how the Shares will be affected as a result thereof may vary and cannot readily be determined.

The Trust’s ability to operate and achieve its investment objective is dependent on a number of parties, including:

•	the Sponsor, who exercises general oversight and authority over the Trust;

•	the Trustee, who is responsible for the day-to-day administration of the Trust;

•	the Trust Administrator, who provides certain administrative and custodial services to the Trust;

•	the Advisor, who exercises general oversight over the Trust’s investment activities;

•	the Clearing FCM, through which the Trust transacts in Index Futures and maintains its Index Futures positions;

•	the Exchange, through which the Trust’s Index Futures transactions clear and settle;

•	the Index Sponsor, who maintains the Index, and whose affiliate owns the intellectual property rights to the Index on which the Trust’s investment objective is based;

•

the Authorized Participants, whose creation and redemption activities allow Index Futures and Collateral Assets to be converted to Shares and vice versa, to help maintain the relationship between the Index and the Shares; and

•	the Tax Administrator, who provides tax reporting and tax administrative services.

Of the foregoing parties, the Sponsor, the Trustee and the Advisor are commonly controlled subsidiaries of BlackRock, Inc. The Clearing FCM and one of its affiliates are Authorized Participants. A number of the foregoing parties are publicly traded companies or subsidiaries of publicly traded companies, and a portion of their shares may be owned by one or more of the other foregoing parties.

Investment Objective of the Trust

The Trust seeks to track the results of a fully collateralized investment in futures contracts on an index composed of a diversified group of commodities futures. The Trust seeks to track the investment results of the Index before fees and expenses of the Trust. The Index that the Trust seeks to track reflects the value of the S&P GSCI-ER together with the return on specified U.S. Treasury securities that are deemed to have been held to collateralize a hypothetical long position in the futures contracts comprising the S&P GSCI-ER. The S&P GSCI-ER itself is calculated based on the same commodities that are included in the S&P GSCI™, which is a production-weighted index of the prices of a diversified group of futures contracts on physical commodities. The S&P GSCI-ER reflects the return of an uncollateralized investment in the contracts comprising the S&P GSCI™, and additionally incorporates the economic effect of “rolling” the contracts included in the S&P GSCI™ as they near expiration. The Trust seeks to achieve its investment objective by holding long positions in Index Futures that have settlement values at expiration based on the level of the S&P GSCI-ER at that time, and earning interest on the non-cash Collateral Assets used to satisfy applicable margin requirements on those Index Futures positions.

When establishing positions in Index Futures, the Advisor estimates as of the date of this prospectus that the Trust will be required to deposit initial margin with a value of approximately 3% to 10% of the value of each Index Futures position at the time it is established. These margin requirements are subject to change from time to time by the Exchange or the Clearing FCM. Margin requirements established by the Clearing FCM may exceed minimum levels established by the Exchange. On a daily basis, the Trust is obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of its Index Futures positions. If the daily settlement level causes the value of the Trust’s Index Futures positions to decrease, the Trust is required to post variation margin with the Clearing FCM. Conversely, if the daily settlement level causes the value of the Trust’s Index Futures positions to increase, the Trust’s account with the Clearing FCM receives variation margin in an amount equal to the increase.

Whenever Index Futures of different types or expirations are available for investment, the Sponsor determines, pursuant to the terms of the Trust Agreement, which Index Futures are to be transferred in connection with either the creation or redemption of Baskets. On any given Business Day, the Index Futures to be delivered in connection with the creation of a Basket may differ from the Index Futures to be delivered in connection with the redemption of a Basket. For example, expiring Index Futures may be delivered in connection with the redemption of a Basket while more recently listed Index Futures may be delivered in connection with the creation of a Basket. The Trust does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets.

The profit or loss on the Trust’s Index Futures positions should correlate with increases and decreases in the value of the S&P GSCI-ER, although this correlation is not expected to be exact. The return on the Index Futures, together with interest on the non-cash Collateral Assets, is expected to result in a total return that corresponds generally, but is not identical, to the Index. Differences between the returns on the Shares and the performance of the Index may be based on, among other factors, differences between the return on the Collateral Assets and the U.S. Treasury rate used to calculate the U.S. Treasury return component of the Index, timing differences, differences between the portion of the Trust’s assets invested in Index Futures versus the portion of the return of the Index contributed by the S&P GSCI-ER, differences between the settlement price of Index Futures and the closing level of the S&P GSCI-ER and the payment of expenses and liabilities by the Trust.

The Advisor acts as the commodity trading advisor for the Trust. The Advisor, on behalf of the Trust, is authorized to invest all of the Trust’s assets in long positions in Index Futures and in Collateral Assets in order to satisfy applicable margin requirements on those Index Futures positions. Any cash that the Trust accepts in connection with the creation of Shares is used to purchase additional Index Futures and Collateral Assets, in an amount that the Advisor determines will enable the Trust to achieve investment results that correspond with the Index, before the payment of the Trust’s expenses and liabilities. The Advisor does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the S&P GSCI-ER or the value of the Collateral Assets.

The Shares are intended to constitute an alternative means for investors to achieve investment exposure to the performance of the Index. Although the Shares are not the exact equivalent of an investment in the underlying futures contracts and Treasury securities represented by the Index, the Shares are intended to provide investors with an alternative method of participating in the commodities market. In addition, retail investors can gain exposure to the commodities underlying the S&P GSCI-ER by purchasing individual or small lots of Shares through traditional brokerage accounts, without being subject to the significantly higher minimum contract sizes required for directly establishing a position in the underlying commodities or futures contracts. The Shares are eligible for margin accounts.

Secondary Market Trading

While the Trust anticipates that the price of the Shares will fluctuate in a manner that reflects changes in the Trust’s net asset value over time, at any given time the Shares may trade at, above or below their NAV. The NAV fluctuates primarily with changes in the market value of Index Futures. The NAV may also be affected as a result of fluctuations in the value of Collateral Assets, but this fluctuation is not expected to be significant because the Collateral Assets are expected to consist of cash and U.S. Treasury securities. The trading price of the Shares fluctuates in accordance with changes in their NAV, intraday changes in the value of the Index Futures and market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between NYSE Arca, the exchange on which the Shares trade, the Exchanges on which Index Futures trade, and the principal commodities markets on which the futures contracts in the S&P GSCI-ER trade. While the Shares are expected to trade on NYSE Arca until 4:00 p.m. (New York time), liquidity in the markets for the Index Futures and the futures contracts underlying the S&P GSCI-ER is expected to be reduced whenever the principal markets for these contracts are closed. As a result, trading spreads, and the resulting premium or discount on the Shares, may widen during these “gaps” in market trading hours.

Valuation of Index Futures; Computation of the Trust’s Net Asset Value

The Sponsor has the exclusive authority to determine the net asset value of the Trust and the NAV, which it has delegated to the Trustee under the Trust Agreement. The Trustee determines the net asset value of the Trust and the NAV as of 4:00 p.m. (New York time), on each Business Day on which NYSE Arca is open for regular trading, as soon as practicable after that time. A “Business Day” is a day (1) on which none of the following occurs: (a) NYSE Arca is closed for regular trading, (b) an Exchange is closed for regular trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Trustee determines that it is able to conduct business.

The Trustee values the Trust’s long positions in Index Futures on the basis of that day’s settlement prices for the Index Futures held by the Trust, as announced by the applicable Exchange. The value of the Trust’s positions in any particular Index Futures contract equals the product of (a) the number of such Index Futures owned by the Trust, (b) the settlement price of such Index Futures contract on the date of calculation and (c) the multiplier of such Index Futures contract. If there is no announced settlement price for a particular Index Futures contract on a Business Day, the Trustee uses the most recently announced settlement price unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate as a basis for valuation. The daily settlement price for each Index Futures contract currently held by the Trust is established on each trading day by the CME which is generally 2:40 p.m. (New York time).

The Trustee values all other holdings of the Trust at (a) its current market value, if quotations for such property are readily available, or (b) its fair value, as reasonably determined by the Trustee, if the current market value cannot be determined.

Once the value of the Index Futures and interest earned on the Trust’s non-cash Collateral Assets has been determined, the Trustee subtracts all accrued expenses and liabilities of the Trust as of the time of calculation in order to calculate the net asset value of the Trust.

Once the net asset value of the Trust has been calculated, the Trustee determines the NAV by dividing the net asset value of the Trust by the number of Shares outstanding at the time the calculation is made. Any changes to NAV that may result from creation and redemption activity occurring on any Business Day is not reflected in NAV until the following Business Day.

The NAV for each Business Day on which NYSE Arca is open for regular trading is expected to be distributed through major market data vendors and published online at http://www.ishares.com, or any successor thereto. The Trust updates the NAV as soon as practicable after each subsequent NAV is calculated.

Trust Expenses

The Sponsor has agreed under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Advisor and their respective agents, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs, (7) license fees and (8) legal expenses relating to the Trust of up to $100,000 annually. As of the date of this prospectus, the Sponsor estimates that these annual administrative, operational and marketing expenses will be approximately 0.20% of the net asset value of the Trust per year, although the actual amount of these expenses may be more or less. The Trust is not expected to have other ordinary recurring administrative, operational or marketing expenses other than brokerage commissions and similar transaction fees, as described below.

In return for paying the expenses described above, the Sponsor receives the Sponsor’s Fee, which accrues daily at an annualized rate of up to 0.75% of the Adjusted Net Asset Value of the Trust, is payable by the Trust monthly in arrears, and is subject to adjustment from time to time, except that the Sponsor’s Fee may not be adjusted to above 0.75% of the Adjusted Net Asset Value absent an amendment to the Trust Agreement and thirty days’ prior notice to registered holders of the Shares. For a description of how the net asset value of the Trust is calculated, see “—Valuation of Index Futures; Computation of the Trust’s Net Asset Value” above.

The Sponsor and the Trustee may amend or terminate the Sponsor’s obligation to pay certain expenses of the Trust in compliance with the requirements described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

The Trust is responsible for paying any applicable brokerage commissions and similar transaction fees out of its assets. As of the date of this prospectus, the Sponsor estimates that these brokerage commissions and transaction fees will equal approximately 0.05% of the net asset value of the Trust per year.

The following expenses are paid out of the assets of the Trust:

•	any expenses of the Trust (including the Sponsor’s Fee) that are not assumed by the Sponsor;

•	any taxes and other governmental charges that may fall on the Trust or its property;

•

any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expense of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of holders of the Shares; and

•	any indemnification of the Sponsor, the Advisor or other agents, service providers or counterparties of the Trust.

The Trustee is also entitled to charge the Trust for all expenses and disbursements incurred by the Trustee in connection with the actions described in the second and third bullet points above, including fees and disbursements of its legal counsel; provided that the Trustee is not entitled to charge the Trust for (1) expenses and disbursements that were incurred by it before the Shares were publicly traded and (2) fees of agents for performing services that the Trustee is required under the Trust Agreement to perform.

The Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. The Trustee is not responsible for any depreciation or loss incurred by reason of the liquidation of Trust property made in compliance with the Trust Agreement.

Tax Administrator

The Trustee has retained PricewaterhouseCoopers LLP as Tax Administrator to provide tax reporting and tax administrative services. The Trustee may terminate the Tax Administrator at any time.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT

The Trust is a statutory trust organized under the laws of the State of Delaware on July 7, 2006. Prior to May 9, 2007, the Trust was known as the iShares® GSCI® Commodity-Indexed Trust. The Trust intends to continuously offer Shares to the public, but is not required to do so and has in the past suspended issuances of new Shares. The required consideration for the Trust’s issuance of Shares consists of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets). The Trust is governed by the Third Amended and Restated Trust Agreement, dated as of December 31, 2013, among the Sponsor, the Trustee and the Delaware Trustee. The Trust Agreement sets out the rights of the registered holders of the Shares and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee. Delaware law governs the Trust Agreement, the Trust and the Shares.

Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust consist of its positions in Index Futures and Collateral Assets held to satisfy applicable margin requirements on those Index Futures positions. The Trust may also hold a limited amount of cash necessary to cover any expenses of the Trust not assumed by the Sponsor. In addition, there may be other situations where the Trust may hold cash. For example, a claim may arise against an Authorized Participant, or any other third party, which is settled in cash. Any cash held by the Trust is held in a non-interest-bearing account. The Trust is not an investment company registered under the Investment Company Act and is not required to register under that Act.

The following summary is qualified by reference to the entire Trust Agreement and the form of Authorized Participant Agreement, which are filed as exhibits to the registration statement of which this prospectus is a part.

Creations of Baskets

The Trust intends to offer Shares on a continuous basis on each Business Day, but issuances of new Shares may be suspended at any time. Creations were suspended from August 24, 2009 to April 26, 2010, because the Trust could not invest the proceeds of new issuances in additional Index Futures positions due to restrictions on speculative position limits imposed by the CME. Shares may be offered only in Baskets of 50,000 Shares. Baskets are typically issued only in exchange for an amount of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets) equal to the Basket Amount for the Business Day on which the creation order was received by the Trustee. The Basket Amount for a Business Day has a per Share value equal to the NAV as of such day, and the assets included in the Basket Amount are valued in the same manner and on the same basis as the Trust’s NAV calculations for its assets generally, as more fully described in “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.” Creation orders received after 2:40 p.m. (New York time) are not deemed to be received until the following Business Day. In limited circumstances and subject to the approval of the Trustee, Baskets may be created for cash equal to the NAV of the Shares constituting a Basket as determined on the date the related creation order was received, plus the costs incurred by the Trust in establishing the corresponding Index Futures positions and acquiring the related Collateral Assets. Creation orders for Baskets paid for solely in cash that are received after 10:00 a.m. (New York time) will be deemed received as of the following Business Day. The Trustee notifies the Authorized Participants of the Basket Amount on each Business Day.

Before the Trust issues any Baskets to an Authorized Participant, that Authorized Participant must deliver to the Trustee a creation order indicating the number of Baskets it intends to purchase and providing other details with respect to the procedures by which the Baskets are to be transferred. The Trustee expects to acknowledge the creation order unless it or the Sponsor decides to refuse the order as described below under “—Requirements for Trustee Actions.”

Upon the transfer of (1) the required consideration of Index Futures in the amounts and of the type specified by the Trustee, and cash (or, in the discretion of the Sponsor, other Collateral Assets) in the amounts specified by the Trustee, in each case to the accounts specified by the Trustee, and (2) all transaction fees associated with creations (including but not limited to fees charged by the Exchange and the Clearing FCM) per Basket, the Trustee delivers the appropriate number of Baskets to the DTC account of the Authorized Participant. The total transaction fees charged per Basket created may change from time to time. See “—Fees for Creations and Redemptions.”

Only Authorized Participants can transfer the required consideration and receive Baskets in exchange. Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An Authorized Participant is under no obligation to the Trust to create or redeem Baskets for itself or on behalf of other persons. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. The Sponsor and the Trustee maintain a current list of Authorized Participants.

No Shares are issued unless and until the Trustee receives confirmation that the required consideration has been received in the account or accounts specified by the Trustee. It is expected that delivery of the Shares will be made against transfer of consideration on the next Business Day following the Business Day on which the creation order is received by the Trustee, which is referred to as a T+1 settlement cycle. If the Trustee has not received the required consideration for the Shares to be delivered on the delivery date, by 11:00 a.m. (New York time), the Trustee may cancel the creation order.

The Trustee has the right to reject any creation order for any reason. The reasons for the rejection may include, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares or the Index Futures impossible or impractical, (3) a determination by the Trustee that the acceptance of the related order would have adverse tax or other consequences to the Trust or the Shareholders, or (4) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to the Trustee, the Sponsor or the Trust Administrator. Each Authorized Participant Agreement provides that neither the Trustee nor any agents acting on its behalf will be liable to any person for rejecting a creation order.

Redemptions of Baskets

Authorized Participants may typically surrender Baskets in exchange only for an amount of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets) equal to the value of the Basket Amount on the Business Day the redemption request is received by the Trustee. Redemption orders received after 2:40 p.m. (New York time) are not deemed to be received until the following Business Day. Holders of Baskets who are not Authorized Participants are not able to redeem their Baskets except through an Authorized Participant. It is expected that Authorized Participants may redeem Baskets for their own accounts or on behalf of Shareholders who are not Authorized Participants, but no Authorized Participant is under any obligation to the Trust to do so.

Before surrendering Baskets for redemption, an Authorized Participant must deliver to the Trustee a request indicating the number of Baskets it intends to redeem and providing other details with respect to the procedures by which the assets representing the required Basket Amount are to be transferred. The Trustee expects to acknowledge the redemption order unless it or the Sponsor decides to refuse the redemption order as described below under “—Requirements for Trustee Actions.”

After the delivery by the Authorized Participant to the Trust’s DTC account of the total number of Shares to be redeemed by an Authorized Participant, the Trustee delivers to the order of the redeeming Authorized Participant redemption proceeds consisting of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets). The assets included in the redemption proceeds are valued in the same manner and on the same basis as the Trust’s NAV calculations for its assets generally, as more fully described in “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.” In connection with a redemption order, the redeeming Authorized Participant authorizes the Trustee to deduct from the proceeds of redemption any and all transaction fees associated with redemptions. See “—Fees for Creations and Redemptions.” Shares can be surrendered for redemption only in Baskets.

It is expected that delivery of the Index Futures and cash or other Collateral Assets to the redeeming Shareholder will be made against transfer of the Baskets on the next Business Day following the Business Day on which the redemption request is received by the Trustee, which is referred to as a T+1 settlement cycle. If the Trustee’s DTC account has not been credited with the total number of Shares to be redeemed pursuant to the redemption order by 11:00 a.m. (New York time), on the delivery date, the Trustee may cancel the redemption order.

The Trustee has the right to reject any redemption order for any reason. The reasons for the rejection may include, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares or the Index Futures impossible or impractical, (3) a determination by the Trustee that the acceptance of the related order would have adverse tax or other consequences to the Trust or the Shareholders, or (4) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to the Trustee, the Sponsor or the Trust Administrator. Each Authorized Participant Agreement provides that neither the Trustee nor any agents acting on its behalf will be liable to any person for rejecting a redemption order.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Trustee on behalf of the Trust. The Shares settle through DTC’s book-entry settlement system. So long as the Shares are eligible for DTC settlement, there is expected to be only one certificate evidencing Shares, registered in the name of a nominee of DTC. Investors are expected to be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants in DTC. Investors generally are not entitled to receive separate certificates evidencing Shares. Because Shares can be held only in the form of book entries through DTC and its participants, investors must rely on DTC, a DTC participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book- entry form. See also “The Securities Depository; Book-Entry-Only System; Global Security.”

Limitation of Liabilities

You cannot lose more than the value of your investment in the Shares. Under Delaware law, Shareholders’ liability is limited to the same extent as the liability of stockholders of a for profit Delaware business corporation. Under the Trust Agreement, registered holders of Shares may be liable for applicable transfer taxes and other governmental charges payable by the Trustee in connection with the transfer or redemption of Shares.

Cash and Other Distributions

The Trust has no obligation to make periodic distributions to Shareholders. The Sponsor has the exclusive authority to determine when a cash distribution should be made, which it in turn has delegated to the Trustee. If the Sponsor determines that there is excess cash being held in the Trust beyond what is expected to be needed to achieve its investment objective and pay the Trust’s anticipated expenses, the Sponsor may cause the excess cash to be distributed to the registered holders of the shares or cause it to be invested in additional Index Futures or Collateral Assets.

If the Trust receives any non-cash proceeds in respect of Trust property (other than proceeds subject to creation and redemption orders), the Trustee, at the direction of the Sponsor, will distribute the non-cash proceeds to the Shareholders by any means lawful, equitable and feasible. If the Trustee cannot distribute the non-cash proceeds proportionately among the Shareholders, the Trustee, at the direction of the Sponsor, will adopt any other method that it deems to be lawful, equitable and feasible, including public or private sale.

Registered holders of Shares will receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee will deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. It will distribute only whole United States dollars and cents and will round fractional cents down to the nearest whole cent. The Trust Agreement provides that the Trust shall not be required to make any distributions in violation of applicable law.

Share Splits

If requested by the Sponsor, the Trustee will declare a split or a reverse split in the number of Shares outstanding and make a corresponding change in the number of Shares constituting a Basket. The Trustee is not required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Trust property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust property to the Shareholders entitled to them.

Voting Rights

Shares do not have any voting rights. However, registered holders of at least 25% of the Shares have the right to require the Trustee to cure any material breach by it of the Trust Agreement, and registered holders of at least 75% of the Shares have the right to require the Trustee to terminate the Trust as described under “— Amendment and Dissolution.”

Fees for Creations and Redemptions

Each order for the creation of Baskets must be accompanied by a payment to the Trustee of a transaction fee per Basket. In connection with a redemption order, the redeeming Authorized Participant authorizes the Trustee to deduct from the proceeds of redemption a transaction fee per Basket. The Trustee expects that the transaction fee for Index Futures in creations and redemptions will average to approximately 0.05% of the Basket Amount in any given year, although the actual amount of the transaction fee may be more or less. The transaction fees associated with the creation and redemption of Baskets is subject to change from time to time. Under the terms of the Trust Agreement, Authorized Participants creating or redeeming Baskets are obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption. With the approval of the Trustee, Baskets may be created or redeemed for cash, in which case the Authorized Participant is required to pay any additional costs relating to such a creation or redemption, including the costs incurred by the Trust in establishing or liquidating the corresponding Index Futures position and acquiring or disposing of the related Collateral Assets.

Trust Expenses

The following expenses are paid out of the assets of the Trust:

•	any expenses of the Trust (including the Sponsor’s Fee) that are not assumed by the Sponsor;

•	any taxes and other governmental charges that may fall on the Trust or its property;

•

any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expenses of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of holders of the Shares; and

•	any indemnification of the Sponsor, the Advisor or other agents, service providers or counterparties of the Trust.

The Trustee is also entitled to charge the Trust for all expenses and disbursements incurred by the Trustee in connection with the actions described in the second and third bullet points above, including fees and disbursements of its legal counsel; provided that the Trustee is not entitled to charge the Trust for (1) expenses and disbursements that were incurred by it before the Shares were publicly traded and (2) fees of agents for performing services that the Trustee is required under the Trust Agreement to perform.

The Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. If it is necessary for the Trust to liquidate Trust property or apply income from its investments to meet extraordinary expenses, the NAV is expected to decrease.

The Trustee is not responsible for any depreciation or loss incurred by reason of the liquidation of the Trust’s property made in compliance with the Trust Agreement.

Payment of Taxes

The Trustee may deduct the amount of any taxes owed from any distributions it makes. It may also sell the Trust’s assets, by public or private sale, to pay any taxes owed. Registered holders of Shares remain liable if the proceeds of the sale are not enough to pay the taxes.

Valuation of the Trust Assets

See “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.”

Limitations on Obligations and Liability

The Trust Agreement expressly limits the obligations and liabilities of the Sponsor and the Trustee. The Sponsor and the Trustee:

•	are obligated to take only the actions specifically set forth in the Trust Agreement without negligence or bad faith;

•	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their respective obligations under the Trust Agreement;

•	are not liable if they exercise or fail to exercise discretion permitted under the Trust Agreement;

•	have no obligation to prosecute a lawsuit or other proceeding related to the Shares or the Trust’s property on behalf of any holders of Shares or on behalf of any other person; and

•	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

In addition, under the Trust Agreement, the Trust is obligated to indemnify the Sponsor and its shareholders, directors, officers, employees, affiliates and subsidiaries for any liability or expense incurred by any such person that arises out of or in connection with the performance of obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, absent such person’s negligence, bad faith, willful misconduct or reckless disregard of such person’s duties and obligations.

Amendment and Dissolution

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders. If an amendment imposes or increases fees or charges (other than the Sponsor’s Fee, to the extent it does not exceed 0.75% of the Adjusted Net Asset Value, and other than taxes and other governmental charges) or prejudices a substantial existing right of the Shareholders or similarly materially adversely affects any Shareholder, it will not become effective until 30 days after the Trustee notifies the registered holders of the amendment. No adjustment of the Sponsor’s Fee to above 0.75% of the Adjusted Net Asset Value will be effective until the passage of the foregoing 30-day period.

An amendment to the Trust Agreement may substantially alter the nature of an investment in the Shares, including, for example, amendments that change the assets through which the Trust seeks to achieve its investment objective or that cause the Trust to seek investment returns corresponding to the performance of another index. At the time an amendment becomes effective, by continuing to hold Shares, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended. In no event may any amendment impair the right of a Shareholder to surrender Baskets and receive therefor the amount of Trust property represented thereby, except in order to comply with mandatory provisions of applicable law. In addition, no amendment to the Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as an association taxable as a corporation for United States federal income tax purposes.

The Trustee will dissolve the Trust if:

•	the Trustee is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•	registered holders of at least 75% of the outstanding Shares notify the Trustee that they have elected to dissolve the Trust;

•	sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•

the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;

•

the Sponsor determines to liquidate the Trust in accordance with the terms of the Trust Agreement, which provides that the Sponsor may liquidate the Trust at any time the Sponsor determines that liquidating the Trust is advisable. The Sponsor may, for example (but will not be obligated to), liquidate the Trust if, among other reasons, (1) legal, regulatory or market changes occur that would result, in the opinion of the Sponsor, in a decrease of investment opportunities available to meet the Trust’s investment objective, (2) the Index Sponso rceases to maintain the Index and, in the opinion of the Sponsor, no successor or reasonably similar index is available, or (3) the value of the Trust is at a level at which continued operation of the Trust is not cost-efficient;

•

the Trust is treated as an association taxable as a corporation for United States federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Trustee will notify DTC at least 30 days before the date for dissolution of the Trust. After termination, the Trustee and its agents will do the following under the Trust Agreement but nothing else: (1) collect distributions pertaining to Trust property, (2) pay the Trust’s expenses and sell assets as necessary to meet those expenses and (3) deliver Trust property upon surrender and cancellation of Shares. Ninety days or more after dissolution, the Trustee may sell any remaining Trust property in a public or private sale. After that, the Trustee will hold the money it received on the sale and any other cash it is holding under the Trust Agreement for the pro rata benefit of the registered holders that have not surrendered their Shares. The Trustee will not invest the money and will have no liability for interest. The Trustee’s only obligations will be to account for the money and other cash, after deduction of applicable fees, trust expenses and taxes and governmental charges.

Requirements for Trustee Actions

Before the Trustee delivers or registers a transfer of Shares, makes a distribution on Shares, or permits the withdrawal of Trust property, the Trustee may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or property of the Trust;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including the presentation of transfer documents.

The Trustee may suspend the delivery of Shares, registrations of transfer of Shares and surrenders of Shares for the purpose of withdrawing property of the Trust generally, or may refuse particular deposit, transfer or withdrawal requests at any time when the books of the Trustee are closed or at any time if the Trustee or the Sponsor determines that it is necessary or advisable to do so for any reason.

Delegation by the Trustee to the Trust Administrator, Tax Administrator or Other Agent

The Trustee may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator and the Tax Administrator, without the consent of the Sponsor, any Authorized Participant or any Shareholders. The Trustee is not required to appoint a new Trust Administrator, Tax Administrator or other agent upon any termination of any of these delegations.

Custody of the Trust Assets

The Trust’s Index Futures and the Collateral Assets posted as margin for these Index Futures positions are held in the Trust’s account, established at its Clearing FCM. The Clearing FCM further transfers some or all of the Collateral Assets posted as margin for the Trust’s Index Futures positions to the Exchange.

Substantially all of the Trust’s remaining assets consist of Collateral Assets held in the Trust’s accounts at the Trust Administrator.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate will represent all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants, the records of DTC Participants, with respect to Indirect Participants, and the records of Indirect Participants with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Trustee and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trust will be dissolved.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR

The Sponsor

The Sponsor is iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company and an indirect subsidiary of BlackRock, Inc. The Sponsor operates as the commodity pool operator for the Trust.

The Sponsor has been registered with the CFTC as a commodity pool operator and has been a member of the NFA since June 22, 2009. Since November 2012, the Sponsor has also served as sponsor of the iShares® Gold Trust and the iShares® Silver Trust, each of which is a trust that publicly offers shares registered with the SEC. Neither the iShares® Gold Trust nor the iShares® Silver Trust is a commodity pool regulated by the CFTC or the NFA. Since August 2013, the Sponsor has also served as sponsor of the iShares® Commodity Optimized Trust, a CFTC-regulated publicly traded commodity pool that offers shares registered with the SEC.

The Sponsor’s principal office is located at 400 Howard Street, San Francisco, CA 94105.

The Sponsor was formed as a Delaware limited liability company on June 16, 2009. The sole member and manager of the Sponsor is BlackRock Asset Management International Inc., a Delaware corporation, and an indirect subsidiary of BlackRock, Inc.

BlackRock Asset Management International Inc., the sole member and manager of the Sponsor, was organized as a Delaware corporation on March 22, 1990. Since January 2004, BlackRock Asset Management International Inc. has held an equity interest in a securities lending platform. From January 2005 to November 2012, BlackRock Asset Management International Inc. served as sponsor of the iShares® Gold Trust. From April 2006 to November 2012, BlackRock Asset Management International Inc. served as sponsor of the iShares® Silver Trust. From July 2006 to December 2013, BlackRock Asset Management International Inc. also served as sponsor and commodity pool operator of the Trust and as manager and commodity pool operator of the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, a subsidiary of the Trust that was liquidated on January 1, 2014. Since October 2007, BlackRock Asset Management International Inc. has served as sponsor of the iShares® Mexico Trust, a trust that issues Mexican exchange-traded equity funds. Since December 2008, BlackRock Asset Management International Inc. has served as sponsor of the following Brazilian exchange-traded equity funds: iShares® Ibovespa Fundo de Indice, iShares® BM&FBovespa Small Cap Fundo de Indice, and iShares® BM&FBovespa MidLarge Cap Fundo de Indice. BlackRock Asset Management International Inc. was registered under the CEA as a commodity pool operator from October 13, 2005, and was a member of the NFA, until it withdrew its commodity pool operator registration and NFA membership on February 13, 2014.

Certain performance data regarding the Sponsor and BlackRock Asset Management International Inc., its sole member and manager, may be found starting on page 71.

BlackRock Asset Management International Inc., the predecessor to the Sponsor, arranged for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on NYSE Arca. The Sponsor has agreed under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Advisor and their respective agents, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs, (7) license fees and (8) legal expenses relating to the Trust of up to $100,000 annually. In recognition of its paying these expenses, the Sponsor is entitled to receive the Sponsor’s Fee, which accrues daily at an annualized rate of up to 0.75% of the Adjusted Net Asset Value of the Trust, is payable by the Trust monthly in arrears, and is subject to adjustment from time to time, except that the Sponsor’s Fee may not be adjusted to above 0.75% of the Adjusted Net Asset Value absent an amendment to the Trust Agreement and 30 days’ prior notice to registered holders of the Shares. For a description of how the net asset value of the Trust is calculated, see “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.”

The Sponsor has the authority under the Trust Agreement to direct the Trustee in the operation of the Trust, although the Sponsor does not expect to exercise day-to-day oversight over the Trustee. The Sponsor may remove the Trustee and appoint a successor Trustee if the Trustee ceases to meet certain objective requirements, or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.

Other than the Sponsor’s limited investment in Shares in connection with its role as Tax Matters Partner of the Trust, neither the Sponsor nor any of its principals are expected to hold any beneficial interest in the Trust. The Sponsor and its principals are only permitted to trade commodity interests for their own accounts in accordance with the Sponsor’s code of ethics. The Sponsor does not intend to permit Shareholders to review its records with respect to any such trading or any written policies related to such trading.

Principals and Key Personnel of the Sponsor

Paul Lohrey is the President and Chief Executive Officer of the Sponsor, and Jack Gee is the Chief Financial Officer of the Sponsor.

The Sponsor is managed by a Board of Directors composed of Philip Jensen, Peter F. Landini, Kimun Lee, Jack Gee and Paul Lohrey.

Paul Lohrey, CFA, 53, became a principal of the Sponsor in April 2014 and has served as its President and Chief Executive Officer since November 2015. Mr. Lohrey joined BlackRock, Inc., a global asset management firm, as a Managing Director in June 2010. Prior to joining BlackRock, Inc., Mr. Lohrey served as Chief Investment Officer, Europe for The Vanguard Group, an asset management firm, from October 2008 to May 2010. He also held various positions in equity and fixed income portfolio management while at Vanguard from August 1994. Mr. Lohrey earned a Bachelor of Arts degree in economics from Duke University in 1984 and an MBA in Finance from the University of Chicago in 1986.

Jack Gee, 56, became a principal of the Sponsor in September 2011 and serves as its Chief Financial Officer. Since December 2011, Mr. Gee was a principal of BlackRock Asset Management International Inc., a former commodity pool operator that withdrew its commodity pool operator registration in February 2014, and serves as its Chief Financial Officer, Chief Operating Officer and Director. Mr. Gee served as Director of US Fund Administration of BlackRock Institutional Trust Company N.A., a national banking association, a commodity pool operator and a commodity trading advisor registered with the CFTC, from September 2004 to January 2010. Since January 2010, Mr. Gee has served as Managing Director, performing supervisory and managerial functions, of BlackRock Institutional Trust Company, N.A. Prior to joining BlackRock Institutional Trust Company, N.A., Mr. Gee served as Chief Financial Officer of Parnassus Investments, an investment adviser registered with the SEC, from March 2004 to September 2004; Chief Financial Officer of Cazenave Partners, an investment adviser registered with the SEC, from October 2003 to March 2004; Controller of Paul Capital Partners, an investment firm focusing on the secondary private equity and healthcare market, from October 2002 to October 2003; Chief Financial Officer of Fremont Investment Advisors, Inc., an investment adviser formerly registered with the SEC, from October 1997 to September 2002. Mr. Gee earned a Bachelor of Science degree in accounting from the California State University in 1982.

Philip Jensen, 57, became a principal of the Sponsor in September 2009, and is Chairman of the Sponsor’s audit committee. Since June 2001, Mr. Jensen has served as Partner and Chief Financial Officer of Paul Capital Partners, an investment firm focusing on the secondary private equity and healthcare market. Mr. Jensen received his Bachelor of Science from San Francisco State University and is a certified public accountant.

Peter F. Landini, 64, became a principal of the Sponsor in September 2009 and is a member of the Sponsor’s audit committee. In January 2003, Mr. Landini joined RBP Investment Advisors, Inc., a financial planning consultancy firm, for which he presently serves as Partner and Wealth Manager. Mr. Landini received his Bachelor of Science degree in Accounting from Santa Clara University and an MBA in Finance from Golden Gate University. Mr. Landini is a certified financial planner and is a member of the Financial Planning Association.

Kimun Lee, 69, became a principal of the Sponsor in September 2009, and is a member of the Sponsor’s audit committee. Mr. Lee is a California-registered investment adviser and has conducted his consulting business under the name Resources Consolidated since January 1980. Since September 2010, Mr. Lee has served as a member of the board of directors of Firsthand Technology Value Fund, Inc., a mutual fund company. Since April 2013, Mr. Lee has served as a member of the board of directors of Firsthand Funds, a mutual fund company. Since April 2014, Mr. Lee has served as a member of the board of trustees of FundX Investment Trust, a mutual fund company. Until January 2005, Mr. Lee also served as a member of the board of directors of Fremont Mutual Funds, Inc., a mutual fund company. Mr. Lee received his Bachelor of Arts from the University of the Pacific and an MBA from University of Nevada, Reno. He also completed the executive education program on corporate governance at Stanford Graduate School of Business.

Greg Savage, 44, became a principal and associated person of the Sponsor in July 2012 and performs supervisory and managerial functions. Since March 2009, Mr. Savage was a principal and associated person, performing supervisory and managerial functions, of BlackRock Asset Management International Inc., a former commodity pool operator that withdrew its commodity pool operator registration in February 2014. Mr. Savage has served as a Senior Portfolio Manager and Team Leader for BlackRock Fund Advisors, an investment advisor registered with the SEC and a commodity trading advisor registered with the CFTC, since September 2007 and became a principal and associated person of that entity in March 2009. Mr. Savage also served as a Portfolio Manager for BFA from March 2001 to September 2007. Mr. Savage served as a Transition Services Manager for BlackRock Institutional Trust Company, N.A., a national banking association and commodity trading advisor registered with the CFTC, from June 1999 to March 2001 and became an associated person of that entity in June 2007. Mr. Savage received his Bachelor of Science in Accounting from the University of Colorado at Boulder and is a CFA charterholder. He has the FINRA Series 7, 63 and 3 licenses.

Russ Koesterich, 49, became a principal of the Sponsor in June 2012 and performs supervisory and managerial functions. Mr. Koesterich became a principal of the Advisor in July 2012 and performs supervisory and managerial functions. Mr. Koesterich joined BlackRock Institutional Trust Company, N.A., a national banking association and a commodity trading advisor registered with the CFTC, in March 2005, and performs supervisory and managerial functions. Since October 2010, Mr. Koesterich has served as Global Head of Strategy of the iShares® business. Mr. Koesterich served as a Senior Portfolio manager from March 2005 to March 2007, Head of U.S. Strategy for Active Equity from April 2007 to December 2008 and Head of Global Strategy for Active Equity from January 2009 to September 2010. Prior to joining BlackRock Institutional Trust Company, N.A., Mr. Koesterich served as Head of North American Strategy of State Street Bank and Trust, a national banking association, from June 2002 to March 2005. Mr. Koesterich earned a Bachelor of Arts degree in history from Brandeis University in 1987, a Juris Doctor degree from Boston College in 1990 and an MBA from Columbia University in 1995.

BlackRock Asset Management International Inc. became a principal of the Sponsor in June 2009.

THE TRUSTEE

The Trustee is BlackRock Institutional Trust Company, N.A., a national banking association and an indirect subsidiary of BlackRock, Inc. The Trustee’s principal office is located at 400 Howard Street, San Francisco, CA 94105. The Trustee has authority to delegate some of its responsibilities under the Trust Agreement to the Trust Administrator, the Tax Administrator or other agents. The Trustee also maintains certain books and records of the Sponsor relating to communications with Shareholders at the offices of the Trustee.

State Street Bank and Trust Company, a trust company organized under the laws of Massachusetts, currently serves as the Trust Administrator. State Street Bank and Trust Company’s principal office is located at One Lincoln Street, Boston, MA 02111. State Street Bank and Trust Company is subject to supervision by the Massachusetts Commissioner of Banks and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption of Shares, the net asset value of the Trust and transaction fees may be obtained from State Street Bank and Trust Company. Basket composition and the names of the parties that have executed an Authorized Participant Agreement may be obtained from iShares by calling the following number: 1-800-474-2737. A copy of the Trust Agreement is available for inspection at the Trust Administrator’s office identified above. Books and records of the Sponsor with respect to the Trust are maintained at this office of State Street Bank and Trust Company (other than records maintained by the Trustee or the Tax Administrator as described herein).

The Trustee is responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Sponsor and the Advisor with respect to the receipt and delivery of consideration transferred to, or by, the Trust in connection with each creation and redemption of Baskets, (3) calculating the net asset value of the Trust on each Business Day, (4) calculating net income and realized capital gains or losses, and (5) paying the Trust’s expenses. The Trustee has delegated certain tax-related services to the Tax Administrator, and the remainder of the day-to-day responsibilities to the Trust Administrator.

The Trustee’s fees are paid by the Sponsor.

The Trustee and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Trust Administrator

State Street Bank and Trust Company serves as the Trust Administrator. The Trust Administrator has been engaged to provide certain administrative services, including calculating the value of certain of the Trust’s assets, maintaining custody of Collateral Assets not posted as margin, transferring Collateral Assets in satisfaction of applicable margin requirements, and maintaining certain records and accounts. The Trust Administrator has established and maintains one or more securities accounts and one or more cash accounts on behalf of the Trust in which the Collateral Assets are deposited and held. In general, the Sponsor exercises control over these accounts. The Sponsor has delegated the authority to supervise and direct the investments of the assets in the Trust’s accounts to the Advisor, and has delegated the authority to make and receive applicable margin payments relating to the Trust’s Index Futures positions to the Trust Administrator.

The Trust Administrator’s services are governed under the Master Services Agreement between the Trust Administrator and the Trust. The Master Services Agreement consists of a master services agreement supplemented by related service modules and other documentation specifying the service levels provided by, and related fees payable to, the Trust Administrator in connection with its services. The fees of the Trust Administrator are paid by the Sponsor on behalf of the Trust. The Trust Administrator is exculpated and indemnified by the Trust under the terms of the Master Services Agreement.

Under the applicable service modules, the Trust Administrator has agreed to provide its services for a term ending on May 15, 2018. In addition, the Trust Administrator may terminate its services for certain material breaches of the Master Services Agreement or for failure to pay fees within a specified grace period. The Trust may terminate the Master Services Agreement for cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Trust Administrator.

THE DELAWARE TRUSTEE

Wilmington Trust Company serves as the Delaware Trustee of the Trust. The Delaware Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

THE ADVISOR

The Advisor is BFA, a California corporation and an indirect subsidiary of BlackRock, Inc. The Advisor serves as the commodity trading advisor for the Trust. The Advisor has been registered as a commodity trading advisor with the CFTC, and as a member of the NFA, since April 5, 1993. The Advisor has been registered as a commodity pool operator with the CFTC since October 14, 2014. The Trust has entered into a commodity trading advisor agreement with the Advisor, which provides the Advisor with discretionary authority to make all determinations with respect to the Trust’s assets, subject to specified limitations.

Except as described below, neither the Advisor nor any of its principals are expected to hold any beneficial interest in the Trust. The Advisor and its principals are only permitted to trade commodity interests for their own accounts in accordance with the Advisor’s code of ethics. The Advisor does not intend to permit Shareholders to review its records with respect to any such trading or any written policies related to such trading.

Principals and Key Personnel of the Advisor

Laurence Fink is the Chief Executive Officer, Gary Shedlin is the Chief Financial Officer, Robert Goldstein is the Chief Operating Officer and Charles Park is the Chief Compliance Officer of the Advisor. Robert Kapito is the President of the Advisor. Greg Savage, a principal and registered associated person of the Advisor, is principally responsible for the trading decisions with respect to the Trust’s account.

The Advisor is managed by a Board of Directors, which is composed of Gary Shedlin, Robert Goldstein and Daniel Waltcher.

Certain performance data with respect to the Advisor can be found starting on page 71.

Laurence Fink, 63, became a principal of the Advisor in December 2009. Mr. Fink has served as Chairman and Chief Executive Officer of the Advisor since December 2009. Mr. Fink was a Director of the Advisor from December 2009 to June 2015. Mr. Fink has served as Chairman, Chief Executive Officer and Director of BlackRock, Inc., a global asset management firm, since January 1998; Chief Executive Officer since September 1994 of BlackRock Advisors, LLC, an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and swap firm, and a principal of that entity since November 2012; Chairman, Chief Executive Officer and Director of BlackRock Financial Management, Inc., an investment management company and a commodity trading advisor registered with the CFTC, since April 1988 and became a principal of that entity in May 1997; Chief Executive Officer of BlackRock Capital Management, Inc., an investment management company, since November 1999; Chief Executive Officer of Blackrock Institutional Management Corporation, an investment management company, since February 1998; Chief Executive Officer of BlackRock Investment Management, LLC, an investment management company, since September 2006 and became a principal of that entity in August 2008; Chairman, Chief Executive Officer and Director of State Street Research & Management Company, an investment management company, since February 2005; a principal of Enso Capital Management LLC, an investment management company, from May 2002 until his withdrawal as principal of that entity effective June 15, 2012 and a principal of Enso Capital Management II LLC from July 2002 to November 2009. Mr. Fink received his MBA from the University of California Los Angeles in 1976 and his Bachelor of Science in Political Science from California State University Northridge in 1974.

Robert Kapito, 59, became a principal of the Advisor in December 2009 and has served as its President since December 2009. Mr. Kapito served as a Director of the Advisor from December 2009 to June 2015. Mr. Kapito served as Director and Vice Chairman of BlackRock, Inc., a global asset management firm, from January 1998 to September 2007 and has served as President of that entity since September 2007. From February 1998 to September 2007, Mr. Kapito served as Director and Vice Chairman of BlackRock Advisors, LLC, an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and swap firm, and has served as President of that entity since September 2007 and principal of that entity since November 2012. Mr. Kapito also served as Director and Vice Chairman of BlackRock Capital Management, Inc., an investment management company and a commodity trading advisor registered with the CFTC, from November 1999 to September 2007 and has served as President of that entity since September 2007. Mr. Kapito served as Director and Vice Chairman of BlackRock Financial Management, Inc., an investment management company, from April 1988 to September 2007, became an associated person in October 1997, a principal in May 1997, and has served as President of that entity since September 2007. Mr. Kapito served as Director and Vice Chairman of BlackRock Institutional Management Corporation, an investment management company, from February 1998 to September 2007, and has served as President of that entity since September 2007. Mr. Kapito served as Director and Vice Chairman of BlackRock Investment Management, LLC, an investment management company, from September 2006 to September 2007, and has served as President of that entity since September 2007. Mr. Kapito became a principal of BlackRock Investment Management, LLC in November 2008. Mr. Kapito served as Director and Vice Chairman of State Street Research & Management Company, an investment management company, from February 2005 to September 2007, and has served as President of that entity since September 2007. Mr. Kapito received his Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania in 1979 and his MBA from the Harvard Graduate School of Business in 1983.

Gary Shedlin, 52, became a principal of the Advisor in May 2015 and has served as Chief Financial Officer of the Advisor since April 2015. Mr. Shedlin became a Director of the Advisor in June 2015. Mr. Shedlin became a principal of BlackRock Advisors LLC in November 2013 and has served as Chief Financial Officer of BlackRock Advisor LLC since May 2013 and performs supervisory and managerial functions. BlackRock Advisors LLC is an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and swap firm. Mr. Shedlin became a principal of BlackRock Financial Management Inc. in November 2013 and has served as Chief Financial Officer of BlackRock Financial Management Inc. since May 2013 and performs supervisory and managerial functions. BlackRock Financial Management Inc. is an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and swap firm. Mr. Shedlin became a principal of BlackRock Investment Management LLC in November 2013 and has served as Chief Financial Officer of BlackRock Investment Management LLC since May 2013 and performs supervisory and managerial functions. BlackRock Investment Management LLC is an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and swap firm. Mr. Shedlin became Chief Financial Officer of BlackRock, Inc., a global asset management firm, in March 2013. Mr. Shedlin was a Vice Chairman, Investment Banking and a Managing Director in the Financial Institutions Group at Morgan Stanley from June 2010 to February 2013. Prior to joining Morgan Stanley, Mr. Shedlin was Chairman of Citigroup’s Financial Institutions Group from October 2004 to June 2010. Mr. Shedlin received his Bachelor of Arts from Colgate University in 1985 and MBA degree from Harvard Business School in 1990.

Robert Goldstein, 42, became a principal of the Advisor in July 2014 and has served as Chief Operating Officer of the Advisor since June 2014. Mr. Goldstein became a Director of the Advisor in June 2015. Mr. Goldstein became a principal of BlackRock Advisors LLC in July 2014 and has served as Chief Operating Officer of BlackRock Advisor LLC since June 2014 and performs supervisory and managerial functions. BlackRock Advisors LLC is an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and swap firm. Mr. Goldstein became a principal of BlackRock Financial Management Inc. in July 2014 and has served as Chief Operating Officer of BlackRock Financial Management Inc. since June 2014 and performs supervisory and managerial functions. BlackRock Financial Management Inc. is an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and swap firm. Mr. Goldstein became a principal of BlackRock Investment Management LLC in July 2014 and has served as Chief Operating Officer of BlackRock Investment Management LLC since June 2014 and performs supervisory and managerial functions. BlackRock Investment Management LLC is an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and swap firm. Mr. Goldstein became Chief Operating Officer of BlackRock, Inc., a global asset management firm, in June 2014 and has led BlackRock Solutions®, an investment and risk management technology platform, since January 2009. Mr. Goldstein had been the head of Institutional Client Business at BlackRock, Inc. from November 2012 to May 2014. Mr. Goldstein received his Bachelor of Science from Binghamton University in 1994.

Charles Park, 48, became a principal of the Advisor in December 2012 and has served as Chief Compliance Officer for the Advisor since August 2006. Mr. Park became a principal of BlackRock Advisors LLC, a commodity pool operator and commodity trading advisor registered with the CFTC, in June 2014 and has served as its Chief Compliance Officer since June 2014. Mr. Park was a principal of BlackRock Asset Management International Inc., a former commodity pool operator that withdrew its commodity pool operator registration in February 2014, from December 2012 to February 2014. Mr. Park joined BlackRock Institutional Trust Company, N.A., a commodity pool operator and commodity trading advisor registered with the CFTC, in August 2006, and performs supervisory and managerial functions. Mr. Park has also served as the Chief Compliance Officer of the iShares business since August 2006 and of BlackRock SEC-registered funds since June 2014. Mr. Park was a principal of the Sponsor from December 2012 to April 2015. Prior to joining BlackRock Institutional Trust Company, N.A., in August 2006, Mr. Park served as Chief Compliance Officer of American Century Investment Management, Inc., an exempt commodity pool operator and an exempt commodity trading advisor, from October 1995 to July 2006. Mr. Park earned a Bachelor of Arts degree in economics from the University of Michigan in 1989 and a Juris Doctor from the University of Michigan in 1992.

Daniel Waltcher, 52, joined the Advisor in December 2009 as a Director and has been its principal, performing supervisory and managerial functions, since January 2010 and its Assistant Secretary since February 2012. Since November 2012, Mr. Waltcher has been a principal, performing supervisory and managerial functions, of BlackRock Advisors, LLC, an investment management company registered with the CFTC as a commodity trading advisor, commodity pool operator and swap firm. Mr. Waltcher has served as Deputy General Counsel and Managing Director of BlackRock Inc., a global asset management firm, since January 2005. From October 1998 to December 2001, Mr. Waltcher served as Director and Senior Counsel at BlackRock, Inc. and from January 2002 to December 2004, he served as Managing Director and Senior Counsel at that entity. Mr. Waltcher became a principal and serves as Managing Director, performing supervisory and managerial functions, of BlackRock Asset Management International Inc., a former commodity pool operator that withdrew its commodity pool operator registration in February 2014, BlackRock Financial Management Inc, an investment management company and a commodity trading advisor registered with the CFTC and BlackRock Investment Management LLC, an investment management company since February 2012. Mr. Waltcher was a principal and served as Secretary and Managing Director, performing supervisory and managerial functions, of the Sponsor from February 2012 to March 2015. Mr. Waltcher was a principal and served as Managing Director, performing supervisory and managerial functions, of BlackRock Institutional Trust Company, N.A., a national banking association and a commodity trading advisor registered with the CFTC, from February 2012 to February 2015. Previously, Mr. Waltcher was Senior Counsel of Chancellor Capital Management, Inc., a money management firm, from July 1995 to September 1998 and an associate at Simpson Thacher & Bartlett, a law firm, from October 1989 to June 1995. Mr. Waltcher received his Bachelor of Arts from Cornell University in 1984 and his JD from Cornell Law School in 1989.

Greg Savage, 44, became a principal and associated person of the Sponsor in July 2012 and performs supervisory and managerial functions. Since March 2009, Mr. Savage was a principal and associated person, performing supervisory and managerial functions, of BlackRock Asset Management International Inc., a former commodity pool operator that withdrew its commodity pool operator registration in February 2014. Mr. Savage has served as a Senior Portfolio Manager and Team Leader for the Advisor, an investment advisor registered with the SEC and a commodity trading advisor registered with the CFTC, since September 2007 and became a principal and associated person of that entity in March 2009. Mr. Savage also served as a Portfolio Manager for BFA from March 2001 to September 2007. Mr. Savage served as a Transition Services Manager for BlackRock Institutional Trust Company, N.A., a national banking association and commodity trading advisor registered with the CFTC, from June 1999 to March 2001 and became an associated person of that entity in June 2007. Mr. Savage received his Bachelor of Science in Accounting from the University of Colorado at Boulder and is a CFA charterholder. He has the FINRA Series 7, 63 and 3 licenses.

Russ Koesterich, 49, became a principal of the Sponsor in June 2012 and performs supervisory and managerial functions. Mr. Koesterich became a principal of the Advisor in July 2012 and performs supervisory and managerial functions. Mr. Koesterich joined BlackRock Institutional Trust Company, N.A., a national banking association and a commodity trading advisor registered with the CFTC, in March 2005, and performs supervisory and managerial functions. Since October 2010, Mr. Koesterich has served as Global Head of Strategy of the iShares® business. Mr. Koesterich served as a Senior Portfolio manager from March 2005 to March 2007, Head of U.S. Strategy for Active Equity from April 2007 to December 2008 and Head of Global Strategy for Active Equity from January 2009 to September 2010. Prior to joining BlackRock Institutional Trust Company, N.A., Mr. Koesterich served as Head of North American Strategy of State Street Bank and Trust, a national banking association, from June 2002 to March 2005. Mr. Koesterich earned a Bachelor of Arts degree in history from Brandeis University in 1987, a Juris Doctor degree from Boston College in 1990 and an MBA from Columbia University in 1995.

BlackRock Delaware Holdings, Inc., a Delaware Corporation and an indirect subsidiary of BlackRock, Inc., became a principal of the Advisor in July 2012. BlackRock Delaware Holdings, Inc. owns 100% of the equity of the Advisor.

THE CLEARING FCM

Goldman, Sachs & Co. acts as the Trust’s Clearing FCM. The Trust has entered into an agreement with the Clearing FCM that provides for the execution and clearing of transactions in futures, payment of commissions, custody of margin assets and other standard provisions. The Trust may employ other FCMs for the execution of Index Futures transactions.

The information below concerning judicial, regulatory and arbitration proceedings involving Goldman, Sachs & Co., the Clearing FCM, is being provided in accordance with the disclosure requirements of the National Futures Association. All such information has been derived from publicly available sources, including Goldman, Sachs & Co.’s BrokerCheck report (which is available on the FINRA website at brokercheck.finra.org) as of February 25, 2016 and periodic reports filed by The Goldman Sachs Group, Inc. with the SEC, including the annual report on Form 10-K of The Goldman Sachs Group, Inc. for the year ended December 31, 2015. These references are provided for information purposes only, and neither such filings nor any other material at the above-mentioned websites is incorporated into, or forms a part of, this prospectus. The Trust, the Advisor and the Sponsor take no responsibility for the accuracy or completeness of any information herein concerning The Goldman Sachs Group, Inc. or Goldman, Sachs & Co.

Goldman, Sachs & Co. is among the numerous financial services companies that have been named as defendants in a variety of lawsuits alleging improprieties in the process by which those companies participated in the underwriting of public offerings in recent years.

Goldman, Sachs & Co. has been named as a defendant in an action commenced on May 15, 2002 in New York Supreme Court, New York County, by an official committee of unsecured creditors on behalf of eToys, Inc., alleging that the firm intentionally underpriced eToys, Inc.’s initial public offering. The action seeks, among other things, unspecified compensatory damages resulting from the alleged lower amount of offering proceeds. This action was settled, subject to bankruptcy court approval, on June 24, 2013. Goldman, Sachs & Co. has reserved the full amount of the proposed settlement.

Goldman, Sachs & Co. is subject to a number of investigations and reviews by various governmental and regulatory bodies and self-regulatory organizations relating to research practices, including communications among research analysts, sales and trading personnel and clients. On June 9, 2011, pursuant to a settlement, a consent order was entered by the Massachusetts Securities Division pursuant to which Goldman, Sachs & Co. paid a $10 million civil penalty and agreed to certain undertakings regarding its research practices. The Massachusetts Securities Division’s settlement order generally alleged that, among other things, from January 1, 2008 through June 9, 2011, Goldman, Sachs & Co. failed to establish adequate procedures and supervisory processes designed to identify and manage potential conflicts of interest related to its research services and failed to deal fairly and objectively with all clients in connection with the dissemination of certain unpublished short term trading ideas. Goldman, Sachs & Co, agreed to the consent order without admitting or denying the foregoing allegations. On April 12, 2012, the SEC and FINRA issued orders in connection with Goldman, Sachs & Co.’s settlement of charges relating to matters similar to those involved in the Massachusetts settlement. Pursuant to these settlements, Goldman, Sachs & Co. paid $11 million to each of the SEC and FINRA and agreed to various undertakings with regard to its policies and procedures.

Goldman, Sachs & Co. was added as a defendant in an amended complaint filed on August 14, 2006 in a purported class action pending in the U.S. District Court for the District of Columbia. The complaint, which does not specify a dollar amount of damages, asserts violations of the federal securities laws generally arising from allegations concerning Fannie Mae’s accounting practices in connection with certain Fannie Mae-sponsored Real Estate Mortgage Investment Conduit (“REMIC”) transactions that were allegedly arranged by Goldman, Sachs & Co. The other defendants include Fannie Mae, certain of its past and present officers and directors, and accountants. By a decision dated May 8, 2007, the district court granted Goldman, Sachs & Co.’s motion to dismiss the claim against it and the remaining parties agreed to a settlement in April 2013, subject to court approval, which would resolve the action in its entirety and would not involve any contribution by Goldman, Sachs & Co.

Goldman Sachs & Co. and certain of its affiliates and three current or former Goldman Sachs employees are defendants in a putative class action commenced on December 11, 2008 in the U.S. District Court for the Southern District of New York brought on behalf of purchasers of various mortgage pass-through certificates and asset-backed certificates issued by various securitization trusts and underwritten by Goldman Sachs & Co in 2007. The amended complaint generally alleged that the registration statement and prospectus supplements for the certificates violated the federal securities laws, and sought unspecified compensatory damages and rescission or rescissory damages. On June 3, 2010, another investor filed a separate putative class action asserting substantively similar allegations relating to one other offering who thereafter moved to further amend its amended complaint to add claims with respect to two additional offerings. On December 30, 2015, the district court preliminarily approved a settlement covering both actions.

Goldman, Sachs & Co. and certain of its affiliates are among the defendants in a separate putative class action commenced on February 6, 2009 in the U.S. District Court for the Southern District of New York brought on behalf of purchasers of various mortgage pass-through certificates and asset-backed certificates issued by various securitization trusts in 2006 and underwritten by Goldman, Sachs & Co. The other original defendants included three current or former Goldman Sachs employees and various rating agencies. The second amended complaint generally alleged that the registration statement and prospectus supplements for the certificates violated the federal securities laws, and sought unspecified compensatory and rescissory damages. Defendants moved to dismiss the second amended complaint. On January 12, 2011, the district court granted the motion to dismiss with respect to offerings in which plaintiff had not purchased securities, as well as all claims against the rating agencies, but denied the motion to dismiss with respect to a single offering in which the plaintiff allegedly purchased securities. Goldman, Sachs & Co. underwrote approximately $698 million principal amount of certificates to all purchasers in the offerings at issue in the complaint (excluding those offerings for which the claims have been dismissed). On June 13, 2012, the U.S. Court of Appeals for the Second Circuit granted defendants’ petition to review that ruling. On November 8, 2012, the court approved a settlement between the parties, and Goldman, Sachs & Co. has paid the full amount of the settlement into an escrow account. The time for any appeal from the approval of the settlement has expired.

On January 6, 2011, ACA Financial Guaranty Corp. filed an action against Goldman, Sachs & Co. in respect of the ABACUS 2007-AC1 transaction in New York Supreme Court, New York County. The complaint includes allegations of fraudulent inducement, fraudulent concealment and unjust enrichment and seeks at least $30 million in compensatory damages, at least $90 million in punitive damages and unspecified disgorgement. On April 25, 2011, the plaintiff filed an amended complaint, and on June 3, 2011, Goldman, Sachs & Co. moved to dismiss the amended complaint. By a decision dated April 23, 2012, the court granted the motion to dismiss as to the unjust enrichment claim and denied the motion as to the other claims, and on May 29, 2012, Goldman, Sachs & Co. appealed the decision to the extent that its motion was denied. The New York Supreme Court Appellate Division reversed the Supreme Court and dismissed the amended complaint, but this dismissal was overturned by the New York Court of Appeals by a decision dated May 7, 2015. In addition, Goldman, Sachs & Co. filed counterclaims for breach of contract and fraudulent inducement, and third-party claims against ACA Management, LLC for breach of contract, unjust enrichment and indemnification. ACA Financial Guaranty Corp. and ACA Management, LLC moved to dismiss Goldman, Sachs & Co.’s counterclaims and third-party claims on August 31, 2012. On January 30, 2013, the court granted ACA’s motion for leave to file an amended complaint naming a third party to the ABACUS 2007-AC1 transaction as an additional defendant.

On September 30, 2010, a class action was filed in the U.S. District Court for the Southern District of New York against Goldman, Sachs & Co., Goldman Sachs Group Inc. and two former Goldman, Sachs & Co. employees on behalf of investors in $823 million of notes issued in 2006 and 2007 by two synthetic CDOs (Hudson Mezzanine 2006-1 and 2006-2). The amended complaint asserted federal securities law and common law claims, and sought unspecified compensatory, punitive and other damages. On November 2, 2015, the parties reached a settlement in principle, subject to documentation and court approval.

Goldman, Sachs & Co. is among the defendants in a lawsuit filed in August 2011 by CIFG Assurance of North America, Inc. (CIFG) in New York Supreme Court, New York County. The complaint alleges that CIFG was fraudulently induced to provide credit enhancement for a 2007 securitization sponsored by GSMC, and seeks, among other things, the repurchase of $24.7 million in aggregate principal amount of mortgages that CIFG had previously stated to be non-conforming, an accounting for any proceeds associated with mortgages discharged from the securitization and unspecified compensatory damages. On October 17, 2011, the Goldman, Sachs & Co. defendants moved to dismiss. By a decision dated May 1, 2012, the court dismissed the fraud and accounting claims but denied the motion as to certain breach of contract claims that were also alleged. On June 6, 2012, the Goldman, Sachs & Co. defendants filed counterclaims for breach of contract. In addition, the parties have each appealed the court’s May 1, 2012 decision to the extent adverse. By an order dated May 7, 2013, the appellate court reversed the dismissal of the fraud claim but otherwise affirmed the trial court’s May 1, 2012 decision.

In addition, on January 15, 2013, CIFG filed a complaint against Goldman, Sachs & Co. in New York Supreme Court, New York County, alleging that Goldman, Sachs & Co. falsely represented that a third party would independently select the collateral for a 2006 CDO. CIFG seeks unspecified compensatory and punitive damages, including claims for approximately $10 million in connection with its purchase of notes, which CIFG has agreed to refer to arbitration with FINRA, and claims for over $30 million for payments to discharge alleged liabilities arising from its issuance of a financial guaranty insurance policy guaranteeing payment on a credit default swap referencing the CDO, which CIFG has agreed to stay until the arbitration of the notes-related claims has concluded.

Various alleged purchasers of, and counterparties and providers of credit enhancement involved in transactions relating to, mortgage pass- through certificates, CDOs and other mortgage-related products (including ACA Financial Guaranty Corp., Aozora Bank, Ltd., Basis Yield Alpha Fund (Master), the Charles Schwab Corporation, CIFG Assurance of North America, Inc., the FDIC (as receiver for Guaranty Bank), IKB Deutsche Industriebank AG, Massachusetts Mutual Life Insurance Company, Texas County & District Retirement System, and the Tennessee Consolidated Retirement System) have filed complaints in state and federal court against Goldman, Sachs & Co. or its affiliates, generally alleging that the offering documents for the securities that they purchased contained untrue statements of material fact and material omissions and generally seeking rescission and/or damages. Certain of these complaints allege fraud and seek punitive damages. Certain of these complaints also name other firms as defendants. The aggregate amount of mortgage-related securities sold to plaintiffs in the cases described above and in and certain threatened cases in which the plaintiffs are seeking rescission of such securities was approximately $3.3 billion (which does not reflect adjustment for any subsequent paydowns or distributions or any residual value of such securities, statutory interest or any other adjustments that may be claimed).

In June 2011, Heungkuk Life Insurance Co. Limited (Heungkuk) filed a criminal complaint against certain past and present employees of the firm in South Korea relating to its purchase of a CDO securitization from Goldman, Sachs & Co. Heungkuk had earlier initiated civil litigation relating to this matter. This civil litigation has now been settled and, on January 23, 2013, Heungkuk withdrew the criminal complaint in its entirety.

Goldman, Sachs & Co. (along with, in some cases, other financial services firms) is named by municipalities, municipal-owned entities, state-owned agencies or instrumentalities and non-profit entities in a number of FINRA arbitrations and federal court cases, based on Goldman, Sachs & Co.’s role as underwriter of the claimants’ issuances of an aggregate of approximately $1.9 billion of auction rate securities from 2003 through 2007 and as a broker-dealer with respect to auctions for these securities. The claimants generally allege that Goldman, Sachs & Co. failed to disclose that it had a practice of placing cover bids in auctions, and/or failed to inform the claimant of the deterioration of the auction rate market beginning in the fall of 2007, and that, as a result, the claimant was forced to engage in a series of expensive refinancing and conversion transactions after the failure of the auction market in February 2008. Certain claimants also allege that Goldman, Sachs & Co. advised them to enter into or continue with interest rate swaps in connection with their auction rate securities issuances, causing them to incur additional losses. The claims include breach of fiduciary duty, fraudulent concealment, negligent misrepresentation, breach of contract, violations of the Exchange Act and state securities laws, and breach of duties under the rules of the Municipal Securities Rulemaking Board and the NASD. Certain of the arbitrations have been enjoined in accordance with the exclusive forum selection clauses in the transaction documents. In addition, Goldman, Sachs & Co. has filed motions with the FINRA Panels to dismiss the arbitrations, one of which has been granted, and has filed motions to dismiss two of the proceedings pending in federal court, one of which was granted but has been appealed and one of which was denied. Goldman, Sachs & Co. has also reached settlements or settlements in principle in five actions and one action was voluntarily dismissed.

Goldman, Sachs & Co. is among the primary dealers named as defendants in several putative class actions relating to the market for U.S. Treasury securities, filed beginning in July 2015 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege that the defendants violated the federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate the when-issued market and auctions for U.S. Treasury securities, as well as related futures and options, and seek declaratory and injunctive relief, treble damages in an unspecified amount and restitution.

Goldman, Sachs & Co. and certain current and former affiliates are among the defendants in a number of putative class actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminum and aluminum trading. The complaints seek declaratory, injunctive and other equitable relief as well as unspecified monetary damages, including treble damages. On August 29, 2014, the court granted the Goldman Sachs defendants’ motion to dismiss. Certain plaintiffs appealed on September 24, 2014, and the remaining plaintiffs sought to amend their complaints in October 2014. On March 26, 2015, the court granted in part and denied in part plaintiffs’ motions for leave to amend their complaints, rejecting their monopolization claims and most state law claims but permitting their antitrust conspiracy claims and certain parallel state law and unjust enrichment claims to proceed, and the court directed the remaining plaintiffs to file their amended complaints, which they did on April 9, 2015.

Goldman, Sachs & Co. is among numerous underwriters named as defendants in a putative securities class action amended complaint filed on August 5, 2008 in the U.S. District Court for the Western District of Washington. As to the underwriters, plaintiffs allege that the offering documents in connection with various securities offerings by Washington Mutual, Inc. failed to describe accurately the company’s exposure to mortgage-related activities in violation of the disclosure requirements of the federal securities laws. The defendants include past and present directors and officers of Washington Mutual, the company’s former outside auditors, and numerous underwriters. By a decision dated May 15, 2009, the district court granted in part and denied in part the underwriter defendants’ motion to dismiss, with leave to replead, and on June 15, 2009, plaintiffs filed an amended complaint. By a decision dated October 27, 2009, the federal district court granted and denied in part the underwriters’ motion to dismiss. The plaintiffs filed their motion for class certification on April 30, 2010, and on October 12, 2010 the court granted class certification (except as to one transaction). On December 1, 2010, the defendants moved for partial judgment on the pleadings as to two of the offerings. By a decision dated January 28, 2011, the district court denied the defendants’ motion for partial judgment on the pleadings. On June 30, 2011, the underwriter defendants and plaintiffs entered into a definitive settlement agreement, pursuant to which Goldman, Sachs & Co. would contribute to a settlement fund. On July 21, 2011, the court preliminarily approved the settlement and scheduled a final hearing for November 4, 2011. Goldman, Sachs & Co. has paid the full amount of its proposed contribution to the settlement. Goldman Sachs & Co. underwrote approximately $520 million principal amount of securities to all purchasers in the offerings at issue in the complaint (excluding those offerings for which the claims have been dismissed). On September 25, 2008, the FDIC took over the primary banking operations of Washington Mutual, Inc. and then sold them. On September 27, 2008, Washington Mutual, Inc. filed for Chapter 11 bankruptcy in the U.S. bankruptcy court in Delaware.

Goldman Sachs & Co. is among numerous underwriters named as defendants in a securities class action initially filed in September 2008 in New York Supreme Court, and subsequently removed to the U.S. District Court for the Southern District of New York. As to the underwriters, plaintiffs allege that the offering documents in connection with various offerings of mortgage-backed pass-through certificates violated the disclosure requirements of the federal securities laws. In addition to the underwriters, the defendants include Residential Capital, LLC (ResCap), Residential Accredit Loans, Inc. (RALI), Residential Funding Corporation (RFC), Residential Funding Securities Corporation (RFSC), and certain of their officers and directors. On January 3, 2013, the district court certified a class in connection with one offering underwritten by Goldman, Sachs & Co., which includes only initial purchasers who bought the securities directly from the underwriters or their agents no later than ten trading days after the offering date. On April 30, 2013, the district court granted in part plaintiffs’ request to reinstate a number of the previously dismissed claims relating to an additional nine offerings underwritten by Goldman, Sachs & Co. On May 10, 2013, the plaintiffs filed an amended complaint incorporating those nine additional offerings. On December 27, 2013, the court granted the plaintiffs’ motion for class certification as to the nine additional offerings but denied the plaintiffs’ motion to expand the time period and scope covered by the previous class definition. On October 17, 2014, the plaintiffs and defendants moved for summary judgment. On February 19, 2015, the court preliminarily approved the settlements among Goldman, Sachs & Co., the other underwriter defendants and the plaintiffs. Goldman, Sachs & Co. paid the full amount of its contribution to the settlement. Goldman, Sachs & Co. underwrote approximately $5.57 billion principal amount of securities to all purchasers in the offerings included in the amended complaint. On May 14, 2012, ResCap, RALI and RFC filed for Chapter 11 bankruptcy in the U.S. Bankruptcy Court for the Southern District of New York. On June 28, 2013, the district court entered a final order and judgment approving a settlement between plaintiffs and ResCap, RALI, RFC, RFSC and their officers and directors named as defendants in the action.

Goldman, Sachs & Co. is among numerous underwriters named as defendants in class action complaints and an individual action filed in the U.S. District Court for the Southern District of New York commencing November 18, 2011. These complaints generally allege that the offering materials for two offerings of MF Global Holdings Ltd. convertible notes (aggregating approximately $575 million in principal amount) in February 2011 and July 2011, among other things, failed to describe adequately the nature, scope and risks of MF Global’s exposure to European sovereign debt, in violation of the disclosure requirements of the federal securities laws. On December 12, 2014, the court preliminarily approved a settlement resolving the class action, and on January 5, 2015, the court entered an order effectuating the settlement of all claims against Goldman, Sachs & Co. in the individual action. Goldman, Sachs & Co. has paid the full amount of its contribution to the settlements. Goldman, Sachs & Co. has also received inquiries from various governmental and regulatory bodies and self-regulatory organizations concerning certain transactions with MF Global prior to its bankruptcy filing. Goldman, Sachs & Co. is cooperating with all such inquiries.

Goldman, Sachs & Co. was among the underwriters named as defendants in a putative securities class action filed on August 1, 2012 in the California Superior Court, County of San Francisco. In addition to the underwriters, the defendants included Zynga Inc. (Zynga) and certain of its directors and officers. The consolidated amended complaint, filed on April 29, 2013, generally alleged that the offering materials for the March 2012 $516 million secondary offering of Zynga common stock by certain of Zynga’s shareholders violated the disclosure requirements of the federal securities laws, and sought compensatory damages in an unspecified amount and rescission. On February 11, 2015, the court dismissed the action.

Goldman, Sachs & Co. is among the underwriters named as defendants in several putative securities class actions, filed beginning in June 2014 in the California Superior Court, County of Santa Clara. In addition to the underwriters, the defendants include FireEye, Inc. (FireEye) and certain of its directors and officers. The complaints generally allege misstatements and omissions in connection with the offering materials for the March 2014 offering of approximately $1.15 billion of FireEye common stock, assert claims under the federal securities laws, and seek compensatory damages in an unspecified amount and rescission. On August 11, 2015, the court overruled the defendants’ demurrers, which sought to have the consolidated amended complaint dismissed. On November 16, 2015, plaintiffs moved for class certification. On January 6, 2016, FireEye and its director and officer defendants filed a motion for judgment on the pleadings for lack of subject matter jurisdiction. Goldman, Sachs & Co. underwrote 2,100,000 shares for a total offering price of approximately $172 million.

Goldman, Sachs & Co. is among the underwriters named as defendants in a putative securities class action filed on September 30, 2014 in the U.S. District Court for the Southern District of New York. In addition to the underwriters, the defendants include Millennial Media, Inc. (Millennial Media) and certain of its directors, officers and shareholders. As to the underwriters, the complaint generally alleges misstatements and omissions in connection with Millennial Media’s $152 million March 2012 initial public offering and the October 2012 offering of approximately $163 million of Millennial Media’s common stock, asserts claims under the federal securities laws, and seeks compensatory damages in an unspecified amount and rescission. On March 4, 2015, the plaintiffs filed a consolidated amended complaint. Goldman, Sachs & Co. underwrote 3,519,000 and 3,450,000 shares of common stock in the March and October 2012 offerings, respectively, for an aggregate offering price of approximately $95 million.

Goldman, Sachs & Co. is among the underwriters named as defendants in several putative securities class actions filed in October 2014 in the U.S. District Court for the District of New Hampshire. In addition to the underwriters, the defendants include certain directors and officers of GT Advanced Technologies Inc. (GT Advanced Technologies). As to the underwriters, the complaints generally allege misstatements and omissions in connection with the December 2013 offerings by GT Advanced Technologies of approximately $86 million of common stock and $214 million principal amount of convertible senior notes, assert claims under the federal securities laws, and seek compensatory damages in an unspecified amount and rescission. On July 20, 2015, the plaintiff filed a consolidated amended complaint. On October 7, 2015, the defendants moved to dismiss. Goldman, Sachs & Co. underwrote 3,479,769 shares of common stock and $75 million principal amount of notes for an aggregate offering price of approximately $105 million. On October 6, 2014, GT Advanced Technologies filed for Chapter 11 bankruptcy.

Cobalt International Energy, Inc. (Cobalt), certain of its officers and directors (including employees of affiliates of Goldman Sachs Group Inc. who served as directors of Cobalt), affiliates of shareholders of Cobalt (including Goldman Sachs Group Inc.) and underwriters (including Goldman, Sachs & Co.) for certain offerings of Cobalt’s securities are defendants in a putative securities class action filed on November 30, 2014 in the U.S. District Court for the Southern District of Texas. The consolidated amended complaint, filed on May 1, 2015, asserts claims under the federal securities laws, seeks compensatory and rescissory damages in unspecified amounts and alleges material misstatements and omissions concerning Cobalt in connection with a $1.67 billion February 2012 offering of Cobalt common stock, a $1.38 billion December 2012 offering of Cobalt’s convertible notes, a $1.00 billion January 2013 offering of Cobalt’s common stock, a $1.33 billion May 2013 offering of Cobalt’s common stock, and a $1.30 billion May 2014 offering of Cobalt’s convertible notes. The consolidated amended complaint alleges that, among others, Goldman Sachs Group Inc. and Goldman, Sachs & Co. are liable as controlling persons with respect to all five offerings. The consolidated amended complaint also seeks damages from Goldman, Sachs & Co. in connection with its acting as an underwriter of 14,430,000 shares of common stock representing an aggregate offering price of approximately $465 million, $690 million principal amount of convertible notes, and approximately $508 million principal amount of convertible notes in the February 2012, December 2012 and May 2014 offerings, respectively, for an aggregate offering price of approximately $1.66 billion. On January 19, 2016, the court granted, with leave to replead, the underwriter defendants' motions to dismiss as to claims by plaintiffs who purchased Cobalt securities after April 30, 2013, but denied the motions to dismiss in all other respects.

Goldman, Sachs & Co. is among the underwriters named as defendants in a putative securities class action filed on June 24, 2015 in the U.S. District Court for the Northern District of California. In addition to the underwriters, the defendants include Solazyme, Inc. and certain of its directors and officers. As to the underwriters, the complaints generally allege misstatements and omissions in connection with March 2014 offerings by Solazyme, Inc. of approximately $63 million of common stock and $150 million principal amount of convertible senior subordinated notes, assert claims under the federal securities laws, and seek compensatory damages in an unspecified amount and rescission. Plaintiffs filed an amended complaint on December 15, 2015, and defendants moved to dismiss on February 12, 2016. Goldman, Sachs & Co. underwrote 3,450,000 shares of common stock and $150 million principal amount of notes for an aggregate offering price of approximately $187 million.

Goldman, Sachs & Co. is among the numerous defendants in putative antitrust class actions relating to credit derivatives, filed beginning in May 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege that defendants violated federal antitrust laws by conspiring to forestall the development of alternatives to over-the-counter trading of credit derivatives and to maintain inflated bid-ask spreads for credit derivatives trading. The complaints seek declaratory and injunctive relief as well as treble damages in an unspecified amount. On September 4, 2014, the court granted in part and denied in part the defendants’ motion to dismiss, permitting the claim alleging an antitrust conspiracy to proceed but confining it to a period after the fall of 2008. On October 29, 2015, the court preliminarily approved the settlement among Goldman, Sachs & Co. and the plaintiffs.

Goldman, Sachs & Co. is among the defendants named in several putative antitrust class actions relating to trading in the foreign exchange markets, filed beginning in December 2013 in the U.S. District Court for the Southern District of New York. The complaints generally allege that defendants violated federal antitrust laws in connection with an alleged conspiracy to manipulate the foreign currency exchange markets and seek declaratory and injunctive relief as well as treble damages in an unspecified amount. On February 13, 2014, the cases were consolidated into one action, which were consolidated with the antitrust class actions described above on August 13, 2015. On December 15, 2015, the court approved a settlement among Goldman, Sachs & Co., Goldman Sachs Group Inc. and the plaintiffs in the consolidated action. Beginning in February 2015, Goldman, Sachs & Co. and Goldman Sachs Group Inc. were named as defendants in separate putative class actions filed in the U.S. District Court for the Southern District of New York.

On June 3, 2015, Goldman, Sachs & Co. and Goldman Sachs Group Inc. were among the defendants named in a putative class action filed in the U.S. District Court for the Southern District of New York on behalf of certain ERISA employee benefit plans. As to the claims brought against Goldman, Sachs & Co. and Goldman Sachs Group Inc., the amended complaint, filed on November 16, 2015, generally alleges that the defendants violated ERISA in connection with an alleged conspiracy to manipulate the foreign currency exchange markets, which caused losses to ERISA plans for which the defendants provided foreign exchange services or otherwise authorized the execution of foreign exchange services. The plaintiffs have moved for leave to file a second amended complaint containing substantially the same allegations. Plaintiffs seek declaratory and injunctive relief as well as restitution and disgorgement in an unspecified amount.

Goldman, Sachs & Co. was among the defendants named in several putative class actions relating to trading in interest rate derivatives, filed beginning in September 2014 in the U.S. District Court for the Southern District of New York. The second consolidated amended complaint, filed on February 12, 2015, asserts claims under the federal antitrust laws and state common law in connection with an alleged conspiracy to manipulate the ISDAFIX benchmark and seeks declaratory and injunctive relief as well as treble damages in an unspecified amount. Defendants moved to dismiss the second consolidated amended complaint on April 13, 2015.

In actions initiated during the period July through September 2012, the Financial Industry Regulatory Authority, Inc., and a number of options exchanges, including NYSE MKT LLC, NYSE ARCA, Inc., Chicago Board Options Exchange, Incorporated, Bats Z-Exchange, Inc., International Securities Exchange, LLC, the Nasdaq Options Market, Nasdaq OMX BX, Inc. and Nasdaq OMX PHLX, LLC alleged that during the period January 2004 through June 2011, Goldman, Sachs & Co. miscoded the origins of, or otherwise mismarked, a number of options orders executed on the exchanges in question. Without admitting or denying the allegations, Goldman, Sachs & Co. consented to pay a fine in the amount of $6,750,000 in the aggregate, payable to eight option exchanges.

On September 27, 2012, the SEC initiated cease-and-desist proceedings against Goldman, Sachs & Co. relating to alleged “pay-to-play” violations by Goldman, Sachs & Co. arising from the conduct of one of its former officers during the period November 2008 to November 2010. On September 27, 2012, the SEC determined to accept a settlement offer in which Goldman, Sachs & Co. agreed, without admitting or denying the allegations, to pay a civil monetary penalty in the amount of $3,750,000 to the SEC and disgorgement of $7,558,942 and prejudgment interest of $670,033 to the Commonwealth of Massachusetts, a portion of which would be deemed satisfied by Goldman, Sachs & Co.’s payment of certain amounts to the Massachusetts Water Pollution Abatement Trust in a related action.

On December 7, 2012, the CFTC alleged that Goldman, Sachs & Co. violated CFTC regulation 166.3 because it failed to implement or follow policies and procedures reasonably designed to detect and prevent the entry of fabricated futures trades into its manual trade entry systems, and that traders’ access and use of a manual trade entry system for electronically-traded contracts was improperly supervised. On December 7, 2012, the CFTC determined to accept a settlement offer in which Goldman, Sachs & Co. agreed to pay a civil monetary penalty in the amount of $1,500,000, without admitting or denying any of the allegations.

A Business Conduct Committee Panel for the Chicago Board of Trade alleged in May 31, 2013 that Goldman, Sachs & Co. did not adequately relay market regulation concerns to its traders relating to large expiring positions, resulting in an alleged violation of CBOT rules. Without admitting or denying the allegations, Goldman, Sachs & Co. consented to a monetary fine of $875,000.

The Financial Industry Regulatory Authority, Inc. alleged in December 27, 2012 that Goldman, Sachs & Co. was improperly reimbursed by a number of California issuers for voluntary underwriting assessment payments to a municipal securities association of which Goldman, Sachs & Co. was a member. Without admitting or denying the allegations, Goldman, Sachs & Co. consented to a monetary fine of $568,000 and $115,997.50 in restitution payments to the California issuers.

On December 10, 2014 and December 11, 2014, in response to proceedings initiated by the Financial Industry Regulatory Authority, Inc., Goldman, Sachs & Co., without admitting or denying the findings, consented to sanctions, a $5,000,000 fine, and to the entry of findings that Goldman, Sachs & Co. violated provisions of NASD Rule 2711, based on the involvement of its research analyst in the solicitation of a role in a company’s initial public offering and an offer of favorable research with respect to the company. The company in question did not subsequently proceed with the initial public offering.

On May 27, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York by several contingent technology workers who were employees of third-party vendors. The plaintiffs sought overtime pay for alleged hours worked in excess of 40 per work week. The complaint alleged that the plaintiffs were de facto employees of Goldman Sachs & Co. and that Goldman Sachs & Co. is responsible for the overtime pay under federal and state overtime laws. The complaint sought class action status and unspecified damages. On March 21, 2011, the parties agreed to the terms of a settlement in principle. The court approved the terms of the settlement on February 10, 2012 and the time to appeal has run. Goldman, Sachs & Co. has paid the full amount of the settlement.

On September 15, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York by three female former employees alleging that Goldman, Sachs & Co. and an affiliate have systematically discriminated against female employees in respect of compensation, promotion, assignments, mentoring and performance evaluations. The complaint alleges a class consisting of all female employees employed at specified levels in specified areas by Goldman, Sachs & Co. and its affiliate since July 2002, and asserts claims under federal and New York City discrimination laws. The complaint seeks class action status, injunctive relief and unspecified amounts of compensatory, punitive and other damages. On July 17, 2012, the district court issued a decision granting in part Goldman, Sachs & Co.’s motion to strike certain of plaintiffs’ class allegations on the ground that plaintiffs lacked standing to pursue certain equitable remedies and denying Goldman, Sachs & Co.’s motion to plaintiffs’ class allegations in their entirety as premature. On March 21, 2013, the U.S. Court of Appeals for the Second Circuit held that arbitration should be compelled with one of the named plaintiffs, who as a managing director was a party to an arbitration agreement with the firm. On March 10, 2015, the magistrate judge to whom the district judge assigned the remaining plaintiffs’ May 2014 motion for class certification recommended that the motion be denied in all respects. On August 3, 2015, the magistrate judge denied plaintiffs' motion for reconsideration of that recommendation and granted the plaintiffs' motion to intervene two female individuals, one of whom was employed by the firm as of September 2010 and the other of whom is a current employee of the firm. On August 17, 2015 the defendants appealed the magistrate judge's decision on intervention. On September 28, 2015, the defendants moved to dismiss the claims of an intervenor who is not a current employee of the firm for lack of standing.

On June 18, 2015, in anticipation of proceedings expected to be instituted by the SEC relating to alleged violations of an antifraud provision of the Federal securities laws relating to allegedly inadequate due diligence in connection with certain municipal securities offerings, Goldman, Sachs & Co., without admitting or denying the allegations, agreed to a settlement with the SEC in which Goldman, Sachs & Co. agreed to pay a civil money penalty in the amount of $500,000, cease and desist from committing or causing any violations of Section 17(a)(2) of the Securities Act, and retain an independent consultant to conduct a review of Goldman, Sachs & Co.’s policies and procedures as they relate to municipal securities underwriting due diligence and (subject to exceptions relating to undue burden, impracticality or lack of appropriateness) adopt such consultant’s recommendations.

On June 30, 2015, in anticipation of proceedings expected to be instituted by the SEC relating to erroneous options orders and alleged deficiencies in risk management controls and supervisory procedures designed to prevent such errors, Goldman, Sachs & Co., without admitting or denying the allegations, agreed to a settlement with the SEC in which Goldman, Sachs & Co. agreed to pay a civil money penalty in the amount of $7 million and to cease and desist from committing or causing any violations of Section 15(c)(3) of the Exchange Act and Rule 15c3-5 thereunder (relating to required risk management controls for brokers or dealers with market access).

Goldman, Sachs & Co. is named as a defendant in a putative class action complaint, filed on October 30, 2014, in the U.S. District Court for the Southern District of New York, alleging that the method for paying overtime compensation to certain nonexempt employees did not comply with the Fair Labor Standards Act and seeking unspecified damages, including alleged unpaid overtime compensation and liquidated damages.

Goldman, Sachs & Co. and certain of its affiliates are among the defendants named in putative class actions related to trading in foreign exchange markets, filed beginning in September 2015 in the Superior Court of Justice in Ontario, Canada and the Superior Court of Quebec, Canada, on behalf of direct and indirect purchasers of foreign exchange instruments traded in Canada. The complaints generally allege a conspiracy to manipulate the foreign currency exchange markets and assert claims under Canada’s Competition Act and common law. The Ontario and Quebec complaints seek, among other things, compensatory damages in the amounts of 1 billion Canadian dollars and 100 million Canadian dollars, respectively, as well as restitution and 50 million Canadian dollars in punitive, exemplary and aggravated damages.

Goldman, Sachs & Co. and certain of its affiliates are among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed on November 25, 2015 in the U.S. District Court for the Southern District of New York. The complaint generally alleges a conspiracy among the dealers and brokers since at least January 1, 2008 to preclude exchange trading of interest rate swaps. The complaint seeks declaratory and injunctive relief as well as treble damages in an unspecified amount.

On January 14, 2016, in anticipation of proceedings expected to be instituted by the SEC relating to alleged fills of short sale requests without having confirmed availability of the related securities, in violation of Rule 203(b)(1) of Regulation SHO and Section 17(a) of the Exchange Act, Goldman, Sachs & Co., without admitting or denying the allegations, agreed to a settlement with the SEC in which Goldman, Sachs & Co. agreed to pay a civil money penalty in the amount of $15 million, and was censured and ordered to cease and desist from further violations of Rule 203(b)(1) of Regulation SHO and Section 17(a) of the Exchange Act.

On October 28, 2015, Goldman, Sachs & Co. entered into a consent order in response to allegations from the New York State Department of Financial Services that a former associate of Goldman, Sachs & Co. engaged in the theft of confidential supervisory information from the New York State Department of Financial Services, which was improperly received and not reported by a former managing director of Goldmann, Sachs & Co., and that Goldman, Sachs & Co. failed to effectively supervise the associate or implement and maintain appropriate related policies and procedures. Under the consent order, Goldman, Sachs & Co. paid a civil monetary penalty of $50 million on November 9, 2015, and further agreed that it voluntarily will not accept any new engagements that would require the New York State Department of Financial Services to authorize the disclosure of confidential supervisory information under New York State Banking Law Section 36(10) for a three year period, and would implement policies and procedures that are reasonably designed to prevent the improper use of confidential supervisory information under Section 36(10).

Goldman, Sachs & Co. and some of its affiliates trade the contracts comprising the S&P GSCI™, as well as the underlying commodities and other derivative instruments thereon, for their proprietary accounts and other accounts under their management. Goldman, Sachs & Co. and some of its affiliates may underwrite or issue other securities or financial instruments indexed to the S&P GSCI™ and related indices. These activities could present conflicts of interest and could adversely affect the value of the S&P GSCI™. There may be conflicts of interest between you and Goldman, Sachs & Co. See “Risk Factors—Risk Factors Relating to Conflicts of Interest— Proprietary trading and other activities by Goldman, Sachs & Co. and its affiliates could conflict with your interests as a Shareholder.”

CONFLICTS OF INTEREST

General

Prospective investors should be aware that the Sponsor, the Advisor and the Trustee intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor, the Advisor or the Trustee to the Shareholders.

The Sponsor, the Advisor and the Trustee want you to know that there are certain entities with which the Sponsor, the Advisor or the Trustee may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Sponsor, the Advisor and the Trustee (including BlackRock, Inc., and The PNC Financial Services Group, Inc., and each of their affiliates, directors, partners, trustees, managing members, officers and employees, collectively, the “Affiliates”).

The activities of the Sponsor, the Advisor, the Trustee and the Affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its Shareholders. One or more of the Sponsor, the Advisor, the Trustee or the Affiliates provide investment management services to other funds and discretionary managed accounts that may follow an investment program similar to that of the Trust. The Sponsor, the Advisor, the Trustee and the Affiliates collectively are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Trust and its Shareholders. One or more of the Sponsor, the Advisor, the Trustee or the Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, underwriter, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in assets in which the Trust directly and indirectly invest.

Thus, it is likely that the Trust will have multiple business relationships with and will engage in transactions with or obtain services from entities for which the Sponsor, the Advisor, the Trustee or an Affiliate performs or seeks to perform investment banking or other services.

One or more of the Sponsor, the Advisor, the Trustee or an Affiliate are currently involved in transactions with, and would stand to benefit from the positive performance by, entities that are or may be direct competitors of the Trust, including in capacities such as the sponsor, commodity pool operator, commodity trading advisor, trustee or administrator of competing or potentially competing funds. One or more of the Sponsor, the Advisor, the Trustee, and one or more Affiliates may additionally engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Trust and/or that engage in and compete for transactions in the same types of assets as the Trust. Those trading activities are carried out without reference to positions held directly or indirectly by the Trust and may result in one or more of the Sponsor, the Advisor, the Trustee or an Affiliate having positions that are adverse to those of the Trust.

No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, an Affiliate may compete with the Trust for appropriate investment opportunities. As a result of this and several other factors, the results of the Trust’s investment activities may differ from those of an Affiliate and of other accounts managed by an Affiliate and it is possible that the Trust and Shareholders could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

The Trust may, from time to time, enter into transactions in which other clients of the Sponsor, the Advisor, the Trustee or an Affiliate have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Trust. Transactions by one or more Affiliate-advised clients or the Sponsor, the Advisor, the Trustee or an Affiliate may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Trust.

An Affiliate may maintain securities indices as part of its product offerings. Index-based funds seek to track the performance of securities indices and may use the name of the index in the fund name. Index providers, including the Affiliates, may be paid licensing fees for use of their indices or index names. Affiliates will not be obligated to license their indices to BlackRock, Inc., and BlackRock, Inc. cannot be assured that the terms of any index licensing agreement with the Affiliates will be as favorable as those terms offered to other index licensees.

The Trust’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Trust or who engage in transactions with or for the Trust and may receive compensation for such services. The Trust may also make brokerage and other payments to Affiliates in connection with the Trust’s transactions.

The activities of the Sponsor, the Advisor, the Trustee or the Affiliates may give rise to other conflicts of interest that could disadvantage the Trust and its shareholders. The Sponsor, the Advisor and the Trustee have adopted policies and procedures designed to address these potential conflicts of interest.

The Sponsor

The Sponsor is an affiliate of the Advisor and the Trustee and therefore may have a conflict of interest with respect to its oversight of the Advisor or the Trustee, as the case may be. In particular, the Sponsor, which has authority to remove the Trustee or terminate the Advisory Agreement in its discretion, has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of its affiliation with the Trustee or the Advisor, as the case may be. The Trustee is authorized to appoint an unaffiliated Trust Administrator, Tax Administrator or other agent to carry out all or some of its duties under the Trust Agreement, but it is not required to delegate any of its duties to an unaffiliated third party.

In addition, the Sponsor and its affiliates may engage in trading activities relating to the Index Futures, the components of the Index or the S&P GSCI-ER or other derivative instruments related to those indices that are not for the account of, or on behalf of, the Trust or the Shareholders. These activities may present a conflict between the Shareholders’ interest in the Shares and the interest of the Sponsor and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management. These trading activities, if they influence the value of the Index Futures, could be adverse to the interests of the Shareholders. Moreover, the Sponsor and its affiliates have published and in the future expect to publish research reports with respect to commodities markets. This research may express opinions or provide recommendations that are inconsistent with purchasing or holding Shares. The research should not be viewed as a recommendation or endorsement of the Shares in any way, and investors must make their own independent investigation of the merits of this investment. Any of these activities by the Sponsor and its affiliates may affect the level of the S&P GSCI-ER or its components, the value of the Index Futures and the price of the Shares.

No Distributions

The Sponsor has discretionary authority over all distributions made by the Trust. If the Sponsor determines that there is excess cash being held in the Trust beyond what is reasonably expected to be needed to achieve its investment objective and pay the Trust’s near-term expenses, the Sponsor at its discretion can either distribute the extra cash to the Shareholders or cause it to be invested in additional Index Futures or Collateral Assets. The Trust has no obligation to make periodic distributions to Shareholders. The Sponsor will receive the Sponsor’s Fee in recognition for paying certain amounts that would otherwise be considered ordinary operating expenses of the Trust, which accrues daily at an annualized rate equal of up to 0.75% of the Adjusted Net Asset Value of the Trust, is payable monthly in arrears, and is subject to adjustment from time to time, except that the Sponsor’s Fee may not be adjusted to above 0.75% of the Adjusted Net Asset Value absent an amendment to the Trust Agreement and 30 days’ prior notice to registered holders of the Shares. The amount of the Sponsor’s Fee increases as the Trust’s net assets increase.

Resolution of Certain Conflicts

The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and the Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor or Trustee, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor or Trustee.

CERTAIN PERFORMANCE DATA

The Trust

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of January 31, 2016. Performance information is set forth, in accordance with CFTC regulations, for the most recent five calendar years and year-to-date.

Name of Pool:	iShares® S&P GSCITM Commodity-Indexed Trust
Type of Pool:	Public, Exchange-Listed Commodity Pool
Date of Inception of Trading:	July 10, 2006
Aggregate Gross Capital Subscriptions(1) as of January 31, 2016:	$3,642,216,854
Net Asset Value as of January 31, 2016:	$676,139,209
Net Asset Value per Share as of January 31, 2016(2):	$13.47
Worst Monthly Drawdown(3):	14.35% (July 2015)
Worst Peak-to-Valley Drawdown(4):	81.70% (June 2008-January 2016)

(1)	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
(2)	“Net Asset Value per Share” is the net asset value of the pool divided by the total number of Shares outstanding as of January 31, 2016.
(3)

“Worst Monthly Drawdown” is the largest single month loss sustained during the most recent five calendar years and year-to-date, expressed as a percentage. “Drawdown” as used in this section of the prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Drawdown is measured on the basis of monthly returns only, and does not reflect intra-month figures.

(4)

“Worst Peak-to-Valley Drawdown” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date. “Worst Peak-to-Valley Drawdown” represents the greatest cumulative percentage decline in month-end Net Asset Value per Share due to losses sustained by the pool during any period in which the initial month-end Net Asset Value per Share is not equaled or exceeded by a subsequent month-end Net Asset Value per Share. A peak-to-valley drawdown that began prior to the most recent five calendar years is deemed to have occurred during such five calendar year period.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rate of Return:

Month	2016	2015	2014	2013	2012	2011
January	(5.21)%	(8.29)%	(1.87)%	4.29%	2.15%	2.58%
February		6.74%	4.47%	(4.64)%	6.07%	4.11%
March		(6.60)%	0.03%	0.83%	(2.23)%	3.10%
April		10.70%	0.70%	(4.86)%	(0.54)%	3.99%
May		(2.08)%	(0.24)%	(1.40)%	(13.13)%	(7.60)%
June		0.05%	2.05%	0.19%	1.09%	(5.70)%
July		(14.35)%	(5.41)%	4.75%	6.35%	3.85%
August		0.00%	(1.75)%	4.32%	6.37%	(2.69)%
September		(6.12)%	(6.01)%	(4.26)%	(1.56)%	(11.85)%
October		0.18%	(6.13)%	(1.76)%	(4.17)%	10.21%
November		(9.03)%	(10.10)%	(0.41)%	1.41%	0.42%
December		(8.44)%	(14.32)%	1.55%	(0.73)%	(1.64)%
Year	(5.21)%	(33.47)%	(33.60)%	(2.04)%	(0.61)%	(3.25)%
	(January 2016)	(January- December 2015)	(January- December 2014)	(January- December 2013)	(January- December 2012)	(January - December 2011)

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of the Shares. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Shares (a “U.S. Holder”). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Shares by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (1) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, traders in securities that elect to mark to market and dealers in securities or currencies, (2) persons that will hold Shares as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, (3) persons whose functional currency is not the U.S. dollar, or (4) persons that do not hold Shares as capital assets.

This summary is based on the Code, Treasury regulations, IRS rulings and judicial decisions in effect as of the date of this prospectus, all of which are subject to change at any time (possibly with retroactive effect) or different interpretations. As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. The Sponsor has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, owning or disposing of the Shares. Prospective investors in the Shares should consult their tax advisors in determining the tax consequences of an investment in the Shares, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Classification of the Trust

Under current law and assuming full compliance with the terms, without modification, of the Trust Agreement and such other documents as are relevant, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, the Trust will not be treated as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust will not be a taxable entity for U.S. federal income tax purposes and will not incur U.S. federal income tax liability.

The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions relating to the Trust's organization, operation, assets and activities, including assumptions that the Trust will not invest in any assets except those specifically provided for currently in this prospectus, and that neither the Trust Agreement nor any other relevant document will be otherwise amended. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP further assumes that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust Agreement and this prospectus, and is conditioned upon factual representations and covenants made by the Trust and the Sponsor regarding the Trust's organization, operation, assets, activities and the conduct of the Trust's operations, and assumes that such representations and covenants are accurate and complete.

The Trust files partnership tax returns. See “—Information Reporting with Respect to Shares.” Accordingly, you will be taxed as a beneficial owner of an interest in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability.

Classification of the Index Futures

The Sponsor expects that the Index Futures will constitute “Section 1256 contracts” within the meaning of Section 1256 of the Code (“Section 1256 Contracts”). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses to such contracts and otherwise provides for special rules of taxation. A Section 1256 Contract includes certain regulated futures contracts and foreign currency contracts. Under these rules, Section 1256 Contracts held by the Trust at the end of each taxable year of the Trust are treated for U.S. federal income tax purposes as if they were sold by the Trust for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as “marking to market”), together with any gain or loss resulting from actual sales or other dispositions of Section 1256 Contracts, must be taken into account by the Trust in computing its taxable income for such year. If a Section 1256 Contract held by the Trust at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark-to-market” rules.

With certain exceptions, capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Under certain circumstances, long-term capital gains recognized by individuals may qualify for reduced rates of tax.

In General

The Trust will be treated, for U.S. federal income tax purposes, as owning the Index Futures and the Collateral Assets. It is expected that the Trust’s items of income or loss, as the case may be, will consist primarily of (1) capital gain or loss, as the case may be, in respect of the Index Futures, computed annually under the “mark-to-market” rules applicable to Section 1256 Contracts described above, (2) adjustments to such capital gain or loss, as the case may be, in respect of the Index Futures upon their expiration or upon disposition of an Index Futures position by the Trust and (3) interest income on non-cash Collateral Assets, and if applicable, gain or loss on the disposition of such Collateral Assets.

Gain or loss on Index Futures or on securities held as collateral generally will be equal to the difference between the amount realized on the sale or other disposition thereof and the adjusted tax basis of the Index Futures or securities, respectively. In the case of Index Futures, with certain exceptions, such gain or loss will be characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Gain or loss on the securities held by the Trust to collateralize its Index Futures positions, which will generally consist of three-month U.S. Treasury securities, are expected to be characterized as short-term capital gains or losses, but gain or loss on any such securities that are held by the Trust for more than one year will be characterized as long-term capital gain or loss. Interest or dividends accrued or paid on the securities held by the Trust to collateralize its Index Futures positions will be taxable to you as ordinary income. If any of the securities are treated as issued with original issue discount, you generally will be required to include the original issue discount in income.

Under certain circumstances, loss deductions are disallowed where they result from wash sales of stock or securities. A wash sale occurs if stock or securities are sold at a loss and the seller acquires substantially identical stock or securities within a certain time period before or after the sale. The Trust should not be subject to the wash sale rules in connection with the sale or disposition of Index Futures, because the Index Futures do not constitute securities for purposes of these rules.

Because you will be treated as a beneficial owner of an interest in a partnership, you will be required to include in income the Trust’s items of income, gain, loss, deduction, expense and credit that are allocated to you for the Trust’s taxable year ending with or within your taxable year, regardless of whether any distributions are made to you. Accordingly, you may be required to include amounts in income without a corresponding current receipt of cash if the Trust earns taxable income but does not make corresponding cash distributions. For example, you may incur income tax liabilities in excess of cash distributions on Shares as a result of the “mark-to-market” rules applicable to Section 1256 Contracts, as a result of adjustments to the capital gain or loss computed for a Section 1256 Contract when it is closed out (by offset or otherwise), expires or from the disposition of such Section 1256 Contract in connection with the redemption by an Authorized Participant of a Basket, and as a result of interest earned by the Trust on the securities it holds to collateralize its Index Futures positions or from amounts deposited with the Clearing FCM or the Trust Administrator.

Distributions on the Shares

Distributions on the Shares generally will not be taxable to you, except to the extent that the cash you receive exceeds your adjusted tax basis in the Shares. Cash distributions in excess of your adjusted tax basis in the Shares generally will be treated as gain from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Upon a liquidating distribution of cash by the Trust (a distribution to you that terminates your interest in the Trust), you generally will recognize gain or loss from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Sale, Exchange or Other Taxable Disposition of Shares

Upon the sale, exchange or other taxable disposition of Shares, you generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition and your adjusted tax basis in the Shares. Your adjusted tax basis in your Shares generally will be equal to the amount you paid for your Shares (1) increased by any income or gain of the Trust that is allocated to you, and by the amount of any contributions you make to the capital of the Trust as part of the creation of a Basket, and (2) decreased, but not below zero, by any loss or expense of the Trust that is allocated to you, and by the amount of any cash and the tax basis of any property distributed (or deemed distributed) to you. For a description of the allocation of income, gain, loss and expense to you, see “—Partnership Allocations and Adjustments.”

Creation and Redemption of Baskets

If the Trust transfers or otherwise disposes of an Index Futures position in connection with the redemption of a Basket, the disposition will generally give rise to gain or loss that will be allocated in part to you. However, holders of Shares other than Authorized Participants (or holders for which an Authorized Participant is acting) generally are not expected to recognize gain or loss directly as a result of an Authorized Participant’s creation or redemption of a Basket. An Authorized Participant’s creation or redemption of a Basket also may affect the portion of the Trust’s tax basis in the Trust’s assets that is allocated to you, which could affect the amount of gain or loss allocated to you under the “mark-to-market” system applicable to Section 1256 Contracts, or on the closing out (whether by offset or otherwise), expiration or disposition of an Index Futures position by the Trust.

Distributions of Index Futures to Authorized Participants in connection with redemptions of Baskets may give rise to character and timing mismatches between gain or loss recognized by the Authorized Participant on the Index Futures and gain or loss recognized on any Shares retained by the Authorized Participant (or, if relevant, a holder of Shares for which an Authorized Participant is acting). In a nonliquidating distribution, the Authorized Participant generally will receive a carryover basis in the Index Futures distributed to it (assuming that such carryover basis does not exceed the holder’s outside basis in its Shares) and the holder will reduce its outside basis in the Shares it retains after the redemption by the sum of the basis it takes in the Index Futures and the amount of cash, if any, it receives. Thus, for example, an Authorized Participant that is a dealer in securities who receives a distribution of Index Futures generally will recognize capital gain or loss on such Index Futures in the year of the distribution under the special “mark-to-market” rules applicable to regulated futures contracts under Section 1256 of the Code but may recognize in the same year an offsetting amount of ordinary income or loss on any Shares it retains after the redemption under the regular “mark-to-market” rules that apply to dealers in securities. Similarly, an Authorized Participant (or other redeeming holder of Shares) that is not a dealer in securities who receives a distribution of Index Futures generally will recognize capital gain or loss on such Index Futures in the year of the distribution under the special “mark-to-market” rules applicable to regulated futures contracts but generally will not recognize gain or loss with respect to the Shares it retains after the redemption until it disposes of such Shares. Different rules would apply if a creation of Shares and a redemption of Shares were treated as a “disguised sale” under special rules applicable to certain contributions to and redemptions from a partnership. The Trust intends to take the position that the disguised sale rules generally do not apply. Authorized Participants (and other redeeming holders of Shares for which an Authorized Participant is acting) are urged to consult their own tax advisor with regard to the tax consequences to them of redemption of Shares, including whether the Authorized Participant (or other redeeming holder of Shares) is obligated to file a disguised sale disclosure statement with its tax return.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Holder’s share of losses and expenses of the Trust is subject to certain limitations, including, but not limited to, rules providing that: (1) you may not deduct the Trust’s losses that are allocated to you in excess of your adjusted tax basis in your Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; and (3) a non-corporate U.S. Holder may deduct its share of expenses of the Trust only to the extent that such share, together with such non-corporate U.S. Holder’s other miscellaneous itemized deductions, exceeds 2% of such non-corporate U.S. Holder’s adjusted gross income. The annual allocation from the Trust will be reported to the Sponsor as an expense of the kind subject to the limitation on miscellaneous itemized deductions. To the extent that a loss or expense that you cannot deduct currently is allocated to you, you may be required to report taxable income in excess of your economic income or cash distributions to you on the Shares. You are urged to consult your own tax advisor with regard to these and other limitations on your ability to deduct losses or expenses with respect to the Trust.

Partnership Allocations and Adjustments

For U.S. federal income tax purposes, your share of the Trust’s income, gain, loss, deduction and other items will be determined by the Trust Agreement, unless an allocation under these agreements does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to you for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you. Holders with questions regarding partnership allocations and adjustments or other tax matters may obtain further information from the Sponsor at the following number: 1-800-iShares or 1-800-474-2737.

Monthly Allocation and Revaluation Conventions

In general, the Trust’s taxable income and losses will be determined monthly and will be apportioned among the holders of Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in the Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, the person that was treated for U.S. federal income tax purposes as holding a Share as of the close of the last trading day of the preceding month will be treated as continuing to hold that Share until immediately before the close of the last trading day of the following month. As a result, a holder that is transferring its Shares or whose Shares are redeemed prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for these purposes when the transfer is completed without regard to the Trust’s monthly convention for allocating income and deductions. In that event, the Trust’s allocation method might be viewed as violating that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, the Trust generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Trust’s assets. This will result in the allocation of items of the Trust’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Trust's assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Trust generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Trust generally will credit or debit, respectively, the “book” capital accounts of holders of existing Shares with any unrealized gain or loss in the Trust’s assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Trust’s assets at the time it acquires the Shares or (2) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Trust’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Trust’s monthly allocation or monthly revaluation convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among the holders of Shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Trustee is authorized to revise the Trust’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the holders’ interest in the Trust.

Under proposed Treasury regulations, if finalized in the form proposed, publicly traded partnerships like the Trust generally would be permitted to use monthly allocation conventions similar to those used by the Trust with respect to most transfers of partnership interests. It appears that existing publicly traded partnerships such as the Trust would not be subject to certain portions of the proposed regulations when finalized. The Trustee may amend the allocation conventions of the Trust to the extent required or permitted pursuant to these regulations when they are issued in final form.

Section 754 Election

The Trust intends to make the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS. These elections generally will require each purchaser of Shares to adjust its proportionate share of the tax basis in the Trust’s assets (“inside basis”) to fair market value, as reflected in the purchase price for the purchaser’s Shares, as if the purchaser had acquired a direct interest in the Trust's assets. These adjustments are attributed solely to a purchaser of Shares and are not added to the tax basis of the Trust's assets associated with other holders of Shares. Generally the Section 754 election is intended to eliminate the disparity between a purchaser’s outside basis in its Shares and the Trust’s corresponding inside basis in its assets such that the amount of gain or loss that will be allocated to the purchaser on the disposition by the Trust of its assets (for example, on the expiration or disposition of an Index Futures position) will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its Shares. Depending on the relationship between a holder’s purchase price for Shares and its interest in the unadjusted share of the Trust’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded interests in partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to the Trust, the Trust will apply certain assumptions and conventions in determining and allocating the basis adjustments. It is possible that the IRS will successfully assert that the assumptions and conventions utilized by the Trust do not satisfy the technical requirements of the Code or the Treasury regulations and will require different basis adjustments to be made. If such different adjustments were required, some holders could be adversely affected.

In order to make the basis adjustments permitted by Section 754, the Trust will be required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. The Trust will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Trust will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Trust makes based on the information they are able to obtain will be effective in eliminating disparity between a holder’s outside basis in its Shares and its interest in the inside basis in the Trust’s assets.

Constructive Termination

The Trust will experience a constructive termination for tax purposes if there is a sale or exchange of 50% or more of the total Shares within a 12-month period. Although the Trust would continue to exist as a Delaware statutory trust, a constructive termination would, among other things, result in the closing of the Trust’s taxable year for all holders of Shares. A constructive termination occurring on a date other than December 31 would result in the Trust filing two tax returns, and each holder of Shares could receive two Schedules K-1, for one calendar year. However, pursuant to an IRS relief procedure for publicly traded partnerships that have constructively terminated, the IRS may allow the Trust to provide a single Schedule K-1 to each holder of Shares for the tax year in which the termination occurs. In the case of a holder of Shares reporting on a taxable year other than a fiscal year ending December 31, the closing of the Trust’s taxable year may result in more than 12 months of its taxable income or loss being includable in its taxable income for the year of termination. The Trust would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Trust were unable to determine that the termination had occurred.

Other Matters

Borrowing of Shares

If your Shares are borrowed (or rehypothecated) by your broker and sold to a third party, for example as part of a loan to a “short seller” to cover a short sale of Shares, you may be considered as having disposed of those Shares. If so, you would no longer be a beneficial owner of a pro rata portion of the Shares during the period of the loan and may recognize gain or loss from the disposition. In addition, during the period of the loan, (1) the Trust’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by you, and (2) any cash distributions received by you with respect to those Shares could be fully taxable, likely as ordinary income. Accordingly, if you desire to avoid the risk of income recognition from a loan of your Shares, you should modify any applicable brokerage account agreements to prohibit your broker from borrowing your Shares.

These rules should not affect the amount or timing of items of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the Shares.

Information Reporting with Respect to Shares

As described above under “—Classification of the Trust,” as a result of statements by the IRS on the classification of trusts similar to the Trust, the Trust files a partnership return rather than a trust return.

Tax information will be reported to investors on an IRS Schedule K-1 for each calendar year as soon as practicable after the end of each such year but in no event later than March 15. Each Schedule K-1 provided to a holder of Shares will set forth the holder’s share of the Trust’s items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. Holder to complete its tax return with respect to its investment in the Shares.

Each holder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

As described above under “Partnership Allocations and Adjustments—Monthly Allocation and Revaluation Conventions,” the partnership tax rules generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that certain adjustments be made based on daily valuations. These regulations do not contemplate monthly allocation conventions of the kind that will be used by the Trust. If the IRS does not accept the monthly reporting convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among investors. If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors. The Trustee is authorized to revise the Trust’s allocation method to comply with applicable law.

Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain types of transactions to the IRS (“Reportable Transactions”). Under these regulations, a U.S. Holder who disposes of Shares and recognizes a loss with respect to such disposition in excess of certain thresholds would be required to report the loss on Form 8886 (Reportable Transaction Statement). The loss threshold is $10 million in any single taxable year or $20 million in any combination of taxable years for corporations, and $2 million in any single taxable year or $4 million in any combination of taxable years for most partnerships, individuals, S corporations or trusts. You should consult with your tax advisor regarding any tax filing and reporting obligation that may apply in connection with acquiring, owning and disposing of Shares.

Tax Audits

Under the Code, adjustments in tax liability with respect to the Trust’s items generally will be made at the Trust level in a partnership proceeding rather than in separate proceedings with each Shareholder. The Sponsor will represent the Trust as its “Tax Matters Partner” during any audit and in any dispute with the IRS. Each Shareholder will be informed of the commencement of an audit of the Trust. In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the Shareholders.

Adjustments resulting from an IRS audit may require each Shareholder to adjust a prior year’s liability, and possibly may result in an audit of such Shareholder's return. Any audit of a Shareholder’s return could result in adjustments not related to the Trust’s returns as well as those related to the Trust’s returns.

The Tax Matters Partner will make some elections on the Trust’s behalf and on behalf of the Trust’s Shareholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against the Trust’s Shareholders for items in the Trust’s returns. The Tax Matters Partner may bind a Shareholder with less than a 1% profits interest in the Trust to a settlement with the IRS unless that Shareholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all Shareholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any Shareholder having at least a 1% interest in profits or by any group of Shareholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each Shareholder with an interest in the outcome may participate.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax generally is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Trust) in which it is a partner. However, if a tax-exempt entity’s acquisition of a partnership interest is debt-financed, or the partnership incurs “acquisition indebtedness,” all or a portion of the income or gain attributable to the “debt-financed property” would also be included in UBTI regardless of whether such income would otherwise be excluded as dividends, interest or capital gains. The income of the Trust will be passive investment income generally excluded from UBTI and the Trust will not incur “acquisition indebtedness.” Thus, if you are a tax-exempt entity and your acquisition of the Shares is not debt-financed, income with respect to the Shares will not be UBTI.

Regulated Investment Companies

Regulated investment companies (“RICs”) such as mutual funds are subject to a 90% annual gross income test and must satisfy certain diversification requirements with respect to their assets (generally at the close of each quarter of the taxable year). Under the income test, at least 90% of a RIC’s gross income must be derived from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or securities or foreign currencies or other income derived with respect to its business of investing in stock, securities or currencies (“RIC Qualifying Income”). In general, income and gains from investments in commodities and futures contracts do not qualify as RIC Qualifying Income. Very generally, under the diversification test, at the close of each quarter of a RIC’s taxable year, at least 50% of the value of its assets must be made up of cash, government securities and securities of other issuers and no more than 25% of the value of its assets may be invested in the securities of a single issuer.

Special rules apply to investments held by a RIC in a qualified publicly traded partnership (“QPTP”). A partnership that is publicly traded will qualify as a QPTP, unless 90% or more of its gross income consists of income that would, if realized by a RIC, count towards the 90% income requirement described above. If a RIC holds interests in a partnership that is a QPTP, qualifying income for purposes of the 90% gross income test includes net income derived from interests in the QPTP and the 25% asset limitation described above applies to the equity securities of the QPTP. If a RIC holds interests in a partnership that is not a QPTP, then the RIC is generally required to look through to its distributable share of the partnership’s gross income for purposes of applying the income test. The IRS has ruled in certain circumstances that a RIC also should look through to the assets of a partnership that is not a QPTP for purposes of the diversification test.

As described above under “Classification of the Trust,” the Trust files a partnership tax return and takes the position that it is treated as a partnership for tax purposes. Consequently, the Trust would generally be treated as a publicly traded partnership. As such, the Trust would qualify as a QPTP if less than 90% of the Trust’s annual gross income constitutes interest, gain from the disposition of securities or other RIC Qualifying Income. In that case, only the RIC’s share of the Trust’s net income would be included in applying the qualified income test and the RIC would be subject to the 25% asset limitation described above with respect to its investment in the Shares.

The Trust would not qualify as a QPTP if 90% or more of the Trust’s annual gross income constitutes interest, gains from the disposition of securities or other RIC Qualifying Income. In that case, the RIC would generally be required to look through to its distributable share of the Trust’s gross income for purposes of applying the income test. Holders that are RICs should consult their tax advisors regarding the application of the diversification test to their investment in the Shares.

Consequently, whether the Shares qualify as interests in a QPTP depends on the type of income recognized by the Trust. Because the Trust’s income depends on the type of investments the Trust makes and the frequency of the Trust’s dispositions of investments and may change over time, no determination can be provided whether the Shares constitute interests in a QPTP. However, the Sponsor will provide information on its website, at www.ishares.com, on a monthly basis on the composition of the Trust’s gross income and assets and will also provide an annual income and asset statement in order to enable a U.S. Holder that is a RIC to make an independent determination regarding the status of the Trust as a QPTP.

Taxation of Non-U.S. Holders of Shares

As used herein, the term “Non-U.S. Holder” means a beneficial owner of Shares that is not a U.S. Holder. The Trust will conduct its activities in such a manner that a Non-U.S. Holder of the Shares who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares.

Thus, if you are a Non-U.S. Holder, interest income allocable to you generally will be considered short-term interest not subject to U.S. withholding or income tax, or “portfolio interest” not subject to 30% U.S. federal income or withholding tax provided that

(i) with respect to “portfolio interest” (1) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of the Clearing FCM, in the case of interest income on amounts deposited with the Clearing FCM or, to the extent Collateral Assets consist of other corporate securities, 10% or more of the total combined voting power of all classes of stock entitled to vote of the issuer of such securities; (2) you are not a controlled foreign corporation for U.S. federal income tax purposes that is related to the Clearing FCM or such issuer, as applicable, through stock ownership; and (3) you certify on IRS Form W-8BEN (or successor form), under penalties of perjury, that you are not a U.S. person and provide your name and address and otherwise satisfy applicable documentation requirements; or

(ii) with respect to any interest paid after June 30, 2014 (other than interest on debt outstanding on July 1, 2014), you hold the Shares through a foreign financial institution or entity that has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution or entity) and, if required, you have provided the withholding agent with a certification identifying your direct and indirect U.S. owners.

Subject to the discussion below, you generally will not be subject to U.S. federal income tax on gains on the sale of the Shares or on your share of the Trust’s gains. However, in the case of an individual Non-U.S. Holder, such holder will be subject to U.S. federal income tax on gains on the sale of Shares or such holder’s share of the Trust’s gains if such Non-U.S. Holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Even if you are eligible for a lower treaty rate, you will be subject to a 30% withholding tax (rather than the lower treaty rate) on dividend payments to you, unless you have provided the withholding agent with an IRS Form W-8BEN or other documentary evidence establishing your entitlement to the lower treaty rate with respect to such payments.

If you are subject to withholding in respect of interest, dividends or gross proceeds paid with respect to your Shares, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Holders are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the Shares.

Each holder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“HIRE”), enacted in 2010, generally impose a new reporting regime and potentially a 30% withholding tax with respect to certain U.S. source income (including dividends and interest) and gross proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends (“Withholdable Payments”). As a general matter, the new rules are designed to require U.S. persons’ direct and indirect ownership of Non-U.S. accounts and Non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership.

The new rules will subject a Non-U.S. Holder’s share of Withholdable Payments and a portion of other payments from Non-U.S. entities (who have entered into FFI Agreements (as defined below)) (“Passthru Payments”) to 30% withholding tax unless such holder provides information, representations and waivers of Non-U.S. law as may be required to comply with the provisions of the new rules. A Non-U.S. Holder that is treated as a “foreign financial institution” will generally be subject to withholding unless it enters into an agreement (a “FFI Agreement”) with the IRS with respect to the foregoing, including reporting certain information to the IRS regarding its U.S. accountholders and those of its affiliates. The new withholding rules generally apply to U.S. source payments made after June 30, 2014, to gross proceeds from the sale or other disposition after December 31, 2018 of property that can produce U.S. source interest or dividends, and to other Passthru Payments made after the later of December 31, 2018 or the date that final regulations defining the term “foreign passthru payment” become effective.

The application of the new withholding rules to a sale or other disposition of an interest in a partnership is unclear, but it is possible that the gross proceeds of the sale or other disposal of an interest in the Trust will be subject to tax under the new withholding rules if such proceeds are treated as an indirect disposal of the Non-U.S. Holder’s interest in assets that can produce U.S. source interest or dividends, unless the selling Non-U.S. Holder provides appropriate reporting information. Holders should consult their own advisors regarding the requirements under HIRE with respect to their own situation.

Backup Withholding

The Trust is required in certain circumstances to backup withhold on certain payments paid to non-corporate holders of Shares who do not furnish to the Trust their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to the fiduciary responsibility provisions of ERISA, as set forth in Title I thereof, (b) plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, (c) entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (each of the foregoing, a “Plan”) and (d) persons who have certain specified relationships to such Plans (“Parties in Interest” under ERISA and “Disqualified Persons” under the Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Life Insurance Co. v. Harris Trust & Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.

Acquisition of Shares

The Sponsor, the Trustee, the Advisor and the Authorized Participants may be Parties in Interest or Disqualified Persons with respect to a number of Plans. Accordingly, the purchase of Shares by a Plan that has such a relationship could be deemed to constitute a transaction prohibited under Section 406 of ERISA or Section 4975 of the Code (e.g., the indirect transfer to or use by or for the benefit of a Party in Interest or Disqualified Person of assets of a Plan). Such transactions may be subject to one or more statutory or administrative exemptions, such as Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions with non-fiduciary service providers; Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager;” PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23,which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager.” Even if all of the conditions specified in one of the foregoing exemptions were satisfied, however, there can be no assurance that such exemption would apply to all of the prohibited transactions that could be deemed to arise in connection with a Plan’s purchase of Shares.

Because of the possibility that a prohibited transaction could occur as a result of the transfer of Index Futures between a Plan and an Authorized Participant, no such transfer shall occur unless such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Accordingly, each Plan and its fiduciary will be deemed to have represented, in connection with a transfer of Index Futures between the Plan and an Authorized Participant, that such transfer will not constitute or result in a non-exempt prohibited transaction by reason of one of the statutory or administrative exemptions described above or another applicable exemption.

Plan Asset Rules

Under Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor (the “DOL”) at 29 C.F.R. Section 2510.3-101 (together with Section 3(42) of ERISA, the “Plan Asset Rules”), as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an “equity interest” will be deemed for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. The Plan Asset Rules define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The Shares should be treated as “equity interests” for purposes of these rules.

One exception provides that an investing Plan’s assets will not include any of the underlying assets of an entity if the equity interest acquired by the Plan is a “publicly-offered security.” A publicly-offered security is defined in the Plan Asset Rules as a security that (a) is freely transferable, (b) is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (c) either (i) part of a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act or (ii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the public offering occurred.

It is anticipated that the Shares will constitute publicly-offered securities under the Plan Asset Rules. Accordingly, Shares purchased by a Plan, but not the assets held in the Trust, should be treated as assets of the Plan for purposes of applying the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

General Investment Considerations

Any Plan fiduciary that proposes to cause a Plan to purchase Shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions to or exemptions from the prohibited transaction provisions of ERISA and the Code are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each Plan fiduciary should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in the Shares. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA.

Certain employee benefit plans, including non-U.S. pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code, are not subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code. Also, some non-U.S. plans and governmental plans may be subject to non-U.S. laws, or U.S. federal, state or local laws, that are, to a material extent, similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. Each fiduciary of a plan subject to such a similar law should make its own determination as to whether an investment in the Shares complies with all applicable requirements under such law.

The sale of Shares to a Plan is in no respect a representation by the Trust, the Sponsor, an Authorized Participant or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

The Trust intends to issue Shares in Baskets to Authorized Participants in exchange for the requisite consideration on a continuous basis, although it may suspend issuances of Shares at any time and has done so in the past because the Trust could not invest the proceeds of new issuances in additional Index Futures positions due to speculative position limits imposed by the CME. As of the date of this prospectus, the Authorized Participants are J.P. Morgan Securities Inc., Goldman, Sachs & Co., Goldman Sachs Execution & Clearing L.P., Merrill Lynch Professional Clearing Corp., SG Americas Securities, LLC and UBS Securities LLC. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that will render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. An Authorized Participant, other broker-dealer firm or any of their respective clients will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the Securities Act.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on NYSE Arca, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share in respect of which it is acting as a statutory underwriter over the price paid by that Authorized Participant in connection with the creation of that Share in a Basket may be deemed to be underwriting compensation. However, such underwriting compensation, together with any other underwriting compensation received in connection with the offering (if any), will not exceed 10% of the gross proceeds in accordance with FINRA Conduct Rule 2310.

The Trust will not pay a selling commission or any other compensation to any Authorized Participant in connection with the creation of Baskets. Investors that purchase Shares through a commission/fee-based brokerage account may, however, pay commissions/fees charged by the brokerage account. It is recommended that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the Securities Act.

The Sponsor intends that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker- dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Any Authorized Participant may make a market in the Shares or the Index Futures. However, no Authorized Participant is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares or the Index Futures.

The Shares are listed on NYSE Arca under the symbol “GSG.”

LEGAL MATTERS

The validity of the Shares has been passed upon for the Sponsor by Richards, Layton & Finger, P.A. Skadden, Arps, Slate, Meagher & Flom LLP, as special United States tax counsel to the Sponsor, has also provided an opinion regarding certain federal income tax matters relating to the Trust and the Shares.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; Incorporation of Certain Information by Reference

This prospectus is a part of a registration statement on Form S-3 filed by the sponsor with the SEC under the Securities Act of 1933. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. For further information about the Trust and about the Shares offered hereby, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document as so filed.

The Trust files annual, quarterly and current reports and other information with the Securities and Exchange Commission (Commission File Number 001-32947). These filings contain important information which does not appear in this prospectus. For further information about the trust, you may read and copy these filings at the SEC’s Internet site (www.sec.gov) or at its public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC allows the “incorporation by reference” of information into this prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC. The following documents filed or to be filed by the Trust are so incorporated by reference:

•	Annual Report of the Trust on Form 10-K for the fiscal year ended December 31, 2015; and

•	All documents subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering.

In addition, unless otherwise provided therein, any reports filed by the Trust with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents and shall automatically update or supersede, as applicable, any information included in, or incorporated by reference into this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

The Sponsor will provide you without charge, upon your written or oral request; a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus. Please direct your written or telephone requests to iShares® Delaware Trust Sponsor LLC, 400 Howard Street, San Francisco, CA 94105, Attention: iShares Product Team (Tel: 415-670-2000). You may also obtain information about the Trust by visiting the iShares® website at www.iShares.com. Information contained in the iShares® website is not part of this prospectus.

The Trustee will furnish you with annual reports as required by the rules and regulations of the SEC, as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants, and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust. The monthly Account Statements for the Trust that are required to be prepared under the CFTC’s rules will be published online at www.ishares.com. You also will be provided with appropriate information to permit you, on a timely basis, to file your United States federal and state income tax returns with respect to your Shares. Additional reports may be posted online at www.ishares.com in the discretion of the Sponsor or Trustee or as required by regulatory authorities.

iShares® S&P GSCI™ Commodity-Indexed Trust

124,400,000 Shares

PROSPECTUS

March 15, 2016

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

iSHARES® S&P GSCI™ COMMODITY-INDEXED TRUST

THIS STATEMENT OF ADDITIONAL INFORMATION IS THE SECOND PART OF A TWO-PART DOCUMENT AND SHOULD BE READ IN CONJUNCTION WITH THE DISCLOSURE DOCUMENT DATED, MARCH 15, 2016. THE DISCLOSURE DOCUMENT AND THIS STATEMENT OF ADDITIONAL INFORMATION ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

March 15, 2016

THE COMMODITY FUTURES MARKETS	2-1
GLOSSARY	2-2

THE COMMODITY FUTURES MARKETS

Futures contracts on physical commodities and commodity indices are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.”

Futures contracts are traded on organized exchanges known as “contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC. The Exchange may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. See “Risk Factors—Risk Factors Relating to the Trust—Exchange position limits and other rules may restrict the creation of Baskets and the operation of the Trust.”

Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

2-1

GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“2010 PD Amending Directive” — Directive 2010/73/EU.

“Adjusted Net Asset Value” — The net asset value of the Trust, as calculated before deducting fees and expenses based on the value of the Trust's assets.

“Advisor” or “BFA” — BlackRock Fund Advisors, a California corporation and an indirect subsidiary of BlackRock, Inc., when acting in its capacity as commodity trading advisor of the Trust. BlackRock Fund Advisors is registered with the CFTC as a commodity trading advisor.

“Advisory Agreement” — The Investment Advisory Agreement between the Trust and the Advisor.

“Affiliates” — Affiliates of the Sponsor, the Advisor and the Trustee, and each of their affiliates, directors, partners, trustees, managing members, officers and employees.

“Authorized Participant” – A person who, at the time of submitting to the Trustee, or any Trust Administrator appointed by the Trustee, an order to create or redeem one or more Baskets (1) is a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) is a DTC Participant, (3) has in effect a valid Authorized Participant Agreement and (4) is in a position to transfer Index Futures and the required cash or other Collateral Assets to, or take delivery of these assets from, the Trustee through one or more accounts.

“Authorized Participant Agreement” — An agreement entered into by an Authorized Participant, the Sponsor and the Trustee that provides the procedures for the creation and redemption of Baskets.

“Authorized Person” — A person authorized by the Financial Conduct Authority in the United Kingdom.

“Basket” — A block of 50,000 Shares (as such number may be increased or decreased pursuant to the Trust Agreement).

“Basket Amount” — The amount of Index Futures and cash (or, in the discretion of the Sponsor, other Collateral Assets), that an Authorized Participant must deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption. The value of the Basket Amount will equal the product of the NAV and the number of Shares constituting a Basket, in each case as of the time of determination.

“BFA” — BlackRock Fund Advisors, a California corporation.

“Business Day” — Any day (1) on which none of the following occurs: (a) NYSE Arca is closed for regular trading, (b) an Exchange is closed for regular trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Trustee determines that it is able to conduct business.

“CERFs” — Commodity excess return futures contracts on the S&P GSCI-ER that were first listed and made available for trading on March 13, 2006.

“CFTC” — Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States, or any successor governmental agency in the United States.

“CIS Order” — Article 14(5) of the FSMA (Promotion of Collective Investment Schemes) (Exemptions) Order 2001, as amended.

“Clearing FCM” — Goldman, Sachs & Co., or any other futures commission merchant appointed by the Sponsor as clearing futures commission merchant for the Trust.

“CME” — The Chicago Mercantile Exchange Inc., or any successor DCM.

“CME Group” — CME Group Inc. and its designated contract markets, including the CME, CBOT, NYMEX, COMEX and KCBT.

“Code” — The United States Internal Revenue Code of 1986, as amended.

2-2

“Collateral Assets” — Cash, U.S. Treasury securities or other short-term securities and similar securities that are eligible as margin deposits for Index Futures under the rules of the related Exchange.

“Commodity Exchange Act” or “CEA” — The United States Commodity Exchange Act of 1936, as amended.

“DCM” — A designated contract market, as defined in the CEA.

“DCM Proposed Rules” — The December 22, 2010 CFTC proposed rules that would require that at least 85% of the total volume of any contract listed on a DCM be executed through the central limit order book, rather than as a block transaction or other non-competitively executed transaction.

“Delaware Trustee” — Wilmington Trust Company, a Delaware trust company.

“Dodd-Frank Act” — The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended.

“DOL” — The U.S. Department of Labor.

“DTC” — The Depository Trust Company, or its successor.

“DTC Participant” — An entity that has an account with DTC.

“EFRP” — An exchange for related positions that involves contemporaneous transactions in futures contracts and the underlying cash commodity or a closely related commodity or OTC instrument.

“ERISA” — The Employee Retirement Income Security Act of 1974, as amended.

“Exchange” — The CME, one of the CME Group Inc.’s DCMs, or any additional or successor DCM through which the Trust trades Index Futures.

“Exchange Act” — The United States Securities Exchange Act of 1934, as amended.

“FCM” — A futures commission merchant, as defined in the CEA.

“FCM Agreement” — The Futures and Options Account Agreement, dated as of December 31, 2013, between the Trust and the Clearing FCM, as amended.

“FCM Rules” — The CFTC rules adopted on April 9, 2012 and effective as of October 1, 2012, regarding the risk management practices of clearing members, which require futures commission merchants to establish risk-based limits on position and order size, amongst other measures.

“FFI Agreement” — An agreement between the IRS and a Non-U.S. Holder that is treated as a “foreign financial institution” that meets the requirements of Section 1471(b)(1) of the Code.

“Financial Promotion Order” — Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended.

“FINRA” — Financial Industry Regulatory Authority, Inc.

“FSMA” — The Financial Services and Markets Act 2000, as amended.

“HIRE” — The Hiring Incentives to Restore Employment Act of 2010, as amended.

“Index” — The S&P GSCI™ Total Return Index, formerly known as the GSCI® Total Return Index. For an explanation of how the Index is calculated, see “The Index and the S&P GSCI-ER—Calculation of the Index.”

“Index Futures” — Exchange-traded futures contracts on the S&P GSCI-ER of various expirations.

“Indirect Participant” — An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Investment Company Act” — The Investment Company Act of 1940, as amended.

“IRS” — The Internal Revenue Service.

2-3

“Master Services Agreement” — The master services agreement, dated as of April 21, 2011, as supplemented by related service modules, each between the Trust and the Trust Administrator, as amended.

“Monthly revaluation convention” — The convention pursuant to which the Trust generally will credit or debit, respectively, the “book” capital accounts of holders of existing Shares with any unrealized gain or loss in the Trust's assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption.

“NASD” — National Association of Securities Dealers.

“NAV” — The net asset value per Share.

“NFA”— National Futures Association.

“Non-U.S. Holder” — A beneficial owner of Shares that is not a U.S. Holder.

“NYSE Arca” — The NYSE Arca Marketplace operated by NYSE Arca Equities, Inc.

“OTC” — Over-the-counter.

“Passthru Payments” — “Passthru payments” within the meaning of Section 1471(d)(7) of the Code.

“Plan” — Any (a) employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of ERISA, as set forth in Title I thereof, (b) plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, (c) entity whose underlying assets include plan assets by reason of a plan’s investment in such entity.

“Plan Asset Rules” — Section 3(42) of ERISA and the regulations issued by DOL at 29 C.F.R. Section 2510.3-101.

“Proposed Position Limits Rules” — The CFTC regulations proposed in November 2013 that impose new federal position limits on futures and options on a subset of energy, metal, and agricultural commodities and economically equivalent swaps.

“Prospectus Directive” — Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State.

“PTCE” — Prohibited Transaction Class Exemption.

“QPTP” — A “qualified publicly traded partnership” within the meaning of Section 851 of the Code.

“Reference contracts” — Futures and options on certain energy, metal, and agricultural commodities, that would be subject to federal position limits under the Proposed Position Limits Rules.

“Relevant Member State” — Each member state of the European Economic Area that has implemented Directive 2003/71/EC.

“Reportable Transaction” — A “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code.

“Reverse section 704(c) allocations” — Allocations of items of the Trust's income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or old Shares are redeemed.

“RIC” — A “regulated investment company” within the meaning of Section 851 of the Code.

“RIC Qualifying Income” — Income derived from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or securities or foreign currencies or other income derived with respect to its business of investing in stock, securities or currencies.

“S&P GSCI™” — The S&P GSCI™ Commodity Index, which is a production-weighted index of the prices of futures contracts on physical commodities. The S&P GSCI™ is administered, calculated and published by the Index Sponsor, and was formerly known as the Goldman Sachs Commodity Index.

2-4

“S&P GSCI-ER” — The S&P GSCI™ Excess Return Index, formerly known as the GSCI® Excess Return Index. For an explanation of how the S&P GSCI-ER is calculated, see “The Index and the S&P GSCI-ER— Calculation of the S&P GSCI-ER”.

“SEC” — The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Section 1256 Contracts” — “Section 1256 contracts” within the meaning of Section 1256 of the Code.

“Securities Act” — The United States Securities Act of 1933, as amended.

“Shareholders” — Owners of beneficial interests in the Shares.

“Shares” — Units of fractional undivided beneficial interest in the net assets of the Trust which are issued by the Trust.

“Sponsor” — iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company, when acting in its capacity as Sponsor of the Trust. The Sponsor is registered with the CFTC as a commodity pool operator.

“Sponsor's Fee” — An allocation to be paid by the Trust to the Sponsor monthly in arrears, which will accrue daily at an annualized rate of up to 0.75% of the Adjusted Net Asset Value of the Trust, subject to adjustment in accordance with the terms of the Trust Agreement.

“Tax Administrator” — PricewaterhouseCoopers LLP, a limited liability partnership formed under the laws of the state of Delaware.

“Tax Matters Partner” — The Sponsor, in its capacity as “tax matters partner” of the Trust within the meaning of Section 6231(a)(7) of the Code.

“Trust” — The iShares® S&P GSCI™ Commodity-Indexed Trust, a Delaware statutory trust formed pursuant to the Trust Agreement.

“Trust Administrator” — State Street Bank and Trust Company, a trust company organized under the laws of Massachusetts.

“Trust Agreement” — The Third Amended and Restated Trust Agreement of the Trust, among the Sponsor, the Trustee and the Delaware Trustee.

“Trustee” — BlackRock Institutional Trust Company, N.A., a national banking association and an indirect subsidiary of BlackRock, Inc., when acting in its capacity as Trustee of the Trust.

“UBTI” — “Unrelated business taxable income” within the meaning of Section 512 of the Code.

“U.S. Holder” — A beneficial owner of Shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Shares.

“Withholdable Payments” — “Withholdable payments” within the meaning of Section 1473(1) of the Code.

IS-P-GSG-0316

2-5

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The trust will not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses will be paid by the sponsor of the trust. The expenses estimated to be incurred in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting compensation, are as set forth below.

Registration fees for the iShares	$186,765.77
Printing and engraving costs	$10,000
Legal fees	$150,000
Total	$346,765.77

Item 15.	Indemnification of Directors and Officers.

Section 5.11(b) of the Trust Agreement provides that the Trustee shall indemnify the Sponsor, its directors, employees, delegees and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) (1) caused by the negligence or bad faith of the Trustee or (2) arising out of any information furnished in writing to the Sponsor by the Trustee expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Shares that is not materially altered by the Sponsor.

Section 5.11(d) of the Trust Agreement provides that the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries and agents shall be indemnified from the Trust and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) negligence, bad faith or willful misconduct or (2) reckless disregard of their obligations and duties under the Trust Agreement.

Section 12 of the Investment Advisory Agreement provides that the Advisor and its shareholders, directors, officers, employees, affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability, cost, expense or judgment (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Investment Advisory Agreement or any actions taken in accordance with the provisions of the Investment Advisory Agreement and incurred without their (1) negligence, bad faith or willful misconduct or (2) reckless disregard of their obligations and duties under the Investment Advisory Agreement.

Item 16.	Exhibits

Exhibit No.	Description
3.1

Restated Certificate of Trust of iShares® S&P GSCI™ Commodity-Indexed Trust is incorporated by reference to Exhibit 3.1(i) to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2007.

4.1

Third Amended and Restated Trust Agreement is incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on January 2, 2014.

4.2	Form of Authorized Participant Agreement is incorporated by reference to Exhibit 4.2 filed with Current Report on Form 8-K on November 29, 2013.

5.1	Opinion of Richards, Layton and Finger, P.A. as to legality for the shares.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to tax matters.

10.1

Investment Advisory Agreement is incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on January 2, 2014.

10.2

Form of Sublicense Agreement is incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1 (No. 333-126810) filed with the Securities and Exchange Commission on May 26, 2006.

10.3

Futures and Options Account Agreement is incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on January 2, 2014.

10.4	Master Services Agreement is incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2013.

10.5

Service Module for Custodial Services is incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on January 2, 2014.

10.6

Service Module for Fund Administrative and Accounting Services is incorporated by reference to Exhibit 10.6 to the registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on January 2, 2014.

10.7

Form of Control Agreement is incorporated by reference to Exhibit 10.7 filed with the registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on April 2, 2014.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Richards, Layton & Finger, P.A., included in Exhibit 5.1.

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP, included in Exhibit 8.1.

24.1	Power of Attorney is included on the signature page of Post-Effective Amendment No. 1 to the registrant’s Registration Statement, filed with the Securities and Exchange Commission on March 11, 2016.

Item 17.	Undertakings.

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on March 15, 2016.

iSHARES® S&P GSCI COMMODITY-INDEXED TRUST

By:	iShares® Delaware Trust Sponsor LLC, its sponsor

By:	/s/ Paul Lohrey
Name:	Paul Lohrey
Title:	Chief Executive Officer, Principal Executive Officer, President

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Chief Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Paul Lohrey	Chief Executive Officer, Principal Executive Officer, President	March 15, 2016
Paul Lohrey

/s/ Jack Gee	Director, Chief Financial Officer, Principal Accounting Officer	March 15, 2016
Jack Gee

/s/ Philip Jensen	Director	March 15, 2016
Philip Jensen**

/s/ Peter F. Landini	Director	March 15, 2016
Peter F. Landini**

/s/ Kimun Lee	Director	March 15, 2016
Kimun Lee**

*	The Registrant is a trust and the persons are signing in their capacities as officers or directors of iShares® Delaware Trust Sponsor LLC, the sponsor of the Registrant.

**	By:	/s/ Jack Gee
Jack Gee Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
3.1

Restated Certificate of Trust of iShares® S&P GSCI™ Commodity-Indexed Trust is incorporated by reference to Exhibit 3.1(i) to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2007.

4.1

Third Amended and Restated Trust Agreement is incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on January 2, 2014.

4.2	Form of Authorized Participant Agreement is incorporated by reference to Exhibit 4.2 filed with Current Report on Form 8-K on November 29, 2013.

5.1	Opinion of Richards, Layton and Finger, P.A. as to legality for the shares.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to tax matters.

10.1

Investment Advisory Agreement is incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on January 2, 2014.

10.2

Form of Sublicense Agreement is incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1 (No. 333-126810) filed with the Securities and Exchange Commission on May 26, 2006.

10.3

Futures and Options Account Agreement is incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on January 2, 2014.

10.4	Master Services Agreement is incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2013.

10.5

Service Module for Custodial Services is incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on January 2, 2014.

10.6

Service Module for Fund Administrative and Accounting Services is incorporated by reference to Exhibit 10.6 to the registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on January 2, 2014.

10.7

Form of Control Agreement is incorporated by reference to Exhibit 10.7 filed with the registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on April 2, 2014.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Richards, Layton & Finger, P.A., included in Exhibit 5.1.

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP, included in Exhibit 8.1.

24.1	Power of Attorney, is included on the signature page of Post-Effective Amendment No. 1 to the registrant's Registration Statement, filed with the Securities and Exchange Commission on March 11, 2016.